Exhibit 4.12

EXECUTION VERSION

UNIVAR INC.

$400,000,000 12% Senior Subordinated Notes due 2018

INDENTURE

Dated as of December 20, 2010

WELLS FARGO BANK, NATIONAL ASSOCIATION

Trustee

i

SECTION 13.12	Multiple Originals	116
SECTION 13.13	Table of Contents; Headings	116
SECTION 13.14	Severability	116
SECTION 13.15	No Adverse Interpretation of Other Agreements	116
SECTION 13.16	Force Majeure	116
SECTION 13.17	U.S.A. Patriot Act	117

EXHIBITS

EXHIBIT A	FORM OF SECURITY

EXHIBIT B	RESTRICTED LEGEND

EXHIBIT C	DTC LEGEND

EXHIBIT D	REGULATION S CERTIFICATE

EXHIBIT E	RULE 144A CERTIFICATE

EXHIBIT F	INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE

EXHIBIT G	CERTIFICATE OF BENEFICIAL OWNERSHIP

EXHIBIT H	TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

EXHIBIT I	SUPPLEMENTAL INDENTURE

EXHIBIT J	FORM OF AFFILIATE SUBORDINATION AGREEMENT

SCHEDULES

SCHEDULE 1.01	EXISTING INVESTMENTS

v

CROSS-REFERENCE TABLE

TIA Section		Indenture Section

310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N/A
	(a)(4)	N/A
	(b)	7.08; 7.10
	(c)	N/A
311	(a)	7.11
	(b)	7.11
	(c)	N/A
312	(a)	2.05
	(b)	12.03
	(c)	12.03
313	(a)	7.06
	(b)(1)	N/A
	(b)(2)	7.06
	(c)	12.02
	(d)	7.06
314	(a)	4.02; 4.09
	(b)	N/A
	(c)(1)	12.04
	(c)(2)	12.04
	(c)(3)	12.04
	(d)	N/A
	(e)	12.05
	(f)	N/A
315	(a)	7.01
	(b)	7.05; 12.02
	(c)	7.01
	(d)	7.01
	(e)	6.11
316	(a) (last sentence)	12.06
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	N/A
	(b)	6.07
	317(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.03
318	(a)	12.01

N/A means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be part of this Indenture.

INDENTURE dated as of December 20, 2010, among UNIVAR INC., a Delaware corporation (the “Issuer”), the guarantors from time to time party hereto and WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association (or any successor trustee, the “Trustee”).

WITNESSETH

Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (i) the Issuer’s 12% Senior Subordinated Notes due 2018 issued on the Closing Date and (ii) if and when issued as provided in a Registration Rights Agreement, the Issuer’s 12% Senior Subordinated Notes due 2018 issued in a Registered Exchange Offer (as defined below) in exchange for any Securities referred to in clause (i):

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01 Definitions.

“Acquired Debt” means, with respect to any specified Person:

(1) Debt of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Debt incurred in connection with, or in contemplation of, such other Person’s merging with or into or becoming a Restricted Subsidiary of such specified Person; and

(2) Debt secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transaction by which the Issuer or one of its subsidiaries will acquire the Basic Chemical Solutions, L.L.C.

“Acquisition Agreement” means the Purchase and Sale Agreement, dated as of October 10, 2010, among Basic Chemical Solutions, L.L.C., each of the Sellers party thereto and the Issuer, as the same may be amended, supplemented, waived or otherwise modified from time to time, in each case with no waiver or modification thereto that is materially adverse to the interests of the Purchasers without the prior written consent of each Initial Purchaser (not to be unreasonably withheld or delayed) (it being understood that any change in the price being paid for the Acquisition (other than pursuant to Section 2.06 of the Acquisition Agreement) and any waiver or modification with respect to the definition of “Material Adverse Effect” shall be deemed to be material and adverse to the interests of the Initial Purchasers)

“Additional Interest” has the meaning set forth in a Registration Rights Agreement.

“Affiliate” of any specified Person means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

“Affiliate Subordinated Debt” means Subordinated Debt of the Issuer or any Restricted Subsidiary issued to or held by a Person that is an Affiliate of the Issuer (other than a Restricted Subsidiary of the Issuer) immediately prior to the acquisition of such Subordinated Debt by such Person (a) the principal amount of which has a Stated Maturity no earlier than, and is not subject to amortization thereof prior to, six months after the Stated Maturity of the principal of the Securities and (b) that is contractually subordinated and junior in right of payment to all Obligations of the Issuer or such Restricted Subsidiary under the Securities and this Indenture pursuant to a subordination agreement substantially in the form of Exhibit J or otherwise as reasonably acceptable to the Required Holders.

“Affiliated CD&R Debt Fund” means an Affiliate of CD&R that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, notes, bonds and similar extensions of credit or securities in the ordinary course and with respect to which neither CD&R nor any of its Subsidiaries or any of the investment professionals employed by CD&R directs or influences the investment policies of such entity or receives confidential information with respect thereto.

“Agent” means any Registrar, Paying Agent or Authenticating Agent.

“Agent Member” means a member of, or a participant in, the Depositary.

“Applicable Premium” means, with respect to any Security at any redemption date, the excess of (A) the present value at such time of (1) the redemption price of such Security at the second anniversary of the Closing Date (such redemption price being set forth in the table in Section 3.07(a) plus (2) all required interest payments due on such Security through the second anniversary of the Closing Date (excluding accrued but unpaid interest), computed using a discount rate equal to the Treasury Rate plus 50 basis points and applied quarterly, over (B) the principal amount of such Security on the date of redemption; provided, however, that in no event shall the Applicable Premium be less than zero.

“Asset Sale” means:

(1) the sale, lease (as lessor), conveyance or other voluntary disposition of any assets or rights (including by way of merger or consolidation or a sale and leaseback) of the Issuer (excluding the sale of Equity Interest of the Issuer) or any of its Restricted Subsidiaries; provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of the Issuer and its Restricted Subsidiaries taken as a whole shall be governed by Section 5.01 or 5.02 and not by Section 4.06, and

(2) the issue or sale by the Issuer or any of its Restricted Subsidiaries of Equity Interests of any of the Issuer’s Restricted Subsidiaries (other than director’s qualifying shares or shares required by applicable law to be held by a Person other than the Issuer or any of its Restricted Subsidiaries), in the case of either clause (1) or (2), whether in a single transaction or a series of related transactions that have a fair market value in excess of $5.0 million.

Notwithstanding the foregoing, the following shall not be Asset Sales:

(a) a transfer of assets or an issuance of Equity Interests by a Restricted Subsidiary to the Issuer, any Wholly Owned Restricted Subsidiary or any Restricted Subsidiary that is a Guarantor or a transfer of assets by the Issuer to a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor;

(b) the making of any Restricted Payment that is permitted by Section 4.04 (including any formation of or contribution of assets to a Subsidiary or joint venture), the making of any Permitted Investment or the granting of any Lien permitted by Section 4.10;

(c) any disposition of property or assets (including inventory and accounts receivable) of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business, or that in the reasonable judgment of the Issuer, have become uneconomic, obsolete, damaged or worn out or that are no longer used or useful in the business of the Issuer and its Restricted Subsidiaries;

(d) the disposition of Cash Equivalents or cash;

(e) leases, subleases, assignments, licenses or sublicenses (on a non-exclusive basis with respect to any intellectual property) of real, personal or intellectual property in the ordinary course of business;

(f) the disposition of property (including like-kind exchanges) to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are promptly applied to the purchase price of such replacement property, in each case under Section 1031 of the Internal Revenue Code or otherwise;

(g) the disposition of Investments in joint ventures (regardless of the form of legal entity) to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(h) dispositions of accounts receivable in connection with the collection or compromise thereof;

(i) transfers of property subject to casualty, condemnation or eminent domain proceedings (including in lieu thereof) upon the receipt of the net cash proceeds therefor;

(j) voluntary terminations of Hedging Obligations;

(k) sales of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” to a Securitization Subsidiary in connection with any Qualified Securitization Financing;

(l) any transfer of Securitization Assets and related assets of the type specified in the definition of “Securitization Financing” (or a fractional undivided interest therein) by a Securitization Subsidiary in a Qualified Securitization Financing;

(m) any dispositions (including sale and leaseback transactions) by a Foreign Subsidiary designed to generate foreign distributable reserves and which are not adverse to the Holders in any material respect;

(n) any disposition that constitutes a Change of Control;

(o) transactions contemplated by Section 5.03 hereof;

(p) any issuance or sale of Equity Interests in, or Debt or other securities of an Unrestricted Subsidiary;

(q) dispositions of accounts receivable of Foreign Subsidiaries pursuant to factoring arrangements that would otherwise be permitted to be incurred as Indebtedness hereunder pursuant to clauses (3)(ii), (4) (with respect to Indebtedness incurred under clause (3)(ii)), (5) or (10) of Section 4.03(b) (it being understood that upon any such Disposition, the amount of the uncollected receivable shall be deemed to be Indebtedness for purposes of Section 4.03 until the transferee has collected an amount from the account debtor at least equal to the amount paid to the applicable Subsidiary in respect of such accounts receivable); and

(r) dispositions of Subsidiaries with no assets.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction (including any period for which such lease has been extended); provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Debt represented thereby shall be determined in accordance with the definition of “Capital Lease Obligation”.

“Authenticating Agent” refers to a Person engaged to authenticate the Securities in the stead of the Trustee.

“Beneficial Owner,” “Beneficially Own” and “Beneficial Ownership” have the meanings assigned to such terms in Rule 13d-3 and Rule 13d-5, under the Exchange Act, except that in calculating the Beneficial Ownership of any particular “person” or “group,” as such terms are used in Section 13(d)(3) of the Exchange Act, (i) such person or group shall be deemed to have Beneficial Ownership of all shares of Capital Stock that such person or group has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition and (ii) for purposes of clause (3) of the definition of “Change of

Control” only, in the case of a “group” pursuant to Rule 13d-5(b)(1) of the Exchange Act which group includes one or more members of the Initial Control Group (or one or more members of the Initial Control Group are deemed to share beneficial ownership with one or more other persons of any shares of Capital Stock), (a) such “group” shall be deemed not to have Beneficial Ownership of any shares held by a member of the Initial Control Group forming a part of such group and (b) any person (other than a member of the Initial Control Group) that is a member of such group (or sharing such Beneficial Ownership) shall be deemed not to have Beneficial Ownership of any shares held by a member of the Initial Control Group that is a part of such group (or in which such person shares Beneficial Ownership).

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or (except if used in the definition of “Change of Control”) any authorized committee of the Board of Directors of such Person;

(2) with respect to a partnership, the Board of Directors of the general partner of the partnership; and

(3) with respect to any other Person, the board or committee of such Person serving a similar function.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions in New York State or the state in which the Corporate Trust Office is located are authorized or required by law to close.

“Capital Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP. The Stated Maturity of any Capital Lease Obligation is the date of the last payment of rent or any other amount due under such lease prior to the first date such lease may be terminated without penalty.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of a partnership, unlimited liability company or limited liability company, partnership or membership interests (whether general or limited); and

(3) in the case of an association or other business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock.

“Cash Equivalents” means:

(1) securities issued or unconditionally guaranteed by the government of the United States, the United Kingdom or any member state of the European

Union whose legal tender is the euro, or in each case, any agency or instrumentality thereof having maturities of not more than two years from the date of acquisition;

(2) securities issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof having maturities of not more than 2 years from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings generally obtainable from either S&P or Moody’s;

(3) commercial paper rated “A-2” by S&P or “P-2” or better by Moody’s and in each case maturing within two years after the date of creation thereof and, at the time of acquisition;

(4) domestic and LIBOR certificates of deposit or bankers’ acceptances maturing no more than one year after the date of acquisition thereof issued by any bank having combined capital and surplus of not less than $500,000,000

(5) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank or trust company having capital and surplus in excess of $250,000,000 million in the case of U.S. banks and $100,000,000 (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(6) repurchase agreements with a term of not more than 12 months for underlying securities of the types described in clauses (2), (3) and (5) above entered into with any financial institution meeting the qualifications specified in clause (3) above or securities dealers of recognized national standing

(7) readily marketable direct obligations with a rating of at least “P-2” or “A-2” from either Moody’s or S&P, respectively (or if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within two years after the date of creation;

(8) instruments equivalent to those referred to in clauses (1) to (7) above denominated in euro or pounds sterling or any other foreign currency comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States to the extent reasonably required in connection with any business conducted by any Restricted Subsidiary organized in such jurisdiction;

(9) investment funds investing at least 95% of their assets in securities of the types described in clauses (1)-(8) above.

(10) Debt issued by Persons rated not less than “A” by S&P or “A2” by Moody’s having a maturity not more than two years from the date of acquisition;

(11) shares of investment companies that are registered under the Investment Company Act of 1940 and substantially all the investments of which are one or more of the types of securities described in clauses (1)-(10) above; and

(12) in the case of Investments by the Issuer or any Foreign Subsidiary, other customarily utilized high-quality Investments in the country where the Issuer or such Foreign Subsidiary is located or operates.

“CD&R” means Clayton, Dubilier & Rice, LLC and any successor in interest thereto, and any successor to its investment management business.

“CD&R Group” means (a) CD&R, (b) Clayton, Dubilier & Rice Fund VIII, L.P. and its successors in interest and (c) any investment fund or vehicle managed, sponsored or advised by CD&R or any Affiliate thereof, and any Affiliate of or successor to any such investment fund or vehicle, excluding, in each case, any operating portfolio company of any of the foregoing.

“CD&R Purchase Agreement” means the Stock Purchase Agreement, dated as of August 31, 2010, among Univar, the Issuer and the CD&R Group.

“CD&R Purchase Transaction” means the acquisition by the CD&R Group (and, if determined by the CD&R Group, one or more co-investors other than the members of the Initial Control Group) on the CD&R Purchase Transaction Date of the Equity Interests (other than Disqualified Equity Interests) of the Issuer from the Issuer and Univar pursuant to the CD&R Purchase Agreement and the other transactions contemplated thereby.

“CD&R Purchase Transaction Date” means November 30, 2010, the date of the closing of the CD&R Purchase Transaction.

“CD&R Purchase Transaction Fee” means (x) $30,000,000 payable to certain members of the Initial Control Group and (y) $30,000,000 payable to the CD&R Group, in each case, in connection with the CD&R Purchase Transaction.

“Certificate of Beneficial Ownership” means a certificate substantially in the form of Exhibit G.

“Certificated Security” means a Security in registered individual form without interest coupons.

“Change of Control” means the occurrence of any of the following events:

(1) at any time prior to a Qualified IPO, (a) the Initial Control Group ceases to be the Beneficial Owner, directly or indirectly, of Voting Stock representing at least 50% of the total voting power of the Voting Stock of (x) so long as the Issuer is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the Issuer is

not a Subsidiary of a Parent Entity, the Issuer and (b) the Sponsor and the Management Investors do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of (x) so long as the Issuer is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is Subsidiary of a Parent Entity) and (y) if the Issuer is not a Subsidiary of a Parent Entity, the Issuer;

(2) at any time on or after a Qualified IPO (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than one or more members of the Initial Control Group, becomes the Beneficial Owner, directly or indirectly of Voting Stock representing more than 35% of the total voting power of the Voting Stock of (x) so long as the Issuer is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) and (y) if the Issuer is not a Subsidiary of a Parent Entity, the Issuer, and (b) (i) the Initial Control Group is not the Beneficial Owner of Voting Stock representing at least an equal percentage of the total voting power of the Voting Stock of such Parent Entity (other than a Parent Entity that is a Subsidiary of a Parent Entity) or the Issuer, as applicable and (ii) the Sponsor and the Management Investors do not have the right or ability by voting power, contract or otherwise to elect or designate for election a majority of the Board of Directors of (x) so long as the Issuer is a Subsidiary of any Parent Entity, such Parent Entity (other than a Parent Entity that is Subsidiary of a Parent Entity) and (y) if the Issuer is not a Subsidiary of a Parent Entity, the Issuer; and

(3) Continuing Directors shall not constitute at least a majority of the Board of Directors of the Issuer.

“Closing Date” means December 20, 2010.

“Commission” means the Securities and Exchange Commission or any successor agency.

“Commodity Hedging Agreements” means any futures contract or other similar agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in commodities prices.

“Consolidated Cash Flow” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period, plus:

(1) without duplication, to the extent deducted (and not added back) in arriving at such Consolidated Net Income, the sum of the following amounts for the Issuer and the Restricted Subsidiaries for such period:

(a) Consolidated Interest Expense;

(b) provision for taxes based on income, profits or capital (or any alternative in lieu of), including federal, foreign state, franchise, excise and similar taxes and foreign withholding taxes paid or accrued during such period, including any penalties and interest relating to any tax examinations, including payments made pursuant to any tax sharing agreements or arrangements among the Issuer, its Restricted Subsidiaries and any direct or indirect parent company of the Issuer (so long as such tax sharing payments are attributable to the operations of the Issuer and its Restricted Subsidiaries);

(c) depreciation and amortization expense of such Person and its Restricted Subsidiaries on a consolidated basis and otherwise determined in accordance with GAAP;

(d) the amount of any interest expense of any minority interest;

(e) management, monitoring, consulting and advisory fees and related expenses paid to the Sponsor and to the CD&R Group in an amount not to exceed the maximum amount permitted under Section 4.07(b)(1);

(f) any costs or expenses pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such costs or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer;

(g) to the extent covered by insurance and actually reimbursed, or, so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer and only to the extent that such amount is (A) not denied by the applicable carrier in writing within 180 days and (B) in fact reimbursed within 365 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 365 days), expenses with respect to liability or casualty events or business interruption

(h) expenses (i) to the extent covered by contractual indemnification or refunding provisions in favor of the Issuer or a Restricted Subsidiary and actually paid or refunded, or, (ii) so long as the Issuer has made a determination that there exists reasonable evidence that such amount will in fact be paid or refunded by the indemnifying party or other obligor and only to the extent that such amount is (A) not denied by the applicable indemnifying party or obligor in writing within 90 days and (B) in fact reimbursed within 180 days of the date of such evidence (with a deduction for any amount so added back to the extent not so reimbursed within such 180 days);

(i) Securitization Fees to the extent deducted in calculating Consolidated Net Income for such period; and

(j) any other non-cash charges or expenses reducing Consolidated Net Income except to the extent representing accruals or reserves for future cash expenditures.

minus

(2) without duplication and to the extent included in arriving at such Consolidated Net Income, the sum of the following amounts for the Issuer and its Restricted Subsidiaries such period:

(a) extraordinary gains and unusual or non-recurring gains;

(b) non-cash gains (excluding any non-cash gain to the extent it represents the reversal of an accrual or reserve for a potential cash item that reduced Consolidated Cash Flow in any prior period);

(c) gains on asset sales (other than asset sales in the ordinary course of business), and

(d) any net after-tax income from the early extinguishment of Debt or hedging obligations or other derivative instruments,

in each case, as determined on a consolidated basis for the Issuer and the Restricted Subsidiaries in accordance with GAAP.

“Consolidated Fixed Charge Coverage Ratio” means with respect to any Person for any period consisting of such Person’s and its Restricted Subsidiaries’ most recently ended four fiscal quarters, the ratio of the Consolidated Cash Flow of such Person and its Restricted Subsidiaries for such period to the Fixed Charges of such Person and its Restricted Subsidiaries for such period. In the event that the Issuer or any of its Restricted Subsidiaries incurs, assumes, Guarantees or redeems any Debt (other than revolving credit borrowings) or issues or redeems Preferred Stock, in each case subsequent to the commencement of the period for which the Consolidated Fixed Charge Coverage Ratio is being calculated but prior to the date on which the event for which the calculation of the Consolidated Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee or redemption of Debt, or such issuance or redemption of Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter reference period, provided that no pro forma effect shall be given to the incurrence of any Permitted Debt incurred on the Calculation Date or the discharge on the Calculation Date of any Debt from the proceeds of any such Permitted Debt.

For purposes of making the computation referred to above, Investments, acquisitions (including the Acquisition), dispositions, mergers and consolidations that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date, and discontinued operations determined in accordance with GAAP on or prior to the Calculation Date, shall be given effect on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers and consolidations or discontinued operations (and the reduction or increase of any associated Fixed Charges, and the change in Consolidated Cash Flow, resulting therefrom, including as a result of any Pro Forma Cost Savings) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any Restricted Subsidiary since the beginning of such period shall have made any Investment, acquisition, disposition, merger or consolidation or discontinued an operation, that would have required adjustment pursuant to this definition, then the Consolidated Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger or consolidation or discontinued operations had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a financial or accounting officer of the Issuer. If any Debt to which pro forma effect is given bears interest at a floating rate, the interest expense on such Debt shall be calculated as if the rate in effect on the Calculation Date had been the applicable interest rate for the entire period (taking into account any Interest Rate Agreement in effect on the Calculation Date). Interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP. Interest on Debt that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate. For purposes of making the computation referred to above, interest on any Debt under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Debt during the applicable period.

“Consolidated Interest Expense” means, for any period, the total interest expense (including, without limitation, interest expense attributable to Capital Lease Obligations and all net payment obligations pursuant to Hedging Obligations and Securitization Fees but excluding commitment fees, letter of credit fees and non-cash amortization of loan costs) of the Issuer and its Restricted Subsidiaries, net of all interest income of the Issuer and its Restricted Subsidiaries, all determined for such period on a consolidated basis, without duplication, in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (loss) of such Person and its Restricted Subsidiaries for such period, determined on a consolidated basis, in accordance with GAAP excluding, without duplication:

(1) any extraordinary (net of any tax effect), unusual or nonrecurring gains, losses, costs, charges or expenses (including, without limitation, severance, relocation, transition and other restructuring costs and litigation settlements or losses), including, without limitation extraordinary losses and unusual or non-recurring charges in connection with any Investment or Asset Sale;

(2) the cumulative effect of a change in accounting principles during such period to the extent included in Consolidated Net Income;

(3) any non-cash compensation expense realized for grants of performance shares, stock options or other rights to officers, directors and employees of the Issuer or any Subsidiary, provided that such shares, options or other rights can be redeemed at the option of the holder only for Capital Stock of the Issuer (other than Disqualified Stock);

(4) [reserved];

(5) in the case of any period that includes a period ending prior to or during the fiscal quarter ending June 30, 2011, any fees or expenses incurred or paid by the Issuer or any of its Subsidiaries in connection with the CD&R Purchase Transaction, the amendment of the GSMP Indenture on the CD&R Purchase Transaction Date (and related amendments to such amendment), the Senior Credit Facility and the transactions contemplated hereby and thereby;

(6) [reserved]

(7) any fees, costs, commissions, expenses or other charges incurred during such period in connection with the Acquisition, any other acquisition, investment, recapitalization, asset disposition, issuance or repayment of debt or issuance of equity securities Permitted Investment or any Debt permitted to be incurred under this Indenture and any non-recurring costs relating to corporate reorganizations (in each case, including any such transaction undertaken but not completed) and any charges during such period as a result of any such transaction;

(8) the amount of any restructuring charges or reserves (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost, excess pension charges, contract termination costs, future lease commitments, and costs to consolidate facilities and relocate employees) deducted in such period in computing Consolidated Net Income;

(9) currency translation gains and losses related to currency remeasurements of Debt or intercompany balances (including the net loss or gain resulting from Hedge Agreements for currency exchange risk);

(10) any net, after-tax income (loss) for such period and all fees and expenses or charges relating thereto attributable to the early extinguishment of Debt or to Hedging Obligations;

(11) [reserved];

(12) the income (loss) for such period of any Person that is not a Restricted Subsidiary of such Person or that is accounted for by the equity method of accounting, except to the extent distributed to the Issuer or any Restricted Subsidiary; and

(13) solely for purposes of determining Consolidated Net Income under clause (iii) (A) of Section 4.04(a), the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or that is, directly or indirectly, prohibited by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders unless such restriction with respect to the payment of dividends has been waived.

There shall be excluded from Consolidated Net Income for any period the purchase accounting effects of adjustments to inventory, property, equipment and intangible assets and deferred revenue in component amounts required or permitted by GAAP and related authoritative pronouncements (including the effects of such adjustments pushed down to the Issuer and the Restricted Subsidiaries), as a result of the Acquisition, any consummated acquisition whether consummated before or after the Closing Date, or the amortization or write-off of any amounts thereof.

“Continuing Director” means, at any date, an individual (a) who is a member of the Board of Directors of the Issuer on the Closing Date, (b) who has been nominated to be a member of such Board of Directors, directly or indirectly, by a Sponsor or Persons nominated by a Sponsor or (c) who has been nominated to be a member of such Board of Directors by a majority of the other Continuing Directors then in office.

“Corporate Trust Office” means the office of the Trustee specified in Section 13.02 or any other office specified by the Trustee from time to time pursuant to such Section.

“Credit Facilities” means, with respect to the Issuer and the Issuer’s Restricted Subsidiaries, one or more debt facilities, indentures or agreements (including the Senior Credit Facility), receivables facilities or commercial paper facilities with banks, insurance companies or other institutional lenders providing for revolving credit loans, term loans, notes, factoring or other receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from or issue securities to such lenders against such receivables) or letters of credit or other credit facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (if more than one such facility, each individually, a “Credit Facility”).

“Currency Agreement” means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement to which the Issuer or any Subsidiary is a party or of which it is a beneficiary.

“CVC” means CVC Capital Partners Group Sarl.

“Debt” means, with respect to any Person (without duplication):

(1) any indebtedness of such Person, whether or not contingent,

(a) in respect of borrowed money; or

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker’s acceptances; or

(c) representing the balance deferred and unpaid of the purchase price of any property (which purchase price is due more than six months after the date of purchase thereof), including Capital Lease Obligations, except any such balance that constitutes an accrued expense or trade payable or similar obligation; or

(d) representing any Hedging Obligations,

if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

(2) all indebtedness under clause (1) of other Persons secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person) provided that the amount of indebtedness of such Person shall be the lesser of:

(a) the fair market value of such asset at such date of determination; and

(b) the amount of such indebtedness of such other Persons;

(3) to the extent not otherwise included, the Guarantee by such Person of any Debt under clause (1) of any other Person; and

(4) any Disqualified Stock of such Person;

provided, however, that Debt shall not include trade payables and accrued expenses arising in the ordinary course of business and not past due by more than 90 days or being disputed in good faith.

Except as otherwise expressly provided in this definition, or in the definition of “Disqualified Stock” the amount of any Debt outstanding as of any date shall be:

(1) with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation;

(2) with respect to any Hedging Obligation, the net amount payable if such Hedging Obligation terminated at that time due to default by such Person;

(3) the accreted value thereof, in the case of any Debt issued at a discount to par; or

(4) except as provided above, the principal amount or liquidation preference thereof, in the case of any other Debt.

“Debt Facilities” means, with respect to the Issuer and the Issuer’s Restricted Subsidiaries, one or more debt or credit facilities, indentures or agreements (including the Senior Credit Facility) with one or more banks, insurance companies, funds, financial institutions or other institutional lenders or investors, not entered into in the regular ordinary course of business, providing for revolving credit loans, term loans, notes, debentures or letters of credit or other credit or financing facilities, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time (if more than one such facility, each individually, a “Debt Facility”).

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Default Interest Rate” means a rate equal to 2% per annum.

“Depositary” means the depositary of each Global Security, which will initially be DTC.

“Designated Non-Cash Consideration” means the fair market value of non-cash consideration received by the Issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is designated as Designated Non-Cash Consideration pursuant to an Officers’ Certificate setting forth the basis of such valuation (which amount will be reduced by the fair market value of the portion of the non-cash consideration converted to cash following the consummation of the applicable Asset Sale).

“Designated Senior Debt” means:

(1) any Debt outstanding under the Senior Credit Facility; and

(2) any other Senior Debt permitted under this Indenture, the principal amount of which is $25.0 million or more and that has been designated by the Issuer by notice to the Trustee as “Designated Senior Debt.”

“Disqualified Equity Interests” means Disqualified Stock and all warrants, options or other rights to acquire Disqualified Stock (but excluding any debt security that is convertible into, or exchangeable for, Disqualified Stock).

“Disqualified Stock” means any class or series of Capital Stock of any Person that by its terms or otherwise is:

(1) required to be redeemed or is redeemable at the option of the holder of such class or series of Capital Stock at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities; or

(2) convertible into or exchangeable at the option of the holder thereof at any time on or prior to the date that is 91 days after the Stated Maturity of the Securities for Capital Stock referred to in clause (1) above or Debt.

Notwithstanding the preceding sentence, (A) if such Capital Stock is issued to any plan for the benefit of employees or by any such plan to such employees, in each case in the ordinary course of business of the Issuer or its Subsidiaries, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer in order to satisfy applicable statutory or regulatory obligations; (B) any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require the

Issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the Issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with Section 4.04; and (C) no Capital Stock held by any future, present or former employee, director, officer or consultant of the Issuer (or any of its Subsidiaries) shall be considered Disqualified Stock because such stock is redeemable or subject to repurchase pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time.

For purposes hereof, the amount (or principal amount) of any Disqualified Stock shall be equal to the greater of its voluntary or involuntary liquidation preference and its maximum fixed repurchase price, but excluding accrued dividends, if any. The “maximum fixed repurchase price” of any Disqualified Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were purchased on any date as of which it shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock, such fair market value shall be determined reasonably and in good faith by the Board of Directors of the issuer of such Disqualified Stock.

“Domestic Subsidiary” means any Restricted Subsidiary other than a Foreign Subsidiary.

“DTC” means The Depository Trust Company, a New York corporation, and its successors.

“DTC Legend” means the legend set forth in Exhibit C.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Offer” means an offer by the Issuer to the Holders of any Initial Securities to exchange outstanding Securities for Exchange Securities, as provided for in a Registration Rights Agreement.

“Exchange Offer Registration Statement” means the Exchange Offer Registration Statement as defined in a Registration Rights Agreement.

“Exchange Securities” means the Securities of the Issuer issued pursuant to this Indenture in exchange for, and in an aggregate principal amount equal to, the Initial Securities in compliance with the terms of a Registration Rights Agreement and containing terms substantially identical to the Initial Securities (except that (i) such Exchange Securities will be registered under the Securities Act and will not be subject to transfer restrictions or bear the Restricted Legend, and (ii) the provisions relating to Additional Interest will be eliminated).

“Excluded Cash Contributions” means net cash proceeds or cash contributions designated as such pursuant to Section 4.04(b)(2).

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all dividends or other distributions paid (excluding items eliminated in consolidation and distributions of Equity Interests (other than Disqualified Stock)) on any series of Preferred Stock of any Restricted Subsidiary during such period; and

(3) all dividends or other distributions paid (excluding items eliminated in consolidation and distributions of Equity Interests (other than Disqualified Stock)) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means any Restricted Subsidiary of the Issuer organized under the laws of any jurisdiction other than the United States or any political subdivision thereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Closing Date, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession.

“Global Security” means a Security in registered global form without interest coupons.

“Government Notes” means non-redeemable, direct obligations (or certificates representing an ownership interest in such obligations) of, or obligations guaranteed by, the United States of America (including any agency or instrumentality thereof) for the payment of which guarantee or obligations the full faith and credit of the United States is pledged.

“GSMP Indenture” means the Indenture, dated as of October 11, 2007 (as amended by the First Supplemental Indenture, dated as of October 17, 2007 and the Second Supplemental Indenture, dated September 20, 2010, as amended by the First Amendment to the Second Supplemental Indenture dated October 8, 2010 and the Second Amendment to the Second Supplemental Indenture dated October 28, 2010) between the Company and Wells Fargo Bank, National Association, as trustee, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Debt.

“Guarantors” means:

(1) each of the Issuer’s Subsidiaries that execute Securities Guarantees other than any Foreign Subsidiary; and

(2) each other Subsidiary that executes and delivers a Security Guarantee after the Closing Date; and

(3) their respective successors and assigns hereunder,

in each case until released from its Security Guarantee in accordance with the terms of this Indenture. On the Closing Date, the Guarantors shall be each of the Issuer’s Domestic Subsidiaries that guarantee the Senior Credit Facility.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under Interest Rate Agreements, Currency Agreements or Commodity Hedging Agreements.

“Holdco” means Ulixes Acquisition B.V., an entity organized under the laws of the Netherlands.

“Holder” or “Securityholder” means the Person in whose name a Security is registered on the Registrar’s books.

“Indenture” means this Indenture as amended or supplemented from time to time.

“Initial Control Group” means (i) the Sponsor, (ii) any Person who has made an investment in Holdco or the Issuer (directly or indirectly) concurrently with the Sponsor prior to the Closing Date, (iii) any Person who is an officer or otherwise a member of management of Holdco or the Issuer (or any of its direct or indirect parent companies) and its Restricted Subsidiaries; provided that, in no event shall the Sponsor own a lesser percentage of Voting Stock than any other person or group referred to in clauses (ii) and (iii).

“Initial Purchasers” means Apollo Investment Corporation, AIE EuroLux S.à r.l., GSLP I Offshore Issuer Fund A, L.P., GSLP I Offshore Issuer Fund B, L.P., GSLP I Offshore Issuer Fund C, L.P., GSLP Onshore Issuer Fund, L.L.C., FS Investment Corporation, GSO Capital Opportunities Fund LP, Highbridge Principal Strategies – Mezzanine Partners Delaware Subsidiary, LLC, Highbridge Principal Strategies – Institutional Mezzanine Partners Subsidiary, L.P., Highbridge Principal Stategies – Offshore Mezzanine Partners Master Fund, L.P. and JPM Mezzanine Capital, LLC.

“Initial Purchaser Parties” means the Initial Purchasers, the Affiliates thereof and any Subsidiary of the foregoing that are holders.

“Initial Securities” means the Securities issued on the Closing Date and any Securities issued in replacement thereof, but not including any Exchange Securities issued in exchange therefor.

“Institutional Accredited Investor Certificate” means a certificate substantially in the form of Exhibit F hereto.

“Interest Rate Agreement” means any interest rate swap agreement, interest rate cap agreement, repurchase agreement, futures contract or other financial agreement or arrangement designed to protect the Issuer or any Subsidiary against fluctuations in interest rates.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of direct or indirect loans (but excluding Guarantees of Debt not otherwise prohibited from being incurred under this Indenture), advances or capital contributions (excluding commission, travel, payroll, entertainment, relocation and similar advances to officers and employees and profit sharing plan contributions made in the ordinary course of business), and purchases or other acquisitions for consideration of Debt, Equity Interests or other securities. If the Issuer or any Restricted Subsidiary of the Issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the Issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Issuer, the Issuer shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed, as determined in good faith by the Board of Directors of the Issuer. For purposes of the definition of “Unrestricted Subsidiary” and Section 4.04 hereof:

(1) “Investments” shall include the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer’s Equity Interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer.

“Issue Date” means each date on which Securities are issued pursuant to this Indenture.

“Issuer” means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA as it applies after a TIA Event, each other obligor on the Securities.

“Lien” means, with respect to any asset, any mortgage, deed of trust, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement or any lease in the nature thereof); provided that in no event shall an operating lease be deemed to constitute a Lien.

“Management Agreements” mean, collectively, any agreement entered into by the Sponsor or the CD&R Group from time to time, primarily providing for or relating to any management, consulting, financial advisory, financing, underwriting or placement services or other investment banking activities with respect to the Issuer and its Restricted Subsidiaries or any direct or indirect parent company of the Issuer, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof and of this Indenture.

“Management Investors” means the directors, management officers and employees of the Issuer (or any of its direct or indirect parent companies) and its Subsidiaries.

“Moody’s” means Moody’s Investors Service, Inc.

“Net Proceeds” means the aggregate cash proceeds or Cash Equivalents received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale (including any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including legal, accounting and investment banking fees, and brokerage and sales commissions) and any relocation, redundancy and closing costs incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts applied to the repayment of principal, premium, if any, and interest on Debt of the Issuer and its Restricted Subsidiaries that is not subordinated to the Securities and required (other than as required by Section 4.06(b)(1) or 4.06(c)(2)) to be paid as a result of such Asset Sale, all distributions and other payments required to be made to minority interest holders in Restricted Subsidiaries or joint ventures as a result of such Asset Sale, and any deduction of appropriate amounts to be provided by the Issuer and its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such Asset Sale and retained by the Issuer and its Restricted Subsidiaries after such Asset Sale, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such Asset Sale.

“Non-U.S. Person” means a Person that is not a U.S. person, as defined in Regulation S.

“Obligations” means any principal, interest, Additional Interest, penalties, fees, indemnifications, reimbursements, damages, Guarantees and other liabilities payable under the documentation governing any Debt, in each case, whether now or hereafter existing, renewed or restructured, whether or not from time to time decreased or extinguished and later increased, created or incurred, whether or not arising on or after the commencement of a proceeding under Title 11, U.S. Code or any similar federal or state law for the relief of debtors (including post-petition interest) and whether or not allowed or allowable as a claim in any such proceeding.

“Officers” means any of the following: Chairman, President, Chief Executive Officer, Treasurer, Chief Financial Officer, Executive Vice President, Senior Vice President, Vice President, Assistant Vice President, Secretary, Assistant Secretary or any other officer reasonably acceptable to the Trustee.

“Officers’ Certificate” means a certificate signed by two Officers.

“Offshore Global Security” means a Global Security representing Securities issued and sold pursuant to Regulation S.

“Opinion of Counsel” means a signed written opinion from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer, any Guarantor or the Trustee. As to matters of fact, an Opinion of Counsel may conclusively rely on an Officers’ Certificate, without any independent investigation.

“Parent Entity” means any company (at the time it is designated a Parent Entity by the Issuer) whose only assets are the Capital Stock and Equity Interests of the Issuer (or one or more other Parent Entities) and assets incidental to such ownership and its existence; provided that such Parent Entity shall cease to be a “Parent Entity” at such time as such Parent Entity ceases to Beneficially Own, directly or indirectly, 100% of the Voting Stock of the Issuer. It being understood that as of the Closing Date, the Issuer has not designated any Parent Entity.

“Parent Subordinated Notes” means each promissory note issued by the Issuer in compliance with Section 4.03(e) owed to Univar or any other direct or indirect parent company of the Issuer and outstanding on the CD&R Purchase Transaction Date.

“Pari Passu Debt” means any senior subordinated Debt of the Issuer or any Guarantor that ranks pari passu in right of payment with the Securities or the relevant Security Guarantee.

“Payment” means, for purposes of Articles 10 and 12 and with respect to the Securities and Security Guarantees, any payment, whether in cash or other assets or property, of interest, principal, premium, or any other amount on, of or in respect of the Securities or the Security Guarantees, any other acquisition of Securities or Security Guarantees and any deposit into the trust described in Article 8. The verb “pay” has a correlative meaning.

“Permanent Offshore Global Security” means an Offshore Global Security that does not bear the Temporary Offshore Global Security Legend.

“Permitted Business” means the businesses and any services, activities or businesses incidental, or directly related or similar to, any line of business conducted by the Issuer and its Subsidiaries as of the Closing Date and any other business reasonably related, complementary, ancillary or incidental to any of those businesses.

“Permitted Investments” means:

(1) any Investment by the Issuer in any Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor, or by a Restricted Subsidiary in the Issuer or another Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor;

(2) any Investment in (a) cash or Cash Equivalents or (b) to the extent determined by the Issuer in good faith to be necessary for local currency working capital requirements of a Foreign Subsidiary, other cash equivalents, provided in the case of clause (b), the Investment is made by the Foreign Subsidiary having such requirements;

(3) (i) any Investment by the Issuer or any Restricted Subsidiary in a Person that is engaged in a Permitted Business if as a result of such Investment:

(A) (x) such Person becomes a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or (y) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor,

(B) no Event of Default shall have occurred or be continuing or will result therefrom, and

(C) any Debt of such Person is permitted under Section 4.03, and,

(ii) any Investment held by such Person; provided that such Investment was not acquired by such Person in contemplation of such acquisition, merger consolidation, or transfer;

(4) any securities or assets received or other Investments made as a result of the receipt of non-cash consideration in connection with an Asset Sale that was made pursuant to and in compliance with Section 4.06 or in connection with any disposition of assets not constituting an Asset Sale (except for dispositions exempt from such definition pursuant to clause (b) of the exceptions thereto);

(5) any Investment solely in exchange for the issuance of Equity Interests (other than Disqualified Equity Interests) of the Issuer or any of its direct or indirect parent companies;

(6) loans or advances to officers, directors and employees of the Issuer (or any direct or indirect parent thereof) or any of its Subsidiaries (i) for reasonable and customary business-related travel, relocation and analogous ordinary business purposes (including employee payroll advances) and (ii) in connection with such Person’s purchase of Capital Stock of the Issuer (or any direct or indirect parent thereof) to the extent that the amount of such loans and advances are directly or indirectly contributed to the Issuer in cash;

(7) stock, obligations or securities received in satisfaction of judgments, foreclosure of liens or settlement of debts (whether pursuant to a plan of reorganization or similar arrangement);

(8) any Investment existing on the Closing Date or pursuant to agreements in effect on the Closing Date as set forth on Schedule 1.01 and any modification, replacement, renewal, or extension thereof; provided that the amount of any such Investment may be increased (a) as required by the terms of such Investment or (b) as otherwise permitted hereunder;

(9) Investments in Interest Rate Agreements, Currency Agreements and Commodity Hedging Agreements not otherwise prohibited under this Indenture;

(10) Investments in split dollar life insurance policies on officers and directors of the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(11) receivables owing to the Issuer or any Restricted Subsidiary, if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms (including such concessionary terms as the Issuer or the Restricted Subsidiary deems reasonable);

(12) Guarantees of Debt permitted under Section 4.03 and performance guarantees in the ordinary course of business and consistent with past practice;

(13) any Investment in a Securitization Subsidiary or any Investment by a Securitization Subsidiary in any other Person in connection with a Qualified Securitization Financing, including, without limitation, Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Securitization Financing or any related Debt;

(14) Investments consisting of earnest money deposits required in connection with a purchase agreement or other acquisition;

(15) any Investment in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (15) that are at that time outstanding, not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); and

(16) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (16) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed $25.0 million at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided that if such Investment is in Capital Stock of a Person that subsequently becomes a Wholly Owned Restricted Subsidiary or Guarantor and otherwise complies with clause (3) above at the time such Person becomes a Wholly Owned Restricted Subsidiary or Guarantor, such Investment shall thereafter be deemed permitted under clause (3) above and shall not be included as having been pursuant to this clause (16).

“Permitted Junior Securities” means debt or equity securities of the Issuer or any successor corporation issued pursuant to a plan of reorganization or readjustment of the Issuer that are subordinated to the payment of all then outstanding Senior Debt of the Issuer, at least to the same extent that the Securities are subordinated to the payment of all Senior Debt of the Issuer, on the Closing Date, and so long as in the case of debt securities, such debt securities:

(a) are unsecured;

(b) do not have terms (and are not subject to or entitled to the benefit of any instrument or agreement that has terms) that are more burdensome to the Issuer and its Restricted Subsidiaries (or other issuer or obligor) than are the Securities; and

(c) to the extent that the same are to be guaranteed, shall only be guaranteed by the Issuer and its successors and those Restricted Subsidiaries of the Issuer that have guaranteed the Senior Debt of the Issuer (as such Senior Debt may be modified pursuant to any such reorganization or readjustment) and such guarantees shall be subordinated at least to the same extent as the Guarantees are subordinated to the payment of all Senior Debt of the Guarantors; provided that in the bankruptcy, reorganization, insolvency, receivership or similar proceeding giving rise to such plan, and under such plan, the class comprised of the Holders of the Securities is separately classified from any class comprised of holders of Debt under the Credit Facilities.

“Permitted Liens” means:

(1) Liens securing Senior Debt of the Issuer or any Guarantor or Debt of a Restricted Subsidiary that is not a Guarantor (in each case including related Obligations) that was permitted by the terms of this Indenture to be incurred;

(2) Liens in favor of the Issuer or any Restricted Subsidiary;

(3) Liens on property (i) existing at the time of acquisition thereof or (ii) of a Person existing at the time such Person is merged into or consolidated with or acquired by the Issuer or any Restricted Subsidiary of the Issuer; provided that such Liens were in existence prior to the contemplation of such acquisition, merger or consolidation and do not extend to any assets other than those acquired or those of the Person so acquired (including through merger or consolidation);

(4) Liens that secure Debt of a Person existing at the time such Person becomes a Restricted Subsidiary of the Issuer and not incurred in contemplation thereof, provided that such Liens do not extend to any assets other than those of the Person that became a Restricted Subsidiary of the Issuer;

(5) banker’s Liens, rights of setoff and Liens to secure the performance of bids, tenders, trade or government contracts (other than for the payment of Debt), leases, licenses, statutory obligations, surety or appeal bonds, performance bonds, or deposits as security for contested taxes or import duties or for the payment of rent, or other obligations of a like nature incurred in the ordinary course of business;

(6) without limitation of clause (1), Liens to secure Debt (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price or cost of construction, improvement or lease of any property, plant or equipment, in each case covering only the assets acquired, constructed, improved or leased with such Debt or the Capital Stock of any Person owning such assets; provided that such Debt is incurred within 180 days after the later of such purchase or completion of such construction or improvement or commencement of full operation of the property subject to the Lien;

(7) Liens existing on the Closing Date (not otherwise constituting Permitted Liens);

(8) Liens imposed by law such as (A) carriers’, warehousemen’s, mechanics’, landlords’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business and (B) Liens for taxes, assessments or governmental charges or claims, in each case, that are not yet due or delinquent or that are bonded, as the case may be, or that are being contested in good faith and by appropriate proceedings provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens, pledges or deposits in connection with workmen’s compensation obligations and general liability exposure of the Issuer and its Restricted Subsidiaries, unemployment insurance and other social security legislation;

(10) Liens on goods (and the proceeds thereof) and documents of title and the property covered thereby securing Debt in respect of commercial letters of credit;

(11) (A) mortgages, Liens, security interests, restrictions, encumbrances or any other matters of record that have been placed by any developer, landlord or other third party on property over which the Issuer or any Restricted Subsidiary of the Issuer has easement rights or on any real property leased by the Issuer or any Restricted Subsidiary and subordination or similar agreements relating thereto and (B) any condemnation or eminent domain proceedings affecting any real property;

(12) Liens arising by reason of a judgment, decree or court order, to the extent not otherwise resulting in an Event of Default, and any Liens that are required to protect or enforce any rights in any administrative, arbitration or other court proceedings in the ordinary course of business;

(13) Liens (a) on assets or properties subject to a Permitted Lien securing Debt permitted by this Indenture to be incurred, securing Interest Rate Agreements in respect of such Debt or (b) securing Hedging Obligations entered into in the ordinary course of business;

(14) extensions, renewals or replacements of any Liens referred to in clauses (3), (4), or (6) in connection with the refinancing of the obligations secured thereby, provided that such Lien does not extend to any other property and, except as contemplated by the definition of “Permitted Refinancing Debt,” the amount secured by such Lien is not increased;

(15) Liens on accounts receivable and related assets of the type specified in the definition of “Securitization Financing” incurred in connection with a Securitization Financing;

(16) Liens on the Capital Stock of Unrestricted Subsidiaries;

(17) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases or consignments entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(18) any provision for the retention of title to an asset by the vendor or transferor of such asset if such asset is acquired by the Issuer or any Restricted Subsidiary in a transaction entered into in the ordinary course of business of the Issuer or such Restricted Subsidiary;

(19) Liens on any escrow account used in connection with pre-funding Permitted Refinancing Debt in accordance with the definition thereof; and

(20) other Liens securing Debt in an aggregate principal amount outstanding not to exceed $20.0 million at the time of incurrence.

“Permitted Refinancing Debt” means any Debt of the Issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, other Debt of the Issuer or any of its Restricted Subsidiaries incurred in compliance with this Indenture; provided that:

(1) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Debt does not exceed the principal amount of (or accreted value, if applicable), plus accrued interest on, the Debt so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of premiums and fees and expenses incurred in connection therewith);

(2) principal payments required under such Permitted Refinancing Debt have a Stated Maturity no earlier than the earlier of

(i) the Stated Maturity of those under the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(ii) the maturity date of the Securities;

(3) in the case of term Debt, such Permitted Refinancing Debt has a Weighted Average Life to Maturity equal to or greater than the lesser of

(i) the Weighted Average Life to Maturity of the Debt being extended, refinanced, renewed, replaced, defeased or refunded, and

(ii) the Weighted Average Life to Maturity of the Securities;

(4) if the Debt being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Securities, such Permitted Refinancing Debt has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Securities on terms at least as favorable to the holders of the Securities as those contained in the documentation governing the Debt being extended, refinanced, renewed, replaced, defeased or refunded; and

(5) such Debt is incurred either by the Issuer or any Guarantor or, if a Restricted Subsidiary that is not a Guarantor is the obligor on the Debt being extended, refinanced, renewed, replaced, defeased or refunded, by any Restricted Subsidiary.

The Issuer or any Restricted Subsidiary may incur Permitted Refinancing Debt not more than six months prior to the application of the proceeds thereof to repay the Debt to be refinanced; provided that upon the incurrence of such Permitted Refinancing Debt, the Issuer shall provide written notice thereof to the Trustee, specifically identifying the Debt to be refinanced with Permitted Refinancing Debt.

“Person” means any individual, corporation, partnership, unlimited liability company, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Preferred Stock” means, with respect to any Person, any Capital Stock of such Person (however designated) that is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

“Pro Forma Cost Savings” means with respect to any reference period ended on or before any date of determination (the “Calculation Date”), the pro forma effect of any cost savings that (1) are attributable to any Investments, acquisitions (including the Acquisition), dispositions, mergers, consolidations or discontinued operations, (2) either (a) have been calculated on a basis consistent with Article 11 of Regulation S-X under the Securities Act as in effect on the Closing Date or (b) have begun to be implemented on the Calculation Date or have been identified and approved by the Board of Directors and are reasonably expected to begin to be implemented within twelve months following the date of such Investment, acquisition, disposition, merger, consolidation or discontinued operations and (3) are determined based on a supportable, good faith estimate of the principal financial officer of the Issuer, as if all such cost savings had been effected as of the beginning of such reference period, decreased by any incremental expenses (other than capitalized expenses) that are or would be incurred during the reference period in order to achieve such cost savings provided that, so long as the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, the amount of Pro

Forma Cost Savings that may be identified pursuant to clause (2)(b) hereof shall not exceed 7.5% of Consolidated Cash Flow of the Issuer for the period of four consecutive fiscal quarters most recently ended prior to the Calculation Date (without giving effect to any adjustments pursuant to this definition).

“Purchase Agreement” means that certain Note Purchase Agreement among the Issuer and the Initial Purchasers, party thereto dated as of the Closing Date, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Qualified Securitization Financing” means any Securitization Financing of a Securitization Subsidiary that meets the following conditions: (i) the Board of Directors of the Issuer shall have determined in good faith that such Qualified Securitization Financing (including financing terms, covenants, termination events and other provisions) is in the aggregate economically fair and reasonable to the Issuer and the Securitization Subsidiary, (ii) all sales of Securitization Assets and related assets to the Securitization Subsidiary are made at fair market value (as determined in good faith by the Board of Directors of the Issuer) and (iii) the financing terms, covenants, termination events and other provisions thereof shall be market terms (as determined in good faith by the Issuer) and may include Standard Securitization Undertakings. The grant of a security interest in any Securitization Assets of the Issuer or any of its Restricted Subsidiaries (other than a Securitization Subsidiary) to secure Debt under a Credit Facility and any Permitted Refinancing Debt with respect thereto shall not be deemed a Qualified Securitization Financing.

“Qualified IPO” means the issuance by the Issuer or any direct or indirect parent of the Issuer of its common stock, or the sale of such common Stock by the holders thereof, in either case, in an underwritten primary public offering (other than a public offering pursuant to a registration statement on Form S-8) pursuant to an effective registration statement filed with the Commission in accordance with the Securities Act of 1933, as amended.

“Regulation S” means Regulation S under the Securities Act.

“Regulation S Certificate” means a certificate substantially in the form of Exhibit D hereto.

“Registered Exchange Offer” means an offer made by the Issuer pursuant to a Registration Rights Agreement and under an effective registration statement under the Securities Act to exchange for outstanding Initial Securities, Exchange Securities substantially identical in all material respects to such Initial Securities (except for the differences provided for in such offer).

“Registration Rights Agreement” means the Registration Rights Agreement dated as of the Closing Date between the Issuer and the Initial Purchasers, party thereto with respect to the Initial Securities, as the same may be amended, supplemented, waived or otherwise modified from time to time in accordance with the terms thereof.

“Representative” means any agent or representative in respect of any Designated Senior Debt; provided that if, and for so long as, any Designated Senior Debt lacks such a representative, then the Representative for such Designated Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Designated Senior Debt.

“Required Holders” means the holders of a majority in principal amount of the outstanding Securities under this Indenture.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Legend” means the legend set forth in Exhibit B.

“Restricted Period” means the relevant 40-day distribution compliance period as defined in Regulation S.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“Rule 144A” means Rule 144A under the Securities Act.

“Rule 144A Certificate” means (i) a certificate substantially in the form of Exhibit E hereto or (ii) a written certification addressed to the Issuer and the Trustee to the effect that the Person making such certification (x) is acquiring such Security (or beneficial interest) for its own account or one or more accounts with respect to which it exercises sole investment discretion and that it and each such account is a qualified institutional buyer within the meaning of Rule 144A, (y) is aware that the transfer to it or exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A, and (z) acknowledges that it has received such information regarding the Issuer as it has requested pursuant to Rule 144A(d)(4) or has determined not to request such information.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc.

“Secured Debt” means any Debt secured by a Lien on assets of the Issuer or any Guarantor.

“Securities” means any securities authenticated and delivered under this Indenture. For all purposes of this Indenture, the term “Securities” shall include any Exchange Securities to be issued and exchanged for any Initial Securities pursuant to a Registration Rights Agreement and this Indenture. All Securities shall vote together as one series of Securities under this Indenture.

“Securities Act” means the Securities Act of 1933, as amended.

“Securitization Assets” means any accounts receivable or other revenue streams subject to a Qualified Securitization Financing.

“Securitization Fees” means reasonable distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Securitization Subsidiary in connection with any Qualified Securitization Financing.

“Securitization Financing” means any transaction or series of transactions that may be entered into by the Issuer or any of its Subsidiaries pursuant to which the Issuer or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by the Issuer or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Securitization Subsidiary), or may grant a security interest in, any Securitization Assets (whether now existing or arising in the future) of the Issuer or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such Securitization Assets, all contracts and all guarantees or other obligations in respect of such Securitization Assets, proceeds of such Securitization Assets and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Securitization Assets and any Hedging Obligations entered into by the Issuer or any such Subsidiary in connection with such Securitization Assets.

“Securitization Repurchase Obligation” means any obligation of a seller of Securitization Assets in a Qualified Securitization Financing to repurchase Securitization Assets arising as a result of a breach of a representation, warranty or covenant or otherwise, including, without limitation, as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

“Securitization Subsidiary” means a Wholly Owned Subsidiary of the Issuer (or another Person formed for the purposes of engaging in a Qualified Securitization Financing in which the Issuer or any Subsidiary of the Issuer makes an Investment and to which the Issuer or any Subsidiary of the Issuer transfers Securitization Assets and related assets) which engages in no activities other than in connection with the financing of Securitization Assets of the Issuer or its Subsidiaries, all proceeds thereof and all rights (contingent and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Issuer or such other Person (as provided below) as a Securitization Subsidiary and (a) no portion of the Debt or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Issuer or any other Subsidiary of the Issuer (excluding guarantees of obligations (other than the principal of, and interest on, Debt) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Issuer or any other Subsidiary of the Issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the Issuer or any other Subsidiary of the Issuer, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the Issuer nor any other Subsidiary of the Issuer has any material contract, agreement, arrangement or understanding other than on terms which the Issuer reasonably believes to be no less favorable to either the Issuer or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Issuer and (e) to which neither the Issuer nor any other Subsidiary of the Issuer has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Issuer or such other Person shall be evidenced to the Trustee by filing with such Trustee a certified copy of the resolution of the Board of Directors of the Issuer or such other Person giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing conditions.

“Security Guarantee” means the unconditional Guarantee by each Guarantor of the Issuer’s Obligations under the Securities and the Exchange Securities, as set forth in Article 11 hereof. Any Guarantor that is not a party to this Indenture on the Closing Date shall become a Guarantor by executing and delivering to the Trustee a supplemental indenture pursuant to Sections 4.12 and 9.01 substantially in the form of Exhibit I.

“Securityholder” means any Holder of Securities.

“Senior Credit Facility” means collectively the Amended and Restated Term Loan Credit Agreement, originally dated as of October 11, 2007, amended and restated as of September 20, 2010, and further amended by Amendment No. 1 dated October 28, 2010, that has become effective as of the CD&R Purchase Transaction Date (as amended, the “Term Loan Credit Agreement”), and the Amended and Restated ABL Credit Agreement, originally dated as of October 11, 2007, amended and restated as of September 20, 2010, and further amended by Amendment No. 1 dated October 28, 2010, that has become effective as of the CD&R Purchase Transaction Date, in each case, among the Issuer, the Issuer’s Restricted Subsidiaries and the financial institutions named therein, and any related notes, collateral documents, letters of credit and guarantees, including any appendices, exhibits or schedules to any of the foregoing (as the same may be in effect from time to time), in each case, as such agreements may be amended, modified, supplemented or restated from time to time (including, for the avoidance of doubt, by the incurrence of the New Term Loans (as defined in the Term Loan Credit Agreement) on the Closing Date), or refunded, refinanced, restructured, replaced, renewed, repaid or extended from time to time (whether with the original agents and lenders or other agents or lenders or otherwise, and whether provided under the original credit agreement or other credit agreements or otherwise).

“Senior Debt” means:

(1) all Debt of the Issuer or any Guarantor outstanding under the Senior Credit Facility and all Hedging Obligations with respect thereto;

(2) any other Debt of the Issuer or any Guarantor (including Acquired Debt) permitted to be incurred by the Issuer or any Guarantor under the terms of this Indenture, unless the instrument under which such Debt is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Securities or the relevant Security Guarantee; and

(3) all Obligations with respect to the items listed in the preceding clauses (1) and (2).

Notwithstanding anything to the contrary in the preceding, Senior Debt shall not include:

(4) any liability for federal, state, local or other taxes owed or owing by the Issuer or any Guarantor;

(5) any Debt of the Issuer or any Guarantor to any Affiliate or shareholder of the Issuer, any Guarantor or any of their respective direct or indirect parent companies;

(6) any trade payables;

(7) that portion of Debt incurred in violation of Section 4.03, 4.16 or 4.19; or

(8) any Disqualified Stock.

“Senior Officer” means the Chief Executive Officer or the Chief Financial Officer of the Issuer.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Closing Date.

“Specified Affiliate Payments” means:

(1) the direct or indirect repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Issuer or any Restricted Subsidiary of the Issuer, or payments to any direct or indirect parent of the Issuer on account of any such acquisition or retirement for value of any Equity Interests of a direct or indirect parent of the Issuer, held by any future, present or former employee, director, officer or consultant (that is a natural person) of a direct or indirect parent of the Issuer (or any of its Restricted Subsidiaries) pursuant to any management equity subscription agreement, stock option agreement, stock ownership plan, put agreement, stockholder agreement or similar agreement that may be in effect from time to time; provided that the aggregate price paid under this clause (1) for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed the sum of

(A) an amount not to exceed $4.0 million in any calendar year, with any unused amount being carried over to succeeding calendar years subject to a maximum amount of repurchases, redemptions or other acquisitions or retirements pursuant to this clause (1) (without giving effect to the amounts referred to in clause (B) below) of $8.0 million in any calendar year; plus,

(B) the sum of:

(a) the cash proceeds received by the Issuer (including by way of capital contribution) after the Closing Date from the sale of Equity Interests of the Issuer or any direct or indirect parent of the Issuer to employees, directors, officers or consultants of the Issuer, a direct or indirect parent of the Issuer or its Restricted Subsidiaries that occurs after the Closing Date (it being understood that such cash proceeds shall be excluded from the Restricted Payments Basket) plus

(b) the cash proceeds from key man life insurance policies received by the Issuer and its Restricted Subsidiaries in such calendar year (including proceeds from the sale of such policies to the person insured thereby);

provided that cancellation of Debt owing to the Issuer from employees, directors, officers or consultants of the Issuer or any of its Restricted Subsidiaries (which Debt was incurred to finance the acquisition of such Equity Interests) in connection with a repurchase of Equity Interests of the Issuer shall not be deemed to constitute a Restricted Payment for purposes of this Indenture); and

(2) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants as a result of the payment of all or a portion of the exercise price of such options or warrants with Equity Interests;

(3) the payment of dividends, other distributions or other amounts by the Issuer to a direct or indirect parent of the Issuer in amounts equal to amounts required for such direct or indirect parent of the Issuer or its shareholders to pay federal, state and local income taxes to the extent such income taxes are attributable to the income of the Issuer or any Restricted Subsidiaries and at such times as such taxes are due; and

(4) dividends, other distributions, loans or other amounts paid by the Issuer to a direct or indirect parent of the Issuer in amounts equal to amounts required for a direct or indirect parent of the Issuer to pay (a) franchise taxes and other fees, taxes and expenses required to maintain its corporate existence; (b) income taxes to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from the Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of the Unrestricted Subsidiaries; (c) customary salary, bonus, severance, indemnification obligations other benefits payable to officers and employees of such parent or indirect parent; (d) general corporate overhead and operating expenses of up to $2.0 million per fiscal year; and (e) fees and expense incurred in connection with any unsuccessful debt or equity offering or other financing transaction by such parent or indirect parent; provided, however, that such payments shall be excluded in the calculation of the amount of Restricted Payments.

“Specified Univar, N.V. Liability Repayments” shall mean the repayment by Univar or any parent company thereof (in either case directly or indirectly from the proceeds of a direct or indirect investment in Issuer by the CD&R Group) to the Issuer and its Subsidiaries (i) of up to $57.0 million of liabilities of Univar (or any parent company thereof) owing to the Issuer and its Subsidiaries to the CD&R Purchase Transaction Date and (ii) of up to $46.0 million of advances under an overdraft facility with ING Bank.

“Sponsor” means any collective investment vehicle sponsored, managed or formed by any of CVC and its Affiliates.

“Standard Securitization Undertakings” means representations, warranties, covenants and indemnities entered into by the Issuer or any Subsidiary of the Issuer which the Board of Directors of the Issuer has determined in good faith to be customary in a Securitization Financing, including, without limitation, those relating to the servicing of the assets of a Securitization Subsidiary, it being understood that any Securitization Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means, with respect to any installment of interest on or principal of, or any other amount payable in respect of, any series of Debt, the date on which such interest, principal or other amount was scheduled to be paid in the documentation governing such Debt, and shall not include any contingent obligations to repay, redeem or repurchase any such interest, principal or other amount prior to the date scheduled for the payment thereof.

“Subordinated Debt” means any Debt of the Issuer or any Guarantor (whether outstanding on the Closing Date or thereafter incurred) that is contractually subordinate or junior in right of payment to the Securities or the applicable Security Guarantee.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or of one or more Subsidiaries of such Person (or any combination thereof).

Unless otherwise specified, “Subsidiary” refers to a Subsidiary of the Issuer.

“Temporary Offshore Global Security” means an Offshore Global Security that bears the Temporary Offshore Global Security Legend.

“Temporary Offshore Global Security Legend” means the legend set forth in Exhibit H.

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of this Indenture, except as stated in Section 9.03.

“Treasury Rate” means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H. 15(519) which has become publicly available at least two Business Days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source or similar market data)) most nearly equal to the period from the redemption date to January 1, 2013; provided, however, that if the period from the redemption date to January 1, 2013, is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given, except that if the period from the redemption date to January 1, 2013 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year shall be used.

“Trigger Date” means the date that occurs upon the earlier of (x) the date of the consummation of the first initial public offering of Capital Stock of the Issuer, any of its Restricted Subsidiaries or any parent company of the Issuer and (y) the date of the effectiveness of the registration with the Commission (or any comparable securities regulatory authority in another jurisdiction) of any debt securities of the Issuer or any of the Issuer’s Restricted Subsidiaries.

“Trustee” means the party named as such in this Indenture until a successor replaces it, and, thereafter, means the successor.

“Trust Officer” means, when used with respect to the Trustee or Paying Agent, any officer within the corporate trust department of the Trustee or Paying Agent, as applicable, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee or Paying Agent who customarily performs functions similar to those performed by the persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Uniform Commercial Code” means the New York Uniform Commercial Code as in effect from time to time.

“Univar” means Univar N.V.

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or

Debt of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than any Unrestricted Subsidiary of the Subsidiary to be so designated); provided that

(3) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(4) such designation complies with Section 4.04 hereof; and

(5) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Debt pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary (other than the Equity Interests of Unrestricted Subsidiaries.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, (x) no Default shall have occurred and be continuing and (y) the Issuer could incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“U.S. Global Security” means a Global Security that bears the Restricted Legend representing Securities issued and sold pursuant to Rule 144A.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is normally entitled (without regard to the occurrence of any contingency) entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Debt at any date, the number of years obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by

(2) the then outstanding principal amount of such Debt.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary. For purposes of determining whether a Foreign Subsidiary constitutes a Wholly Owned Restricted Subsidiary, minority interests in Foreign Subsidiaries that are Restricted Subsidiaries not owned by the Issuer or any of its Wholly Owned Restricted Subsidiaries shall be disregarded so long as the aggregate fair market value of all such minority interests in all Foreign Subsidiaries that are Restricted Subsidiaries does not exceed $50.0 million (with fair market value of such minority interests in such Foreign Subsidiaries being measured at the time such Foreign Subsidiaries were acquired or such minority interests were issued and without giving effect to subsequent changes in value).

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares and de minimus amounts of ownership interests held by local residents pursuant to the requirements of local law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

SECTION 1.02 Other Definitions.

Term	Defined in Section

Affiliate Transaction	4.07(a)
Asset Sale Offer	3.09(a)
Bankruptcy Law	6.01(c)
Calculation Date	1.02
Change of Control Offer	3.09(a)
Change of Control Payment	4.08(a)
Covenant Defeasance	8.01(c)
Coverage Ratio Exception	4.03(a)
Custodian	6.01(c)
Event of Default	6.01(a)
Excess Proceeds	4.06(c)
Guaranteed Obligations	11.01(a)
incur	4.03(a)
Indemnified Party	7.07
Issuer	Preamble
Legal Defeasance	8.01(b)
Legal Holiday	13.08
non-payment default	10.03(a)(2)
Notice of Default	6.01(d)
Offer Amount	3.09(a)(1)(ii)
Paying Agent	2.03
Payment Blockage Notice	10.03(a)(2)
payment default	10.03(a)(1)
Permitted Debt	4.03(b)
protected purchaser	2.06

Purchase Date	3.09(a)(1)(ii)
Register	2.11(a)
Registrar	2.03
Repurchase Offer	3.09(a)
Restricted Payments	4.04(a)
Restricted Payments Basket	4.04(a)(iii)
retiring Trustee	7.08
TIA Event	1.03
Trustee	Preamble

SECTION 1.03 Incorporation by Reference of Trust Indenture Act. At all times after the effectiveness of a registration statement under a Registration Rights Agreement (a “TIA Event”), this Indenture will be subject to the mandatory provisions of the TIA, which are incorporated by reference in and made a part of this Indenture effective upon a TIA Event, except that Section 316 is expressly excluded, to the maximum extent permissible thereunder. The following TIA terms have the following meanings:

“indenture securities” means the Securities.

“indenture security holder” means a Securityholder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuer and any other obligor on the indenture securities.

All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by Commission rule have the meanings assigned to them by such definitions.

SECTION 1.04 Rules of Construction. Unless the context otherwise requires:

(a) a term has the meaning assigned to it;

(b) an accounting term not otherwise defined has the meaning assigned to it, and all accounting determinations shall be made, in accordance with GAAP;

(c) “or” is not exclusive;

(d) “including” means “including without limitation”;

(e) words in the singular include the plural and words in the plural include the singular;

(f) unsecured Debt shall not be deemed to be subordinate or junior to Secured Debt merely by virtue of its nature as unsecured Debt;

(g) all references to “principal” of the Securities include redemption price and purchase price; and

(h) all exhibits are incorporated by reference herein and expressly made a part of this Indenture.

ARTICLE 2

THE SECURITIES

SECTION 2.01 Form, Dating and Denominations.

(a) The Securities and the Trustee’s certificate of authentication will be substantially in the form attached as Exhibit A. The terms and provisions contained in the form of the Securities annexed as Exhibit A constitute, and are hereby expressly made, a part of this Indenture. The Securities may have notations, legends or endorsements required by law, rules of or agreements with national securities exchanges to which the Issuer is subject, or usage. Each Security will be dated the date of its authentication. The Securities will be issuable in denominations of $1,000 in principal amount and any multiple of $1,000 in excess thereof. The Initial Securities will be issued in the form of Certificated Securities.

(b) (1) Except as otherwise provided in paragraph (c), Section 2.12(b)(3), (b)(5), or (c) or Section 2.11(b)(4), each Initial Security (other than a Permanent Offshore Global Security) will bear the Restricted Legend.

(2) Each Global Security will bear the DTC Legend.

(3) Each Temporary Offshore Global Security will bear the Temporary Offshore Global Security Legend.

(c) (1) If the Issuer determines (upon the advice of counsel and such other certifications and evidence as the Issuer may reasonably require) that a Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision) and that the Restricted Legend is no longer necessary or appropriate in order to ensure that subsequent transfers of the Security (or a beneficial interest therein) are effected in compliance with the Securities Act, or

(2) after an Initial Security is (x) sold pursuant to an effective registration statement under the Securities Act, pursuant to a Registration Rights Agreement or otherwise, or (y) validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer, the Issuer may instruct the Trustee to cancel the Security and issue to the Holder thereof (or to its transferee) a new Security of like tenor and amount, registered in the name of the Holder thereof (or its transferee), that does not bear the Restricted Legend, and the Trustee will comply with such instruction.

(d) By its acceptance of any Security bearing the Restricted Legend (or any beneficial interest in such a Security), each Holder thereof and each owner of a beneficial interest therein acknowledges the restrictions on transfer of such Security (and any such beneficial interest) set forth in this Indenture and in the Restricted Legend and agrees that it will transfer such Security (and any such beneficial interest) only in accordance with this Indenture and such legend.

SECTION 2.02 Execution and Authentication; Exchange Securities.

(a) An Officer shall execute the Securities for the Issuer by facsimile or manual signature in the name and on behalf of the Issuer. If an Officer whose signature is on a Security no longer holds that office at the time the Security is authenticated, the Security will still be valid.

(b) A Security will not be valid until the Trustee manually signs the certificate of authentication on the Security, with the signature conclusive evidence that the Security has been authenticated under this Indenture.

(c) At any time and from time to time after the execution and delivery of this Indenture, the Issuer may deliver Securities executed by the Issuer to the Trustee for authentication. The Trustee will authenticate and deliver Initial Securities for original issue that may be validly issued under this Indenture and Exchange Securities from time to time for issue in exchange for a like principal amount of Initial Securities after the following conditions have been met; provided that the aggregate principal amount of Securities outstanding at any time may not exceed the aggregate principal amount of $400,000,000, which will be authorized for issuance by the Issuer for pursuant to one or more Authentication Orders, except as provided in Section 2.06 hereof:

Receipt by the Trustee of an Officers’ Certificate specifying

(i) the amount of Securities to be authenticated and the date on which the Securities are to be authenticated,

(ii) whether the Securities are to be Initial Securities or Exchange Securities,

(iii) whether the Securities are to be issued as one or more Global Securities or Certificated Securities, and

(iv) other information the Issuer may determine to include or the Trustee may reasonably request.

(2) In the case of Exchange Securities, effectiveness of an Exchange Offer Registration Statement and consummation of the exchange offer thereunder (and receipt by the Trustee of an Officers’ Certificate to that effect). Initial Securities exchanged for Exchange Securities will be cancelled by the Trustee.

Notwithstanding anything herein to the contrary, except as provided in Section 2.06, the Issuer may not authorize, and the Trustee may not authenticate, the issuance of the Initial Securities other than on the Closing Date.

SECTION 2.03 Registrar and Paying Agent. The Issuer shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange (the “Registrar”) and an office or agency where Securities may be presented for payment (the “Paying Agent”) and where notices and demands to or upon the Issuer in respect of the Securities and the Indenture may be served. The Registrar shall keep a register of the Securities and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Paying Agent” includes any additional paying agent.

The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of any such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

The Issuer may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Issuer shall give prompt notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

The Issuer initially designates the Corporate Trust Office as such office of the Issuer in accordance with this Section 2.03.

The Issuer shall enter into an appropriate agency agreement with any Registrar, Paying Agent or co-registrar not a party to this Indenture, which shall incorporate the terms of the TIA not otherwise excluded hereunder to the extent applicable after a TIA Event. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. Either the Issuer or any domestically organized Wholly Owned Restricted Subsidiary may act as Paying Agent, Registrar, co-registrar or transfer agent.

The Issuer initially appoints the Trustee as Registrar and Paying Agent in connection with the Securities.

Upon issuance of any Global Securities, the Issuer shall appoint DTC to act as Depositary with respect to the Global Securities, and the Trustee shall initially be the securities custodian with respect to any Global Securities.

The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee, provided that no such removal shall become effective until (1) acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or (2) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (1) above. The Registrar or Paying Agent may resign at any time upon not less than 10 Business Days’ prior written notice to the Issuer; provided, however, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.08.

SECTION 2.04 Paying Agent to Hold Money in Trust. By 10:00 a.m. on the Business Day prior to each due date of the principal and interest, including Additional Interest, if any, on any Security, the Issuer shall deposit with the Paying Agent (or if the Issuer or a Wholly Owned Restricted Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest, including Additional Interest, if any, when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money held by the Paying Agent for the payment of principal of or interest, including Additional Interest, if any, on the Securities and shall notify the Trustee in writing of any default by the Issuer in making any such payment within one Business Day thereof. If the Issuer or a Wholly Owned Restricted Subsidiary acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

Any money deposited with any Paying Agent, or then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary in trust for the payment of principal or interest, including Additional Interest, if any, on any Security and remaining unclaimed for two years after such principal and interest and Additional Interest, if any, has become due and payable shall be paid to the Issuer at its request, or, if then held by the Issuer or a permitted Wholly Owned Restricted Subsidiary, shall be discharged from such trust; and the Securityholders shall thereafter, as general unsecured creditors, look only to the Issuer for payment thereof, and all liability of the Paying Agent with respect to such money, and all liability of the Issuer or such permitted Wholly Owned Restricted Subsidiary as trustee thereof, shall thereupon cease.

SECTION 2.05 Securityholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

SECTION 2.06 Replacement Securities. If a mutilated Security is surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Security if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (i) notifies the Issuer or the Trustee within a reasonable time after he has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (ii) makes such request to the Issuer or the Trustee prior to the

Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”) and (iii) satisfies any other reasonable requirements of the Trustee and the Issuer including evidence of the destruction, loss or theft of the Security. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Issuer, the Trustee, the Paying Agent, the Registrar and any co-registrar from any loss that any of them may suffer if a Security is replaced. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Security including the payment of a sum sufficient to cover any tax or other governmental charge that may be required. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Issuer in its discretion may pay such Security instead of issuing a new Security in replacement thereof.

Every replacement Security is an additional obligation of the Issuer.

The provisions of this Section 2.06 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

SECTION 2.07 Outstanding Securities. Securities outstanding at any time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those replaced pursuant to Section 2.06 and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Security.

If a Security is replaced pursuant to Section 2.06, it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date, repurchase date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or repurchased or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.08 Temporary Securities. Until Certificated Securities and Global Securities are ready for delivery, the Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Certificated Securities but may have variations that the Issuer considers appropriate for temporary Securities. Without unreasonable delay, the Issuer shall prepare and the Trustee shall authenticate Certificated Securities or Global Securities, as the case may be, and deliver them in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Issuer, without charge to the Holder.

SECTION 2.09 Cancellation. The Issuer at any time may deliver Securities to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any

Securities surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancellation and deliver canceled Securities to the Issuer, or if the Issuer so agrees, may destroy canceled Securities, in accordance with the Trustee’s customary procedures. The Issuer shall not issue new Securities to replace Securities that have been redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

SECTION 2.10 CUSIP Numbers. The Issuer in issuing the Securities may use “CUSIP” numbers (if then generally in use) and, if so, the Trustee shall use “CUSIP” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall promptly notify the Trustee of any change in “CUSIP” numbers.

SECTION 2.11 Registration, Transfer and Exchange.

(a) The Securities will be issued in registered form only, without coupons, and the Issuer shall cause the Trustee to maintain a register (the “Register”) of the Securities, for registering the record ownership of the Securities by the Holders and transfers and exchanges of the Securities.

(b) (1) Each Global Security will be registered in the name of the Depositary or its nominee and, so long as DTC is serving as the Depositary thereof, will bear the DTC Legend.

(2) Each Global Security will be delivered to the Trustee as custodian for the Depositary. Transfers of a Global Security (but not a beneficial interest therein) will be limited to transfers thereof in whole, but not in part, to the Depositary, its successors or their respective nominees, except (i) as set forth in Section 2.11(b)(4) and (ii) transfers of portions thereof in the form of Certificated Securities may be made upon request of an Agent Member (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section and Section 2.12.

(3) Agent Members will have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, and the Depositary may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, the Depositary or its nominee may grant proxies and otherwise authorize any Person (including any Agent Member and any Person that holds a beneficial interest in a Global Security through an Agent Member) to take any action which a Holder is entitled to take under this Indenture or the Securities, and nothing herein will impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any security.

(4) If (x) the Depositary notifies the Issuer that it is unwilling or unable to continue as Depositary for a Global Security and a successor depositary is not appointed by the Issuer within 90 days of the notice or (y) an Event of Default has occurred and is continuing and the Trustee has received a request from the Depositary, the Trustee will promptly exchange each beneficial interest in the Global Security for one or more Certificated Securities in authorized denominations having an equal aggregate principal amount registered in the name of the owner of such beneficial interest, as identified to the Trustee by the Depositary, and thereupon the Global Security will be deemed canceled. If such Security does not bear the Restricted Legend, then the Certificated Securities issued in exchange therefor will not bear the Restricted Legend. If such Security bears the Restricted Legend, then the Certificated Securities issued in exchange therefor will bear the Restricted Legend.

(c) Each Certificated Security will be registered in the name of the Holder thereof or its nominee.

(d) A Holder may transfer a Security (or a beneficial interest therein) to another Person or exchange a Security (or a beneficial interest therein) for another Security or Securities of any authorized denomination by presenting to the Trustee a written request therefor stating the name of the proposed transferee or requesting such an exchange, accompanied by any certification, opinion or other document required by Section 2.12. The Trustee will promptly register any transfer or exchange that meets the requirements of this Section by noting the same in the register maintained by the Trustee for such purpose; provided that

(x) no transfer or exchange will be effective until it is registered in such register; and

(y) the Trustee will not be required (i) to issue, register the transfer of or exchange any Security for a period of 15 days before a selection of Securities to be redeemed or purchased pursuant to a Repurchase Offer, (ii) to register the transfer of or exchange any Security so selected for redemption or purchase in whole or in part, except, in the case of a partial redemption or purchase, that portion of any Security not being redeemed or purchased, or (iii) if a redemption or a purchase pursuant to a Repurchase Offer is to occur after a regular record date but on or before the corresponding interest payment date, to register the transfer of or exchange any Security on or after the regular record date and before the date of redemption or purchase. Prior to the registration of any transfer, the Issuer, the Trustee and their agents will treat the Person in whose name the Security is registered as the owner and Holder thereof for all purposes (whether or not the Security is overdue), and will not be affected by notice to the contrary.

From time to time the Issuer will execute and the Trustee will authenticate additional Securities as necessary in order to permit the registration of a transfer or exchange in accordance with this Section.

No service charge will be imposed in connection with any transfer or exchange of any Security, but the Issuer and the Trustee/Registrar may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than a transfer tax or other similar governmental charge payable upon exchange pursuant to subsection (b)(4)).

(e) (1) Global Security to Global Security. If a beneficial interest in a Global Security is transferred or exchanged for a beneficial interest in another Global Security, the Trustee will (x) record a decrease in the principal amount of the Global Security being transferred or exchanged equal to the principal amount of such transfer or exchange and (y) record a like increase in the principal amount of the other Global Security. Any beneficial interest in one Global Security that is transferred to a Person who takes delivery in the form of an interest in another Global Security, or exchanged for an interest in another Global Security, will, upon transfer or exchange, cease to be an interest in such Global Security and become an interest in the other Global Security and, accordingly, will thereafter be subject to all transfer and exchange restrictions, if any, and other procedures applicable to beneficial interests in such other Global Security for as long as it remains such an interest.

(2) Global Security to Certificated Security. If a beneficial interest in a Global Security is transferred or exchanged for a Certificated Security, the Trustee will (x) record a decrease in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (y) deliver one or more new Certificated Securities in authorized denominations having an equal aggregate principal amount to the transferee (in the case of a transfer) or the owner of such beneficial interest (in the case of an exchange), registered in the name of such transferee or owner, as applicable.

(3) Certificated Security to Global Security. If a Certificated Security is transferred or exchanged for a beneficial interest in a Global Security, the Trustee will (x) cancel such Certificated Security, (y) record an interest or an increase in the principal amount of such Global Security equal to the principal amount of such transfer or exchange and (z) in the event that such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

(4) Certificated Security to Certificated Security. If a Certificated Security is transferred or exchanged for another Certificated Security, the Trustee will (x) cancel the Certificated Security being transferred or exchanged, (y) deliver one or more new Certificated Securities in authorized denominations having an aggregate principal amount equal to the principal amount of such transfer or exchange to the transferee (in the case of a transfer) or the Holder of the canceled Certificated Security (in the case of an exchange), registered in the name of such transferee or Holder, as applicable, and (z) if such transfer or exchange involves less than the entire principal amount of the canceled Certificated Security, deliver to the Holder thereof one or more Certificated Securities in authorized denominations having an aggregate principal amount equal to the untransferred or unexchanged portion of the canceled Certificated Security, registered in the name of the Holder thereof.

SECTION 2.12 Restrictions on Transfer and Exchange.

(a) The transfer or exchange of any Security (or a beneficial interest therein) may only be made in accordance with this Section and Section 2.11 and, in the case of a Global Security (or a beneficial interest therein), the applicable rules and procedures of the Depositary. The Trustee shall refuse to register any requested transfer or exchange that does not comply with the preceding sentence.

(b) Subject to paragraphs (c) and (d), the transfer or exchange of any Security (or a beneficial interest therein) of the type set forth in column A below for a Security (or a beneficial interest therein) of the type set forth opposite in column B below may only be made in compliance with the certification requirements (if any) described in the clause of this paragraph set forth opposite in column C below.

A	B	C

U.S. Global Security	U.S. Global Security	(1)

U.S. Global Security	Offshore Global Security	(2)

U.S. Global Security	Certificated Security	(3)

Offshore Global Security	U.S. Global Security	(4)

Offshore Global Security	Offshore Global Security	(1)

Offshore Global Security	Certificated Security	(5)

Certificated Security	U.S. Global Security	(4)

Certificated Security	Offshore Global Security	(2)

Certificated Security	Certificated Security	(3)

(1) No certification is required.

(2) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Regulation S Certificate; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required.

(3) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee (x) a duly completed Rule 144A Certificate, (y) a duly completed Regulation S Certificate or (z) a duly completed Institutional Accredited Investor Certificate, and/or an Opinion of Counsel and such other certifications and evidence as the Issuer may reasonably require in order to determine that the proposed transfer or exchange is being made in compliance with the Securities Act and any applicable securities laws of any state of the United States; provided that if the requested transfer or exchange is made by the Holder of a Certificated Security that does not bear the Restricted Legend, then no certification is required. In the event that (i) the requested transfer or exchange takes place after the Restricted Period and a duly completed Regulation S Certificate is delivered to the Trustee or (ii) a Certificated Security that does not bear the Restricted Legend is surrendered for transfer or exchange, upon transfer or exchange the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(4) The Person requesting the transfer or exchange must deliver or cause to be delivered to the Trustee a duly completed Rule 144A Certificate.

(5) Notwithstanding anything to the contrary contained herein, no such exchange is permitted if the requested exchange involves a beneficial interest in a Temporary Offshore Global Security. If the requested transfer or exchange involves a beneficial interest in a Permanent Offshore Global Security, no certification is required and the Trustee will deliver a Certificated Security that does not bear the Restricted Legend.

(c) No certification is required in connection with any transfer or exchange of any Security (or a beneficial interest therein)

(1) after such Security is eligible for resale pursuant to Rule 144(k) under the Securities Act (or a successor provision); provided that the Issuer has provided the Trustee with an Officer’s Certificate to that effect, and the Issuer may require from any Person requesting a transfer or exchange in reliance upon this clause (1) an opinion of counsel and any other reasonable certifications and evidence in order to support such certificate; or

(2) (x) sold pursuant to an effective registration statement, pursuant to a Registration Rights Agreement or otherwise or (y) which is validly tendered for exchange into an Exchange Security pursuant to an Exchange Offer.

Any Certificated Security delivered in reliance upon this paragraph will not bear the Restricted Legend.

(d) Notwithstanding anything herein to the contrary, until the Trigger Date, no Security may be transferred to any Person other than a Holder or its Affiliates without the consent of the Issuer (not to be unreasonably withheld or delayed). The restrictions of this clause (d) shall not apply (i) after the occurrence and during the continuance of an Event of Default under Section 6.01(a)(1), (2), (9) or (10) and (ii) to a pledge of any Security by its Holder as collateral for such Holder’s obligations and the foreclosure or other exercise of such pledge by a pledgee thereunder.

(e) The Trustee will retain copies of all certificates, opinions and other documents received in connection with the transfer or exchange of a Security (or a beneficial interest therein), and the Issuer will have the right to inspect and make copies thereof at any reasonable time upon written notice to the Trustee.

SECTION 2.13 Reg S Temporary Offshore Global Securities.

(a) Each Security originally sold in reliance upon Regulation S will be evidenced by one or more Offshore Global Securities that bear the Temporary Offshore Global Security Legend.

(b) An owner of a beneficial interest in a Temporary Offshore Global Security (or a Person acting on behalf of such an owner) may provide to the Trustee (and the Trustee will accept) a duly completed Certificate of Beneficial Ownership at any time after the Restricted Period (it being understood that the Trustee will not accept any such certificate during the Restricted Period). Promptly after acceptance of a Certificate of Beneficial Ownership with respect to such a beneficial interest, the Trustee will cause such beneficial interest to be exchanged for an equivalent beneficial interest in a Permanent Offshore Global Security, and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(c) Notwithstanding paragraph (b), if after the Restricted Period any Initial Purchaser Party owns a beneficial interest in a Temporary Offshore Global Security, such Initial Purchaser Party may, upon written request to the Trustee accompanied by a certification as to its status as the Initial Purchaser Party, exchange such beneficial interest for an equivalent beneficial interest in a Permanent Offshore Global Security, and the Trustee will comply with such request and will (x) permanently reduce the principal amount of such Temporary Offshore Global Security by the amount of such beneficial interest and (y) increase the principal amount of such Permanent Offshore Global Security by the amount of such beneficial interest.

(d) Notwithstanding anything to the contrary contained herein, any owner of a beneficial interest in a Temporary Offshore Global Security shall not be entitled to receive payment of principal or interest on such beneficial interest or other amounts in respect of such beneficial interest until such beneficial interest is exchanged for an interest in a Permanent Offshore Global Security or transferred for an interest in another Global Security or a Certificated Security.

SECTION 2.14 Defaulted Interest. If the Issuer defaults in a payment of interest on the Securities, the Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Issuer may pay the defaulted interest to the persons who are Securityholders on a subsequent special record date. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly send or cause to be sent to each Securityholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

The Issuer may make payment of any defaulted interest in any other lawful manner not inconsistent with the requirements (if applicable) of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Issuer to the Trustee of the proposed payment pursuant to this paragraph, such manner of payment shall be deemed practicable by the Trustee.

ARTICLE 3

REDEMPTION

SECTION 3.01 Notices to Trustee. If the Issuer elects to redeem Securities pursuant to Section 3.07, it shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and the Section of this Indenture pursuant to which the redemption shall occur.

The Issuer shall give each notice to the Trustee provided for in this Section at least 60 days before the redemption date unless the Trustee consents to a shorter period. Such notice shall be accompanied by an Officers’ Certificate and an Opinion of Counsel from the Issuer to the effect that such redemption shall comply with the conditions herein. If fewer than all the Securities are to be redeemed, the record date relating to such redemption shall be selected by the Issuer and given to the Trustee, which record date shall be not fewer than 30 days after the date of notice to the Trustee, unless the Trustee otherwise agrees. Any such notice may be canceled at any time prior to notice of such redemption being sent to any Holder and shall thereby be void and of no effect.

SECTION 3.02 Selection. If less than all of the Securities are to be redeemed at any time, selection of Securities for redemption shall be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or, if the Securities are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate; provided that no Securities of $1,000 or less shall be redeemed in part. If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. On and after the redemption date, unless the Issuer defaults in payment of the redemption price or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest ceases to accrue on Securities or portions of them called for redemption.

SECTION 3.03 Notice. The Issuer shall give Notices of redemption which shall be sent electronically or mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Securities to be redeemed at its registered address, except that redemption notices may be sent more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Securities or a satisfaction and discharge of this Indenture. The Trustee shall notify the Issuer promptly of the Securities or portions of Securities to be redeemed.

The notice shall identify the Securities to be redeemed and shall state:

(a) the redemption date;

(b) the redemption price;

(c) the name and address of the Paying Agent;

(d) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(e) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed;

(f) that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(g) the Section hereof pursuant to which the Securities called for redemption are being redeemed;

(h) the CUSIP number, if any, printed on the Securities being redeemed; and

(i) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

At the Issuer’s request (which may be revoked at any time in writing prior to the time at which the Trustee shall have given such notice to the Holders), the Trustee shall give the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall provide the Trustee with the information required by this Section.

SECTION 3.04 Effect of Notice of Redemption. Once notice of redemption is sent, Securities called for redemption become due and payable on the date fixed for redemption and at the redemption price stated in the notice. Upon surrender to the Paying Agent, such Securities shall be paid at the redemption price stated in the notice, plus accrued interest, including Additional Interest, if any, to the redemption date; provided that if the redemption date is after a regular record date and on or prior to the interest payment date, the accrued and unpaid interest, including Additional Interest, if any, shall be payable to the Securityholder of the redeemed Securities registered at the close of business on the relevant record date. If sent in the manner herein, the notice shall be conclusively presumed to have been given whether or not the Holder receives such notice. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

SECTION 3.05 Deposit of Redemption Price. By 10:00 a.m. on the Business Day prior to the redemption date, the Issuer shall deposit with the Paying Agent (or, if the Issuer or a Wholly Owned Restricted Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the redemption price of and accrued interest, including Additional Interest, if any, on all Securities to be redeemed on the redemption date other than Securities or portions of Securities called for redemption that have been delivered by the Issuer to the Trustee for cancellation. If the redemption date is on or after an interest record date and on or before the related interest payment date, the accrued and unpaid interest, including Additional Interest, if any, will be paid to the Person in whose name a Security is registered at the close of business on such record date.

SECTION 3.06 Securities Redeemed in Part. Upon surrender of a Security that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

SECTION 3.07 Optional Redemption.

(a) Except as set forth in Section 3.07(b) or (c), the Securities may not be redeemed prior to the second anniversary of the Closing Date. On that date and thereafter, the Securities shall be subject to redemption at any time at the option of the Issuer, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest to the applicable redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the twelve-month period beginning on the anniversary of the Closing Date specified below:

Year	Percentage

Second anniversary of the Closing Date	106%
Third anniversary of the Closing Date	103%
Fourth anniversary of the Closing Date and each subsequent anniversary	100%

provided, however, that any such redemption shall be subject to Section 3.07(d).

(b) In addition, at any time and from time to time, prior to the second anniversary of the Closing Date, subject to Section 3.07(d), the Issuer may redeem up to 40% of the sum of the original aggregate principal amount of Securities at a redemption price of 112% of the principal amount thereof, plus accrued and unpaid interest thereon, if any, to the redemption date (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date), with the net cash proceeds of an offering of common stock of the Issuer or an offering of common stock of any direct or indirect parent of the Issuer, the net cash proceeds of which are contributed as common equity capital to the Issuer; provided that (1) at least 60% of the sum of the original aggregate principal amount of Initial Securities issued under this Indenture remains outstanding immediately after the occurrence of such redemption; and (2) such redemption shall occur within 90 days of the date of the closing of such public offering.

(c) At any time prior to the second anniversary of the Closing Date, subject to Section 3.07(d), the Securities may be redeemed in whole or in part at the option of the Issuer. The redemption price will be equal to (i) 100% of the principal amount of the Securities, plus (ii) accrued interest, if any, to the redemption date (subject to the rights of Holders on relevant record dates to receive interest due on the relevant interest payment date), plus (iii) the Applicable Premium, if any.

(d) Any redemption pursuant to Section 3.07 (a), (b) or (c) shall be in a minimum aggregate principal amount of Securities of $5,000,000 (or, if less, the entire principal amount of Securities then outstanding).

SECTION 3.08 No Sinking Fund. There shall be no sinking fund for the payment of principal on the Securities to the Securityholders.

SECTION 3.09 Repurchase Offers.

(a) If the Issuer shall be required to commence an offer to all Holders to purchase Securities (a “Repurchase Offer”) pursuant to Section 4.06 (an “Asset Sale Offer”) or pursuant to Section 4.08 (a “Change of Control Offer”), the Issuer shall follow the procedures specified in this Section 3.09:

(1) Within 30 days after (A) a Change of Control (unless (1) the Issuer is not required to make such offer pursuant to Section 4.08(b) or (2) all Securities have been called for redemption pursuant to Section 3.07(a) or (c)) or (B) the date on which the Issuer is required to make an Asset Sale Offer pursuant to Section 4.06, the Issuer shall commence a Repurchase Offer, which shall remain open for a period of at least 20 Business Days following its commencement (the “Offer Period”), by sending a notice to the Trustee and each of the Holders, by electronic transmission or by first class mail, which notice shall contain all instructions and materials necessary to enable the Holders to tender Securities pursuant to such Repurchase Offer. Such notice, which shall govern the terms of the Repurchase Offer, shall describe the transaction or transactions that constitute the Change of Control or Asset Sale requiring an Asset Sale Offer, as the case may be, and shall state:

(i) that the Repurchase Offer is being made pursuant to this Section 3.09 and Section 4.06 or 4.08, as the case may be;

(ii) the principal amount of Securities required to be purchased pursuant to Section 4.06, in the case of an Asset Sale Offer, or that the Issuer is required to offer to purchase all of the outstanding principal amount of Securities, in the case of a Change of Control Offer (such amount, the “Offer Amount”), the purchase price and, that on the date specified in such notice (the “Purchase Date”), which date shall be no earlier than 30 days and no later than 60 days from the date such notice is sent, the Issuer shall repurchase an Offer Amount of Securities validly tendered and not withdrawn pursuant to this Section 3.09 and Section 4.06 or 4.08, as applicable;

(iii) that any Security not tendered or accepted for payment shall continue to accrue interest;

(iv) that, unless the Issuer defaults in making such payment, Securities accepted for payment pursuant to the Repurchase Offer shall cease to accrue interest after the Purchase Date;

(v) that Holders electing to have a Security purchased pursuant to a Repurchase Offer may elect to have all or any portion of such Security purchased;

(vi) that Holders electing to have a Security purchased pursuant to any Repurchase Offer shall be required to surrender the Security, with the form entitled “Option of Holder to Elect Purchase” on the reverse of the Security, or such other customary documents of surrender and transfer as the Issuer may reasonably request, duly completed, or transfer the Security by book-entry transfer, to the Issuer, the Depositary, or the Paying Agent at the address specified in the notice prior to the Purchase Date;

(vii) that Holders shall be entitled to withdraw their election if the Issuer, the Depositary or the Paying Agent, as the case may be, in each case with a copy to the Trustee, receives, not later than the expiration of the Offer Period, a telegram, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security the Holder delivered for purchase and a statement that such Holder is withdrawing its election to have such Security purchased;

(viii) that, in the case of an Asset Sale Offer, if the aggregate principal amount of Securities surrendered by Holders thereof exceeds the Offer Amount, the Trustee shall select the Securities to be purchased on a pro rata basis (based upon the outstanding principal amount thereof), with such adjustments as may be deemed appropriate by the Issuer so that only Securities in denominations of $1,000, or integral multiples thereof, shall be purchased;

(ix) that Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered (or transferred by book-entry transfer); and

(x) the CUSIP number, if any, printed on the Securities being repurchased and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Securities.

(2) On (or at the Issuer’s election, before) the Purchase Date, the Issuer shall, (A) to the extent lawful, accept for payment, on a pro rata basis to the extent necessary in the case of an Asset Sale Offer, the Securities or portions thereof tendered pursuant to the Repurchase Offer and not theretofore withdrawn, or if Securities aggregating less than the Offer Amount have been tendered, or in the case of a Change of Control Offer all Securities tendered, and shall deliver to the Trustee an Officers’ Certificate stating that such Securities or portions thereof were accepted for payment by the Issuer in accordance with the terms of this Section 3.09, (B) deposit with the Paying Agent an amount equal to the payment required in respect of all Securities or portions thereof so tendered and (C) deliver or cause to be delivered to the Trustee the Securities so accepted together with an Officers’ Certificate stating the aggregate principal amount of Securities or portions thereof being purchased by the Issuer. The Issuer, the Depositary or the Paying Agent, as the case may be, shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the Change of Control Payment or the payment due to each respective Holder in respect of the Asset Sale Offer, as applicable, with respect to the Securities tendered by such Holder and accepted by the Issuer for purchase, and the Issuer shall promptly issue a new Security, and the Trustee, upon written request from the Issuer, shall authenticate and mail or deliver such new Security to such Holder, in a principal amount equal to any unpurchased portion of the Securities so surrendered, provided that each such new Security shall be in a principal amount of $1,000 or an integral multiple thereof. Any Security not so accepted shall be promptly mailed or delivered by the Issuer to the Holder thereof. On the Purchase Date, all Securities purchased by the Issuer shall be delivered to the Trustee for cancellation. All Securities or portions thereof purchased pursuant to the Repurchase Offer shall be canceled by the Trustee. The Issuer shall publicly announce the results of the Repurchase Offer on or as soon as practicable after the Purchase Date, but in no case more than five Business Days thereafter. For the purposes of the preceding sentence, it shall be sufficient for the Issuer to publish the results of the Repurchase Offer on its website on the world wide web.

If the Issuer complies with the provisions of the preceding paragraph, on and after the Purchase Date interest shall cease to accrue on the Securities or the portions of Securities repurchased. If a Security is repurchased on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest, including Additional Interest, if any, shall be paid to the Person in whose name such Security was registered at the close of business on such record date. If any Security called is not repurchased upon surrender because of the failure of the Issuer to comply with the preceding paragraph, interest, including Additional Interest, if any, shall be paid on the unpaid principal, from the Purchase Date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Securities and in Section 4.01.

(b) The Issuer shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations to the extent such laws and regulations are applicable in connection with the Repurchase Offer. To the extent that the provisions of any applicable securities laws or regulations conflict with this Section 3.09, the Issuer shall comply with such securities laws and regulations and shall not be deemed to have breached its obligations under this Section 3.09 by virtue thereof.

(c) Once notice of repurchase is sent in accordance with this Section 3.09, all Securities validly tendered and not withdrawn (or, in the case of an Asset Sale Offer, if the Issuer is not required to repurchase all of such Securities then the pro rata portion of such Securities that the Issuer may be required to purchase pursuant to Section 3.02 and/or 4.06, as applicable) become irrevocably due and payable on the Purchase Date at the purchase price specified herein. A notice of repurchase may not be conditional.

(d) Other than as specifically provided in this Section 3.09 or Section 4.06 or 4.08, as applicable, any purchase pursuant to this Section 3.09 shall be made pursuant to Sections 3.02 and 3.06.

ARTICLE 4

COVENANTS

SECTION 4.01 Payment of Securities.

(a) The Issuer shall promptly pay the principal of, premium, if any, Additional Interest, if any, and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal, premium, if any, and interest and Additional Interest, if any, shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds by 11:00 a.m., New York City time, in accordance with this Indenture available funds sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Securityholders on that date pursuant to the terms of this Indenture. If the Issuer is required by applicable law to deduct or withhold any taxes from any payments of principal of, premium, interest or Additional Interest on the Securities, then (i) the sum payable shall be increased as necessary so that after making all required deductions and withholdings (including deductions or withholdings applicable to additional sums payable under this sentence), the Holders receive an amount equal to the sum they would have received had no such deductions or withholdings been made, (ii) the Issuer shall make such deductions or withholdings and (iii) the Issuer shall timely pay the full amount deducted or withheld to the relevant governmental authority within the time allowed and in accordance with applicable law; provided, however, that no additional amounts shall be payable on any Security in respect of any U.S. federal withholding tax or any other tax imposed, deducted or withheld by reason of any present or former connection between the Holder or beneficial owner of such Security and the jurisdiction imposing such tax (other than the receipt of payments on such Security, the acquisition, ownership or disposition of such Security or enforcement of, or exercise of rights under, such Security or this Indenture).

(b) The Issuer shall pay interest on overdue principal at the rate and in the manner specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. The Issuer shall pay interest at a default rate under the circumstances specified in the Securities.

(c) Principal, premium, if any, and interest, including Additional Interest, if any, on the Securities will be payable at the office or agency of the Paying Agent or, at the option of the Issuer, payment of interest, including Additional Interest, if any, may be made by check mailed to the Holders of the Securities at their respective addresses set forth in the register of Holders related to the Securities; provided that all payments of principal, premium, if any, and interest and Additional Interest, if any, with respect to any Securities the Holders of which have given wire transfer instructions to the Issuer will be required to be made by wire transfer of immediately available funds to the accounts specified by the Holders thereof.

SECTION 4.02 Reports.

(a) The Issuer shall provide to the Holders and the Trustee (which may be by electronic means):

(1) as soon as available, but in any event within 90 days after the end of each fiscal year of the Issuer ending after the Closing Date, a copy of the consolidated balance sheet of the Issuer and its Restricted Subsidiaries as at the end of such fiscal year and the related consolidated statements of income, stockholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous year and reported on by independent certified public accountants of nationally recognized standing;

(2) as soon as available, but in any event not later than 45 days after the end of each of the first three quarterly periods of each fiscal year of the Issuer ending after the Closing Date, copies of the unaudited consolidated balance sheets of the Issuer and its Restricted Subsidiaries as at the end of each such quarter and the related unaudited consolidated statements of income and cash flows for such quarterly period and the portion of the fiscal year through such date, setting forth in each case in comparative form the figures for the corresponding quarter in, and year-to-date portion of, the previous year, certified by the chief financial officer, controller or treasurer of the Issuer as being fairly stated in all material respects.

(b) The Issuer shall furnish to the Holders, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. At all times after a TIA Event, the Issuer also shall comply with the other provisions of TIA § 314(a).

(c) Delivery of the reports and information to the Trustee under this Section 4.02 is for informational purposes only, and the Trustee’s receipt of the foregoing shall not constitute notice of any information contained therein.

SECTION 4.03 Incurrence of Debt and Issuance of Preferred Stock.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Debt (including Acquired Debt and Attributable Debt), and the Issuer shall not permit any of its Restricted Subsidiaries that are not Guarantors to issue any shares of Preferred Stock; provided, however, that, subject to Section 4.19, the Issuer and any Restricted Subsidiary may incur Debt (including Acquired Debt and Attributable Debt) and any Guarantor may issue Preferred Stock if the Consolidated Fixed Charge Coverage Ratio for the Issuer’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Debt is incurred or Preferred Stock is issued would have been at least 2.00 to 1.00 determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Debt had been incurred or the Preferred Stock had been issued, as the case may be, and the application of the net proceeds therefrom had occurred at the beginning of such four-quarter period (the “Coverage Ratio Exception”); and, provided, further, that Debt (including Acquired Debt and Attributable Debt) incurred by a Restricted Subsidiary that is not a Guarantor pursuant to the Coverage Ratio Exception shall not exceed $100.0 million.

(b) The provisions of Section 4.03(a) shall not apply to any of the following items of Debt or Preferred Stock (collectively, “Permitted Debt”), which shall, however, be subject to Section 4.19:

(1) the incurrence by the Issuer or any of its Restricted Subsidiaries of Secured Debt, including bankers’ acceptances (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof) under Credit Facilities (including Guarantees of such Debt by the Issuer or any of its Restricted Subsidiaries); provided that (i) the aggregate principal amount of such Debt outstanding pursuant to this clause (1) does not exceed $2,650.0 million incurred, in the aggregate, pursuant to the ABL revolving credit facility portion and the term loan facility portion of the Senior Credit Facility, and (ii) at all times while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, such amount shall be reduced by the cumulative Net Proceeds from any Asset Sale to the extent applied pursuant to Section 4.06 to prepayments of Debt under Credit Facilities, provided that once this condition is no longer applicable, the reduction or reductions shall be reversed;

(2) (a) the incurrence by the Issuer of Debt represented by the Securities issued on the Closing Date and by the Exchange Securities including any Guarantees thereof issued from time to time in exchange for a like principal amount of Initial Securities pursuant to this Indenture, and (b) the incurrence by the guarantors of the Securities permitted to be incurred pursuant the foregoing clause (2)(a) of Debt represented by the guarantees of such Securities;

(3) the incurrence by the Issuer or any of its Restricted Subsidiaries of (i) Debt (including Capital Lease Obligations) incurred within 270 days of the acquisition, construction, lease or improvement of property to finance the acquisition, construction, lease or improvement of such property (real or personal) (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets), provided that the aggregate amount of Debt incurred pursuant to this clause (3)(i) at any time outstanding (when aggregated with all Permitted Refinancing Debt in respect thereof) shall not exceed $40.0 million and (ii) Acquired Debt; provided that after giving effect to the incurrence of Acquired Debt pursuant to this clause (3)(ii) either (x) the Issuer would be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (y) the Consolidated Fixed Charge Coverage Ratio would be at least equal to or greater than such Consolidated Fixed Charge Coverage Ratio immediately prior to such acquisition;

(4) the incurrence by the Issuer or any of its Restricted Subsidiaries of Permitted Refinancing Debt in exchange for, or the net proceeds of which are used to refund, refinance or replace Debt incurred pursuant to clauses (3), (4), (5), (6) or (7);

(5) the incurrence or issuance of Debt or Preferred Stock of Foreign Subsidiaries under local working capital lines in an aggregate amount not to exceed (together with the amount of any Guarantee pursuant to clause (9) below), other than any Guarantee of Debt incurred pursuant to this clause (5)) $150.0 million at any time outstanding;

(6) the incurrence by the Issuer of intercompany Debt or Preferred Stock owed or issued to and held by any Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or the incurrence by a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor of intercompany Debt or Preferred Stock owed or issued to and held by the Issuer or any other Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor, provided, however, that (a) any such Debt or Preferred Stock of the Issuer or any Guarantor shall be expressly subordinated and junior in right of payment to the Securities or the Securities Guarantee issued by such Guarantor and (b)(i) any subsequent issuance or transfer of Equity Interests or other action that results in any such Debt or Preferred Stock being held by a Person other than the Issuer, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor or (ii) any sale or other transfer of any such Debt or Preferred Stock to a Person that is neither the Issuer, a Wholly Owned Restricted Subsidiary or a Restricted Subsidiary that is a Guarantor, shall be deemed, in each case, to constitute an incurrence of such Debt or issuance of such Preferred Stock by the Issuer, such Wholly Owned Restricted Subsidiary or such Restricted Subsidiary that is a Guarantor, as the case may be, that was not permitted by this clause (6);

(7) any Debt of the Issuer and its Restricted Subsidiaries in existence on the Closing Date (other than Debt described in clauses (1) or (2));

(8) the incurrence by the Issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred (a) principally for the purpose of fixing or hedging interest rate risk with respect to any Debt that is permitted by the terms of this Indenture to be outstanding or (b) principally for the purpose of fixing or hedging currency exchange rate risk or commodity price risk incurred in the ordinary course of business;

(9) (a) the incurrence of any Guarantee by the Issuer or any Guarantor of Debt of the Issuer or a Guarantor or of any Foreign Subsidiary (which Debt of any such Foreign Subsidiary shall not exceed (together with the amount of any Debt or Preferred Stock incurred under clause (5)) $150.0 million at any time outstanding), in each case, which Debt was permitted to be incurred by another provision of this covenant and (b) the incurrence of any Guarantee by any Foreign Subsidiary of Debt of another Foreign Subsidiary;

(10) the incurrence by the Issuer or any of its Restricted Subsidiaries of additional Debt (which may comprise Debt under the Senior Credit Facility) in an aggregate principal amount, and the issuance by Restricted Subsidiaries that are not Guarantors of Preferred Stock with a liquidation preference, at any time outstanding, pursuant to this clause (10) not to exceed an amount equal to $60.0 million;

(11) (x) any guarantee by the Issuer or a Guarantor of Debt or other obligations of any Restricted Subsidiary so long as the incurrence of such Debt incurred by such Restricted Subsidiary is permitted hereunder; provided that if such Debt is by its express terms subordinated in right of payment to the Securities or the Guarantee of such Restricted Subsidiary or the Issuer, as applicable, any such guarantee of such Guarantor with respect to such Debt shall be subordinated in right of payment to such Guarantor’s Guarantee with respect to the Securities substantially to the same extent as such Debt is subordinated to the Securities or the Guarantee of such Restricted Subsidiary, as applicable, (y) any guarantee by a Restricted Subsidiary that is not a Guarantor of Debt of another Restricted Subsidiary that is not a Guarantor incurred in accordance with the terms of the Indenture, and (z) any guarantee by a Guarantor of Debt of the Issuer incurred in accordance with the terms of the Indenture;

(12) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor; provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or a Guarantor or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or a Restricted Subsidiary that is a Wholly Owned Restricted Subsidiary or a Guarantor) shall be deemed in each case to be an issuance of such shares of Preferred Stock not permitted under this clause (12);

(13) Debt incurred by a Securitization Subsidiary in a Qualified Securitization Financing that is not recourse to the Issuer or any of its Restricted Subsidiaries, other than a Securitization Subsidiary (except for Standard Securitization Undertakings);

(14) Debt in respect of customs, stay, performance, bid, appeal and surety bonds and completion guarantees and similar obligations not in connection with money borrowed, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(15) Debt in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business (including in respect of workers compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance or other Debt with respect to reimbursement-type obligations regarding workers compensation claims);

(16) Guarantees (i) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, franchisees, lessors and licensees or (ii) otherwise constituting Permitted Investments or Restricted Investments permitted by Section 4.04;

(17) Debt of the Issuer or any Restricted Subsidiary consisting of (i) financing of insurance premiums in an aggregate principal amount not to exceed $15.0 million at any time outstanding or (ii) take or pay obligations contained in supply agreements, in each case arising in the ordinary course of business and not in connection with the borrowing of money;

(18) Debt representing deferred compensation to employees of the Issuer (or any direct or indirect parent thereof) and the Restricted Subsidiaries incurred in the ordinary course of business;

(19) Debt arising from agreements of the Issuer or any Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case entered into in connection with the disposition or acquisition of any business, assets or Capital Stock permitted hereunder, other than any such obligations incurred by any Person acquiring all or any portion of such business, assets or Capital Stock for the purpose of financing such acquisition, provided that such amount is not Debt reflected on the balance sheet of the Issuer or any Restricted Subsidiary in accordance with GAAP (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this proviso);

(20) Debt consisting of promissory notes issued by the Issuer or any Guarantor to current or former officers, managers, consultants, directors and employees (or their respective spouses, former spouses, successors, executors, administrators, heirs, legatees or distributees) to finance the purchase or redemption of Equity Interests of the Issuer (or any direct or indirect parent thereof) permitted by Section 4.04;

(21) Debt arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Debt is extinguished within five Business Days of its incurrence;

(22) cash management obligations and Debt in respect of netting services, overdraft facilities, employee credit card programs, cash pooling arrangements or similar arrangements in connection with cash management and deposit accounts; provided that, with respect to any cash pooling arrangements, the total amount of all deposits subject to any such cash pooling arrangement at all times equals or exceeds the total amount of overdrafts that may be subject to such cash pooling arrangements; and

(23) Attributable Debt in respect of any sale and leaseback transaction of property (real or personal), equipment or other fixed or capital assets owned by the Issuer or any Restricted Subsidiary Transactions in an aggregate principal amount not to exceed $100.0 million.

(c) Notwithstanding any other provision in this covenant, the maximum amount of Debt that the Issuer or any Restricted Subsidiary may incur pursuant to this covenant shall not be deemed to be exceeded solely as a result of fluctuations in the exchange rates of currencies.

(d) For purposes of determining compliance with this Section 4.03:

(1) the outstanding principal amount of any particular Debt shall be counted only once such that (without limitation) any obligation arising under any guarantee, Lien, letter of credit or similar instrument supporting such Debt (to the extent such guarantee, Lien, letter of credit or similar instrument is otherwise permitted to be incurred) shall be disregarded;

(2) in the event that an item of Debt (or a portion thereof) meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (10) of the definition of Permitted Debt above or is entitled to be incurred pursuant to Section 4.03(a), the Issuer shall, in its sole discretion, classify (and may, from time to time, re-classify) such item of Debt (or such portion thereof) in any manner that complies with this covenant and such item of Debt (or such portion thereof) shall be treated as having been incurred pursuant to only one of such clauses or pursuant to the first paragraph hereof, and additionally, all or any portion of any item of Debt may later be reclassified as having been incurred pursuant to the first paragraph of this covenant or under any category of Permitted Debt described in clauses (1) through (22) above so long as such Debt is permitted to be incurred pursuant to such provision at the time of reclassification; provided that all outstanding Debt under the Senior Credit Facility immediately following the Closing Date shall be deemed to have been incurred pursuant to clause (1) of the definition of Permitted Debt and provided further that at all times while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, any Debt incurred to refinance the Credit Facilities shall be incurred first under clause (1) hereof; and

(3) accrual of interest or dividends (including the issuance of “pay in kind” securities in respect of such accrued interest or dividends), the accretion of accreted value or liquidation preference and the extension of maturity shall not be deemed to be an incurrence of Debt or issuance of Preferred Stock; provided, in each such case, that the amount thereof is included in Consolidated Interest Expense of the Issuer as accrued.

(e) In addition to, and not in limitation of, any other restriction imposed by this Section 4.03, all intercompany Debt of the Issuer or any of its Restricted Subsidiaries owed to Univar or any other direct or indirect parent company of the Issuer, to the extent not then contributed to the common equity capital of the Issuer (i) shall have a Stated Maturity no earlier than, and shall not be subject to amortization or mandatory prepayment thereof prior to, twelve months after the Stated Maturity of the principal of the Securities (provided that this clause (i) shall only apply to the intercompany Debt that remains outstanding on or after January 17, 2011), (ii) shall provide for interest to be accrued and capitalized or paid in kind and not paid in cash, or, if payment in cash is permitted as an option to payment in kind, the Issuer and its Restricted Subsidiaries will pay interest on such Debt only in kind, (iii) shall be subordinated and junior in right of payment to the prior repayment of all other Debt of the Issuer (with complete prohibition on the exercise of remedies so long as any Securities are outstanding); provided that, if such Debt is incurred by a person that is not a Guarantor, the holder of such Debt shall effect such subordination through a turnover agreement or other similar contractual arrangements as reasonably acceptable to the Required Holders.

SECTION 4.04 Restricted Payments.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly:

(1) declare or pay any dividend or make any other distribution (including any payment by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation involving the Issuer or any of its Restricted Subsidiaries) on account of the Issuer’s or any of its Restricted Subsidiaries’ Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Equity Interests) of the Issuer and dividends payable to the Issuer or any Restricted Subsidiary);

(2) purchase, redeem or otherwise acquire or retire for value (including any acquisition or retirement by the Issuer or any Restricted Subsidiary in connection with any merger or consolidation) any Equity Interests of the Issuer or any direct or indirect parent of the Issuer held by Persons other than the Issuer or any Restricted Subsidiary;

(3) make any principal payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value, in each case prior to any scheduled repayment, sinking fund payment or Stated Maturity, any Subordinated Debt of the Issuer or any Guarantor (excluding any intercompany Debt between the Issuer and any of its Restricted Subsidiaries), except the purchase, repurchase or other acquisition or retirement of Subordinated Debt, in each case prior to any scheduled repayment, sinking fund payment or Stated Maturity, of the Issuer or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment, mandatory redemption or final maturity, in each case due within one year of the date of purchase, repurchase or other acquisition or retirement; or

(4) make any Restricted Investment,

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(i) no Default shall have occurred and be continuing; and

(ii) the Issuer would, after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception; and

(iii) such Restricted Payment, together with (without duplication) the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries since November 30, 2010 (excluding Restricted Payments permitted by clauses (2), (3)(A), (5) (except with respect to payments pursuant to Section (4)(e) of the definition of “Specified Affiliate Payments”), (12), and (13) and excluding 50% of any Restricted Payments under clause (7) (to the extent such payment is not deducted in calculating Consolidated Net Income) or 100% of such payment under such clause (7) (if such payment is deducted in calculating Consolidated Net Income) of the next succeeding paragraph), is less than the sum (without duplication) (the “Restricted Payments Basket”) of:

(A) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) from the beginning of the fiscal quarter containing November 30, 2010 to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(B) 100% of the aggregate net proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer from the issue or sale (other than to a Restricted Subsidiary) of, or from capital contributions with respect to, Equity Interests of the Issuer (other than Disqualified Equity Interests, Excluded Cash Contributions, Specified Univar N.V. Liability Repayments and the proceeds of the CD&R Purchase Transaction), in either case after November 30, 2010; plus

(C) the amount by which the aggregate principal amount (or accreted value, if less) of Debt of the Issuer or any Restricted Subsidiary is reduced on the Issuer’s consolidated balance sheet upon the conversion or exchange after November 30, 2010 of that Debt for Equity Interests (other than Disqualified Equity Interests, Excluded Cash Contributions, Specified Univar N.V. Liability Repayments and the proceeds of the CD&R Purchase Transaction) of the Issuer, together with the net proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer at the time of such conversion or exchange, if any, less the amount of any cash, or the fair market value of any property (other than such Equity Interests, Specified Univar N.V. Liability Repayments or any proceeds of the CD&R Purchase Transaction), distributed by the Issuer upon such conversion or exchange;

(D) 100% of the aggregate net cash proceeds and fair market value, as determined in good faith by the Board of Directors of the Issuer, of property and marketable securities received by the Issuer or a Restricted Subsidiary of the Issuer since November 30, 2010 from Restricted Investments (other than Specified Univar N.V. Liability Repayments or any component of the CD&R Purchase Transaction, to the extent such Specified Univar N.V. Liability Repayments or such component constitutes a Restricted Investment), whether through interest payments, principal payments, dividends or other distributions and payments, or the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) thereof made by the Issuer and its Restricted Subsidiaries, to the extent not otherwise included in Consolidated Net Income of the Issuer for such period; plus

(E) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary or the merger or consolidation of an Unrestricted Subsidiary into the Issuer or a Restricted Subsidiary or the transfer of assets of an Unrestricted Subsidiary to the Issuer or a Restricted Subsidiary, the fair market value of the Investment in such Unrestricted Subsidiary, as determined in good faith by the Board of Directors of the Issuer at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary or at the time of such merger, consolidation or transfer of assets.

(b) The provisions of Section 4.04(a) shall not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at such date of declaration such payment would have complied with the provisions of this Indenture, or the redemption, repurchase or retirement of Subordinated Debt, if at the date of any irrevocable redemption notice such payment would have complied with this Section 4.04;

(2) the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the Issuer) of, Equity Interests of the Issuer (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to the Issuer; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment are designated in an Officer’s Certificate as Excluded Cash Contributions and shall not increase the Restricted Payments Basket;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Subordinated Debt or Equity Interests of the Issuer or any Guarantor (A) made by an exchange for, or with the net cash proceeds from a substantially concurrent incurrence of, Permitted Refinancing Debt or (B) upon a Change of Control or Asset Sale to the extent required by the agreement governing such Subordinated Debt but only if the Issuer shall have complied with Section 4.08 or, as the case may be, 4.06 and purchased all Securities validly tendered pursuant to the relevant offer prior to purchasing or repaying such Subordinated Debt;

(4) [reserved]

(5) to the extent constituting Restricted Payments, the Specified Affiliate Payments;

(6) distributions or payments of Securitization Fees and purchases of Securitization Assets pursuant to a Securitization Repurchase Obligation in connection with a Qualified Securitization Financing;

(7) Restricted Payments in an aggregate amount not to exceed $20.0 million; provided that no Default or Event of Default shall have occurred or be continuing at the time of any such Restricted Payment after giving effect thereto;

(8) [reserved];

(9) distributions of Capital Stock or Debt of Unrestricted Subsidiaries;

(10) the payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent company of the Issuer, as the case may be, to fund the payment by any such parent company of the Issuer of dividends on such entity’s common stock) following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Closing Date, of up to 6.0% per annum of the net cash proceeds received by or contributed to the Issuer after the Closing Date in any such public offering, other than public offerings of common stock of the Issuer (or any direct or indirect parent company of the Issuer) registered on Form S-4 or Form S-8 and other than any public sale constituting an Excluded Cash Contribution; and

(11) the declaration and payments of dividends on Disqualified Stock issued pursuant to Section 4.03; provided, however, that, at the time of payment of such dividend, no Default shall have occurred and be continuing (or result therefrom);

(12) (i) payment of the Initial Purchasers’ transaction expenses and (ii) to the extent not made prior to the Closing Date, payment by the Issuer of the CD&R Purchase Transaction Fee to the extent permitted by Section 4.07(b)(10); and

(13) to the extent not made prior to the Closing Date, Restricted Payments made on or prior to July 1, 2011 by means of the repayment or prepayment in full of the outstanding Parent Subordinated Notes from (i) the proceeds of the issuance of the Equity Interests of the Issuer to the CD&R Group pursuant to the CD&R Purchase Agreement, (ii) Specified Univar N.V. Liability Repayments, (iii) the proceeds of the incurrence by the Issuer on the CD&R Purchase Transaction Date of an additional $300,000,000 of “Opco Tranche C Term Loans” under and as defined in the Amended and Restated Term Loan Agreement comprising the Senior Credit Facility and (iv) up to $160,000,000 from the borrowings under the Amended and Restated ABL Credit Agreement comprising the Senior Credit Facility or other cash of the Issuer.

(c) The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by the Issuer or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any non-cash Restricted Payment shall be determined in good faith by the Board of Directors of the Issuer.

(d) In addition, if any Person (other than a Restricted Subsidiary) in which an Investment is made, which Investment constituted a Restricted Payment when made, thereafter becomes a Restricted Subsidiary, such Investments previously made in such Person shall no longer be counted as Restricted Payments for purposes of calculating the aggregate amount of Restricted Payments pursuant to Section 4.04(a)(iii) to the extent that such Investments would not have been Restricted Payments had such Person been a Restricted Subsidiary at the time such Investments were made.

(e) In making the computations required by this covenant:

(1) the Issuer or the relevant Restricted Subsidiary may use audited financial statements for the portions of the relevant period for which audited financial statements are available on the date of determination and unaudited financial statements and other current financial data based on the books and records of the Issuer for the remaining portion of such period; and

(2) the Issuer or the relevant Restricted Subsidiary shall be permitted to rely in good faith on the financial statements and other financial data derived from the books and records of the Issuer and the Restricted Subsidiary that are available on the date of determination.

(f) If the Issuer makes a Restricted Payment that, at the time of the making of such Restricted Payment, would in the good faith determination of the Issuer or any Restricted Subsidiary be permitted under the requirements of this Indenture, such Restricted Payment shall be deemed to have been made in compliance with this Indenture notwithstanding any subsequent adjustments made in good faith to the Issuer’s or any Restricted Subsidiary’s financial statements, affecting Consolidated Net Income of the Issuer for any period. For the avoidance of doubt, it is expressly agreed that no payment or other transaction permitted by clauses (1) or (5) of Section 4.07(b) below, shall be considered a Restricted Payment for purposes of, or otherwise restricted by, this Indenture.

(g) The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the second to last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding investments by the Issuer and the Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the second paragraph of the definition of “Investments.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time under this Section 4.04 or the definition of “Permitted Investments” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

SECTION 4.05 Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) (i) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries (A) on its Capital Stock or (B) with respect to any other interest or participation in, or measured by, its profits, or (ii) pay any Debt owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries.

(b) Notwithstanding Section 4.05(a), such section shall not apply to encumbrances or restrictions:

(1) under contracts in effect on the Closing Date, including the Senior Credit Facility, the GSMP Indenture and the related documentation;

(2) under this Indenture, the Securities and related Guarantees (including any Exchange Securities and related Guarantees), and any other related agreement entered into after the Closing Date, provided that the encumbrances or restrictions in any such other agreement are not materially more restrictive, taken as a whole, than those contained in this Indenture and the Securities;

(3) under any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (but not created in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

(4) existing under or by reason of purchase money obligations (including Capital Lease Obligations) for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (3) of Section 4.05(a) above on the property so acquired;

(5) in the case of clause (3) of Section 4.05(a) above, (i) that restrict in a customary manner the subletting, assignment, or transfer of any property or asset that is subject to a lease, license or similar contract, (ii) by virtue of any transfer of, agreement to transfer, option or right with respect to any property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture, (iii) contained in security agreements or mortgages securing Debt to the extent such encumbrances or restrictions restrict the transfer of the property subject to such security agreements or mortgages, or (iv) any Lien on property or assets of the Issuer or any Restricted Subsidiary not otherwise prohibited by this Indenture;

(6) existing under or by reason of contracts for the sale of assets, including any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

(7) on cash or other deposits or net worth imposed by leases and customer contracts entered into in the ordinary course of business;

(8) in customary form under joint venture agreements and other similar agreements which limitations are only applicable to the Person or assets that are the subject of such agreements (and any assets of such Person);

(9) any encumbrances or restrictions required by any governmental, local or regulatory authority having jurisdiction over the Issuer or any of its Restricted Subsidiaries or any of their businesses;

(10) contained in the terms governing any Debt of any Restricted Subsidiary otherwise permitted to be incurred under this Indenture if (as determined in good faith by the Board of Directors of the Issuer) (i) the encumbrances or restrictions are ordinary and customary for a financing of that type and (ii) the encumbrances or restrictions would not, at the time agreed to, be expected to materially adversely affect the ability of Issuer to make payments on the Securities;

(11) customary provisions contained in leases, subleases, licenses or asset sale agreements and other agreements;

(12) contained in the terms governing any Secured Debt otherwise permitted to be incurred pursuant to the covenants described under Sections 4.03 and 4.10 that limits the right of the debtor to dispose of the assets securing such Debt;

(13) existing under or by reason of any encumbrance or restriction of a Securitization Subsidiary effected in connection with a Qualified Securitization Financing; provided however, that such restrictions apply only to such Securitization Subsidiary; or

(14) under any Permitted Refinancing Debt or any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (1) through (10) above, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings, taken as a whole, are, in the good faith judgment of the Issuer, not materially more restrictive with respect to such encumbrances or restrictions than those contained in such predecessor agreements.

SECTION 4.06 Asset Sales.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1) the Issuer (or such Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (including as to the value of all non-cash consideration) of the assets or Equity Interests issued or sold or otherwise disposed of; and

(2) at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary is in the form of

(x) cash or Cash Equivalents; or

(y) (i) all or substantially all of the assets of, or the majority of the Voting Stock of, another Person that thereupon becomes a Restricted Subsidiary engaging in, a Permitted Business; or

(ii) assets that are used or useful in a Permitted Business.

For purposes of this Section 4.06(a)(2), each of the following shall be deemed to be cash:

(i) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet), of the Issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Securities or, in the case of liabilities of a Guarantor, the Security Guarantee of such Guarantor) that are assumed by the transferee of any such assets or discharged in connection with such Asset Sale;

(ii) any securities, notes or other obligations received by the Issuer or any such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days after receipt; and

(iii) any Designated Non-Cash Consideration received having an aggregate fair market value, taken together with all other Designated Non-Cash Consideration received pursuant to this Section 4.06(a)(2) that is at that time outstanding, not in excess of $20.0 million at the time of receipt of such Designated Non-Cash Consideration, with the fair market value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value.

(b) Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the Issuer (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds, at its option:

(1) to repay Senior Debt, Debt of any Restricted Subsidiary (other than a Guarantor) or Pari Passu Debt (in each case other than Debt owed to the Issuer or a Restricted Subsidiary of the Issuer); provided that if the Issuer or any

Restricted Subsidiary shall so reduce Pari Passu Debt, it shall equally and ratably make an Asset Sale Offer to the Holders (in accordance with the procedures set forth in Section 4.06(c) and Section 3.09 for an Asset Sale Offer);

(2) to make capital expenditures or to acquire properties or assets that shall be used or useful in the Permitted Business of the Issuer or any of its Restricted Subsidiaries; or

(3) to acquire a controlling interest in a Person engaged in a Permitted Business;

provided that if during such 365-day period the Issuer or a Restricted Subsidiary enters into a definitive agreement committing it to apply such Net Proceeds in accordance with the requirements of clause (2) or (3) of this Section 4.06(b) or if the application of such Net Proceeds is part of a project authorized by the Board of Directors that shall take longer than 365 days to complete, such 365 day period shall be extended with respect to the amount of Net Proceeds so committed until required to be paid in accordance with such agreement (or, if earlier, until termination of such agreement) or, until completion of such project, as the case may be. Pending the final application of any Net Proceeds, the Issuer or any Restricted Subsidiary may temporarily reduce borrowing under a Credit Facility or otherwise invest such Net Proceeds in any manner that is not prohibited by this Indenture.

(c) Any Net Proceeds from Asset Sales that are not applied or invested as provided in the first sentence of Section 4.06(b) shall be deemed to constitute “Excess Proceeds”. When the aggregate amount of Excess Proceeds exceeds $25.0 million the Issuer shall:

(1) make an Asset Sale Offer to all Holders in accordance with Section 3.09; and

(2) prepay, purchase or redeem (or make an offer to do so) any other Pari Passu Debt of the Issuer in accordance with provisions governing such Debt requiring the Issuer to prepay, purchase or redeem such Debt with the proceeds from any Asset Sales (or offer to do so), pro rata in proportion to the respective principal amount of the Securities and such other Debt required to be prepaid, purchased or redeemed or tendered for, in the case of the Securities pursuant to such Asset Sale Offer to purchase the maximum principal amount of Securities that may be purchased out of such pro rata portion of the Excess Proceeds, at an offer price in cash in an amount equal to 100% of their principal amount plus accrued and unpaid interest (if any) to the date of purchase subject to the right of holders of record on a record date to receive interest on the relevant interest payment date in accordance with the procedures set forth in this Indenture and the Securities.

(d) If any Excess Proceeds remain after completion of an Asset Sale Offer and, if applicable, any prepayment, purchase, redemption or tender of or for Pari Passu Debt, the Issuer and the Restricted Subsidiaries may use any remaining Excess Proceeds for any purpose not otherwise prohibited by this Indenture. If the aggregate principal amount of the Securities surrendered by Holders thereof exceeds the pro rata portion of such Excess Proceeds to be used to purchase Securities, the Trustee shall select the Securities to be purchased on a pro rata basis as provided in Section 3.09. Upon completion of such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero. Notwithstanding the foregoing, the Issuer may commence an Asset Sale Offer prior to the expiration of 365 days after the occurrence of an Asset Sale.

SECTION 4.07 Transactions with Affiliates.

(a) The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance, guarantee or other transaction with, or for the benefit of, any Person that, prior to such transaction, was an Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is on terms that, taken as a whole, are not materially less favorable to the Issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person; and

(2) the Issuer delivers to the Trustee:

(i) with respect to any Affiliate Transaction entered into after the Closing Date involving aggregate consideration in excess of $15.0 million, a resolution of the Board of Directors set forth in an Officers’ Certificate certifying that such Affiliate Transaction complies with clause (1) of this Section 4.07(a) and that such Affiliate Transaction has been approved by the Board of Directors; and

(ii) with respect to any Affiliate Transaction involving aggregate consideration in excess of $50.0 million, an opinion as to the fairness to the Issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an investment banking, appraisal or accounting firm of national standing.

(b) Notwithstanding Section 4.07(a), none of the following shall be prohibited by this Section 4.07 (or be deemed to be an Affiliate Transactions):

(1) the payment of fees to the Sponsor and to the CD&R Group pursuant to the Management Agreements in an aggregate amount not to exceed $6.0 million in any fiscal year (plus customary out-of-pocket expense reimbursement and indemnity) so long as no Default or Event of Default under Sections 6.01(a)(1), (2), (9) or (10) shall have occurred and be continuing at the date of such payment or would result therefrom (it being understood that following the cure of such all Events of Default, such payments may be made),

(2) Restricted Payments and Permitted Investments permitted by this Indenture,

(3) the payment of the fees or expenses incurred or paid by the Issuer in connection with this Indenture and the transactions contemplated hereby and thereby,

(4) the issuance of Capital Stock or Equity Interests of the Issuer (or any of its direct or indirect parent companies) to the management of the Issuer (or any of its direct or indirect parent companies) or any of its Restricted Subsidiaries pursuant to arrangements described in clause (6) of this Section 4.07(b) or, if otherwise permitted hereunder, to any Affiliate of the Issuer,

(5) loans, advances and other transactions between or among the Issuer and its Restricted Subsidiaries to the extent otherwise permitted under this Article 4,

(6) employment and severance arrangements between the Issuer and its Restricted Subsidiaries and their respective officers and employees in the ordinary course of business,

(7) payments by the Issuer (and any direct or indirect parent thereof) and the Subsidiaries pursuant to the tax sharing agreements among the Issuer (and any such parent) and the Subsidiaries on customary terms to the extent attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer and its Restricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity,

(8) the payment of customary compensation and fees and reasonable out of pocket costs to, and indemnities provided on behalf of (and entering into related agreements with), directors, managers, consultants, officers and employees of the Issuer, any of its direct or indirect parent companies or any Restricted Subsidiaries in the ordinary course of business to the extent attributable to the ownership or operation of the Issuer and the Restricted Subsidiaries, as determined in good faith by the Board of Directors of the Issuer or senior management thereof,

(9) transactions pursuant to agreements in existence on the Closing Date or any amendment thereto to the extent such an amendment is not materially adverse, taken as a whole, to the Holders,

(10) (x) payments by the Issuer and its Restricted Subsidiaries for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures but excluding the CD&R Purchase Transaction Fee, which payments are approved by a majority of the Board of Directors, in good faith, and limited to 1% of completed transactions and (y) to the extent not made prior to the Closing Date, payment by the Issuer of the CD&R Purchase Transaction Fee;

(11) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement, principal investors agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Closing Date shall only be permitted by this clause (11) to the extent that the terms of any such existing agreement together with all amendments thereto, taken as a whole, or new agreement are not otherwise more disadvantageous to holders of the Securities in any material respect than the original agreement as in effect on the Closing Date,

(12) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms hereof that are fair to the Issuer or its Restricted Subsidiaries, in the reasonable determination of the members of the Board of Directors of the Issuer or the senior management thereof, or are on terms at least as favorable as would reasonably have been entered into at such time with an unaffiliated party; or

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries which are approved by a majority of the Board of Directors in good faith, or

(14) any transaction with a Securitization Subsidiary effected as part of a Qualified Securitization Financing.

SECTION 4.08 Change of Control.

(a) Upon the occurrence of a Change of Control, unless all Securities have been called for redemption pursuant to Section 3.07, each Holder of Securities shall have the right to require the Issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Securities pursuant to a Change of Control Offer made pursuant to Section 3.09 at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, thereon, if any, to the date of purchase.

(b) The Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 3.09 applicable to a Change of Control Offer made by the Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.09 Compliance Certificates. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer an Officers’ Certificate, one of the signers of which shall be the principal executive officer, principal financial officer or principal accounting officer of the Issuer, stating that in the course of the performance by the signers of their duties as Officers of the Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do have such knowledge, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. At all times after a TIA Event, the Issuer also shall comply with Section 314(a)(4) of the TIA.

The Issuer shall deliver to the Trustee, as soon as possible and in any event within five Business Days after any Senior Officer of the Issuer becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officers’ Certificate setting forth the details of such Event of Default or Default and the action which the Issuer proposes to take with respect thereto.

SECTION 4.10 Liens. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Debt (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Securities are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by such Lien or such other obligations are no longer obligations of the Issuer or any of its Restricted Subsidiaries; provided that:

(a) if such other Debt constitutes Subordinated Debt or is otherwise subordinate or junior in right of payment to the Obligations under this Indenture, the Securities or the Security Guarantees, such Lien is expressly made prior and senior in priority to the Lien securing such other Debt; or

(b) in any other case, such Lien ranks equally and ratably with or prior to the Lien securing the other Debt or obligations so secured.

SECTION 4.11 Additional Security Guarantees.

(a) If the Issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary after the Closing Date and such Domestic Subsidiary is a guarantor of any Obligations under a Credit Facility, then that newly acquired or created Domestic Subsidiary shall become a Guarantor and execute a Security Guarantee in accordance with the provisions of this Indenture within 10 Business Days of the later of (a) the date on which it was acquired or created or (b) on which it becomes a guarantor of such Credit Facility.

(b) Any Security Guarantee given by any Restricted Subsidiary shall be automatically released at such time as the holders of the Debt under the Credit Facility release their guarantees by such Restricted Subsidiary (including any deemed release upon payment in full of all obligations under such Debt).

(c) Any Restricted Subsidiary that is required to become a Guarantor shall do so by executing and delivering to the Trustee a supplemental indenture hereto as provided in Section 9.01.

SECTION 4.12 Business Activities. The Issuer shall not, and shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses, except to such extent as is not material to the Issuer and its Restricted Subsidiaries taken as a whole.

SECTION 4.13 Payments for Consent. The Issuer shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid and is paid to all Holders that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or amendment.

SECTION 4.14 Taxes. The Issuer shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges levied or imposed upon the Issuer or any Restricted Subsidiary or upon the income, profits or property of the Issuer or any Restricted Subsidiary and (ii) all lawful claims for labor, materials and supplies, which, if unpaid, might by law become a material liability or Lien upon the property of the Issuer or any Restricted Subsidiary; provided, however, that the Issuer shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim the amount, applicability or validity of which is being contested in good faith by appropriate proceedings and for which appropriate reserves, if necessary (in the good faith judgment of management of the Issuer), are being maintained in accordance with GAAP or where the failure to effect such payment will not be materially disadvantageous to the Holders.

SECTION 4.15 Corporate Existence. Except as otherwise provided in this Article 4 and Article 5, the Issuer shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and the corporate, partnership, limited liability company or other existence of each Restricted Subsidiary in accordance with their respective organizational documents (as the same may be amended from time to time).

SECTION 4.16 Limitation on Layered Debt. The Issuer shall not incur any Debt that is (a) expressly subordinate in right of payment to any Senior Debt and (b) senior in any respect in right of payment of Securities. No Guarantor shall incur any Debt that is (a) expressly subordinate in right of payment to any Senior Debt and (b) senior in any respect in right of payment to the Security Guarantee of such Guarantor. In addition, neither the Issuer nor a Guarantor shall incur any Secured Debt (including any second lien debt or “first loss” tranche) which is, by its express terms, subordinated as to rights to receive proceeds of collateral to any other Secured Debt of the Issuer or a Guarantor secured in whole or in part by the same collateral. In addition, neither the Issuer nor any Guarantor shall incur any Debt under Debt Facilities otherwise permitted under Section 4.03(a) or Section 4.03(b)(3)(ii) or any Permitted Refinancing Debt in respect thereof unless:

(A) either (i) such Debt expressly provides that it is on a parity with or subordinated (to the same extent the Securities are subordinated to Senior Debt hereunder) in right of payment to the Securities of the Issuer and each Security Guarantee of each such Guarantor, or (ii) concurrently with the issuance of such Debt, this Indenture, the Securities and the Security Guarantees are amended in accordance with Section 9.01(f) to remove in their entirety, the subordination provisions thereof in Article 12 of this Indenture and all related provisions that relate solely to such subordination provisions, or

(B) such Debt is Secured Debt that is secured by a Lien having the same lien priority and on the same collateral as the Liens that secures any Credit Facilities permitted under Section 4.03(b)(1).

SECTION 4.17 Limitation on Issuances and Sales of Equity Interests of Restricted Subsidiaries. The Issuer will not, and will not permit any Restricted Subsidiary to, (a) transfer, convey, sell, issue, lease or otherwise dispose of any Equity Interests of any Wholly Owned Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer which is not a Guarantor to any Person (other than to the Issuer, another Wholly Owned Restricted Subsidiary of the Issuer or, in the case of a Foreign Subsidiary that is a Wholly Owned Restricted Subsidiary, as otherwise permitted by the second sentence of the definition of “Wholly Owned Restricted Subsidiary”), unless (i) such transfer, conveyance, sale, lease or other disposition is of all the Equity Interests of such Restricted Subsidiary and (ii) such transfer, conveyance, sale, lease or other disposition shall be made in accordance with the provisions of Section 4.06; provided, however, that this Section 4.17 shall not restrict any pledge of Capital Stock of the Issuer and its Restricted Subsidiaries securing Debt under the Credit Facilities or other Debt permitted to be secured by Section 4.10 hereof, and (b) issue any Equity Interests of any Wholly Owned Restricted Subsidiary of the Issuer or any Restricted Subsidiary of the Issuer which is not a Guarantor to any Person (other than, if necessary, shares of Capital Stock of such Restricted Subsidiary constituting directors’ qualifying shares or, in the case of a Foreign Subsidiary that is a Wholly Owned Restricted Subsidiary, as otherwise permitted by the second sentence of the definition of “Wholly Owned Restricted Subsidiary”) other than to the Issuer or a Wholly Owned Restricted Subsidiary of the Issuer.

SECTION 4.18 Limitations on Sale and Leaseback Transactions. The Issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided, however, that the Issuer or any Restricted Subsidiary may enter into a sale and leaseback transaction if the Issuer or such Restricted Subsidiary (a) could have incurred Debt in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Coverage Ratio Exception or Section 4.03(b)(23) and (b) disposed of the property or assets subject to such sale and leaseback transaction in compliance with Section 4.06.

SECTION 4.19 Additional Covenants relating to the Initial Purchaser Parties. So long as the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities,

(a) Debt of Holdco or any of its Subsidiaries, including the Issuer or any of its Restricted Subsidiaries directly or indirectly (including through participations) issued to or acquired by an Affiliate (other than (x) investment funds managed by CVC Cordatus Group Limited or that are regularly and primarily engaged in the business of making debt or mezzanine investments and (y) Affiliated CD&R Debt Funds) of the Issuer (other than a direct or indirect Restricted Subsidiary of the Issuer) shall be Affiliate Subordinated Debt; provided, however, that the foregoing restriction shall not prohibit any purchase by the Initial Control Group, the CD&R Group or their respective Affiliates from unaffiliated third parties of up to one-third of the outstanding principal amount of any one or more classes of indebtedness of the Issuer or any of its Restricted Subsidiaries (it being understood and agreed that no Initial Purchaser Party shall be subject to this provisions of this Section solely by virtue of being included in the definition of the Initial Control Group or owning any Indebtedness of the Issuer, any of its direct or indirect parent companies or its Restricted Subsidiaries);

(b) The Restricted Subsidiaries that are not Guarantors shall not be permitted to incur any Debt (including Acquired Debt and Attributable Debt) pursuant to the Coverage Ratio Exception; and

(c) The Issuer and the Restricted Subsidiaries shall not be permitted to enter into any Securitization Financing or sell any Securitization Assets.

ARTICLE 5

SUCCESSOR ISSUER

SECTION 5.01 Merger, Consolidation or Sale of All or Substantially All Assets of the Issuer.

(a) The Issuer shall not directly or indirectly consolidate or merge with or into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions to another Person unless:

(1) the Issuer is the surviving entity or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is an entity organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided that if such surviving person is not a corporation, a corporate Wholly Owned Restricted Subsidiary of such Person organized under the laws of the United States, any state or the District of Columbia becomes a co-issuer of the Securities in connection therewith;

(2) the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the Issuer under the Securities, this Indenture and any Registration Rights Agreement pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee;

(3) immediately after such transaction no Default exists;

(4) the Issuer or the Person formed by or surviving any such consolidation or merger (if other than the Issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made shall, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (i) be permitted to incur at least $1.00 of additional Debt pursuant to the Coverage Ratio Exception or (ii) have a Consolidated Fixed Charge Coverage Ratio at least equal to the Consolidated Fixed Charge Coverage Ratio of the Issuer for such four-quarter reference period; and

(5) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, assignment, transfer, conveyance or other disposition and such supplemental indenture (if any) comply with this Indenture.

(b) In addition, the Issuer may not, directly or indirectly, lease all or substantially all of its and its Restricted Subsidiaries’ properties or assets in one or more related transactions, to any other Person.

(c) Notwithstanding the foregoing, clauses (3) and (4) (and, in the case of clause (1) below, clause (5)) of Section 5.01(a) shall not apply to:

(1) the consolidation or merger of the Issuer with or into a Restricted Subsidiary or the consolidation or merger of a Restricted Subsidiary with or into the Issuer or the transfer of assets to a Restricted Subsidiary of the Issuer or from a Restricted Subsidiary of the Issuer to the Issuer; and

(2) any merger or consolidation of the Issuer with an Affiliate formed solely for the purpose of reforming the Issuer in another jurisdiction or solely for the purpose of facilitating the formation of a direct or indirect parent of the Issuer.

(d) For purposes of this Section 5.01, the sale, assignment, transfer, conveyance or other disposition (including by way of merger or consolidation) of all or substantially all of the properties and assets of one or more Restricted Subsidiaries of the Issuer, which property or assets, if held by the Issuer instead of such Restricted Subsidiaries, would constitute all or substantially all of the properties and assets of the Issuer on a consolidated basis, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Issuer.

(e) Upon any consolidation or merger or any transfer (other than a lease) of all or substantially all of the assets of the Issuer in accordance with this Section 5.01, the successor entity formed by such consolidation or into which the Issuer is merged or to which such transfer is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Issuer under the Securities and this Indenture with the same effect as if such successor entity had been named in this Indenture as the Issuer, and the Issuer (except in the case of a transfer of less than all of the assets of the Issuer) shall be released from the obligations under the Securities, this Indenture and any Registration Rights Agreement.

(f) For the avoidance of doubt, the CD&R Purchase Transaction shall not be considered the sale of all or substantially all of the Issuer’s and its Restricted Subsidiary’s assets for purposes of this Section 5.01.

SECTION 5.02 Merger or Consolidation of a Guarantor.

(a) No Guarantor may consolidate with or merge with or into (whether or not such Guarantor is the surviving Person) another Person (other than the Issuer or, in the case of a Guarantor, another Guarantor) unless:

(1) subject to the provisions of Section 10.02(b), the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the Securities, this Indenture and any Registration Rights Agreement; and

(2) immediately after giving effect to such transaction, no Default exists.

(b) Upon any consolidation or merger in which a Guarantor is not the continuing corporation in accordance with the foregoing, except as set forth in Section 11.02(b), the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) shall succeed to, and be substituted for, and may exercise every right and power of, such Guarantor under its Guarantee, this Indenture and any Registration Rights Agreement with the same effect as if such surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) had been named as such.

ARTICLE 6

DEFAULTS AND REMEDIES

SECTION 6.01 Events of Default and Remedies.

(a) Each of the following constitutes an “Event of Default” under this Indenture:

(1) default for 30 days in the payment when due of interest, including Additional Interest, if any, on the Securities (whether or not prohibited by Article 10);

(2) default in payment when due of the principal of or premium, if any, on the Securities (including upon mandatory redemption), and any failure of the Issuer to make a Change of Control Offer or Asset Sale Offer when required or to purchase Securities required to be purchased in connection therewith (whether or not prohibited by Article 10);

(3) failure by the Issuer to comply with Section 5.01 or 5.03;

(4) failure by the Issuer for 30 days after receipt of notice from the Trustee or the Holders of at least 25% in principal amount of the then outstanding Securities specifying such failure to comply with Section 4.03 or Section 4.04; provided, however, at all times while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, an Event of Default shall occur upon receipt of any such notice by the Issuer;

(5) failure by the Issuer for 60 days after receipt of notice given to the Issuer by the Trustee or to the Issuer and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities outstanding specifying such failure to comply with any other Sections of this Indenture or the Securities; provided, however, at all times while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, such 60 day period shall be reduced to 30 days for any failure to comply with Section 4.07;

(6) (A) the failure by the Issuer or any Restricted Subsidiary that is a Guarantor to pay any Debt within any applicable grace period after final maturity or acceleration by the holders thereof because of a default or (B) or a default occurs with respect to any Debt of the Issuer or any Restricted Subsidiary that is a Guarantor that ranks pari passu with the Securities or the relevant Security Guarantee or constitutes Subordinated Debt, which default permits the holder or holders thereof (or any trustee or agent on their behalf) to accelerate that Debt (giving effect to any applicable grace period), and, in the case of (A) or (B) the total amount of such Debt unpaid or accelerated or in default at the time exceeds $30.0 million;

(7) any judgment or decree for the payment of money in excess of $30.0 million (net of any insurance or indemnity payments actually received in respect thereof prior to or within 60 days from the entry thereof, or which are covered by insurance (unless the Issuer’s insurance carriers have denied coverage in respect thereof) in the event any appeal thereof shall be unsuccessful) is entered against the Issuer or any Restricted Subsidiary that is a Significant Subsidiary and is not discharged, waived or stayed and either (A) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (B) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed;

(8) except as permitted by this Indenture, any Security Guarantee by a Guarantor that is a Significant Subsidiary shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor, or any Person acting on behalf of any Guarantor, shall deny or disaffirm its obligations under its Security Guarantee;

(9) Holdco (for so long as the Issuer is a Subsidiary of Holdco), the Issuer or any Restricted Subsidiary that is a Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(i) commences a voluntary case;

(ii) consents to the entry of an order for relief against it in an involuntary case;

(iii) consents to the appointment of a Custodian of it or for any substantial part of its property;

(iv) makes a general assignment for the benefit of its creditors;

(v) or takes any comparable action under any foreign laws relating to insolvency;

(10) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(i) is for relief against Holdco (for so long as the Issuer is a Subsidiary of Holdco), the Issuer or any Restricted Subsidiary that is a Significant Subsidiary in an involuntary case;

(ii) appoints a Custodian of Holdco (for so long as the Issuer is a Subsidiary of Holdco), the Issuer or any Restricted Subsidiary that is a Significant Subsidiary or for any substantial part of its property; or

(iii) orders the winding up or liquidation of Holdco (for so long as the Issuer is a Subsidiary of Holdco), the Issuer or any Restricted Subsidiary that is a Significant Subsidiary;

or any similar relief is granted under any foreign laws and the order or decree relating thereto remains unstayed and in effect for 60 days; or

(11) while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities: (A) the occurrence of (x) any material breach of the representations and warranties contained in Section 4 of the Purchase Agreement which do not contain materiality or material adverse effect qualifiers or (y) any breach of the representations and warranties contained in Section 4 of the Purchase Agreement which contain materiality or material adverse effect qualifiers or (B) failure by the Issuer for 30 days after receipt of notice from the any Initial Purchaser Party specifying such failure to comply, or cause the compliance of, with any of the covenants contained in the Purchase Agreement.

(b) The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effect by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

(c) The term “Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors. For purposes of this Section, the term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

(d) A Default under clause (4) or (5) of Section 6.01(a) is not an Event of Default until the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding Securities notify the Issuer in writing by registered or certified mail, return receipt requested, of the Default and the Issuer does not cure such Default within the time, if applicable, specified in clauses (4) and (5) of Section 6.01(a) after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a “Notice of Default.”

SECTION 6.02 Acceleration.

(a) If an Event of Default (other than an Event of Default specified in Section 6.01(a)(9) or (10) with respect to the Issuer) occurs and is continuing, the Trustee by notice to the Issuer in writing, or the Holders of at least 25% in aggregate principal amount of the outstanding Securities by notice in writing to the Issuer, may declare the principal amount of and accrued but unpaid interest, including Additional Interest, if any, on all the Securities to be due and payable. Upon such a declaration, such principal and interest, including Additional Interest, if any, shall be due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in Section 6.01(a)(9) or (10) occurs with respect to the Issuer, the principal of and interest, including Additional Interest, if any, on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders.

(b) At any time after a declaration of acceleration with respect to the Securities as described in Section 6.02(a), the Holders of a majority in aggregate principal amount of the Securities may rescind and cancel such declaration and its consequences: (i) if the rescission would not conflict with any judgment or decree; (ii) if all existing Events of Default have been cured or waived except nonpayment of principal or interest, including Additional Interest, if any, that has become due solely because of the acceleration; (iii) to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid; and (iv) if the Issuer has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

SECTION 6.03 Other Remedies. If, at any time while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, unless waived by the Initial Purchaser Parties, a Default in the payment when due of interest on, principal of, or premium, if any, on, the Securities or an Event of Default has occurred and is continuing, then in each case the Securities will accrue interest at the stated interest rate on the Securities plus the Default Interest Rate until the earlier of such time as no such Default or such Event of Default shall be continuing (to the extent that the payment of such interest shall be legally enforceable). At any other time, any amounts payable under or in respect of the Securities not paid when due will accrue interest at the stated interest rate on the Securities plus the Default Interest Rate until such time as such amounts are paid in full, including any interest thereon (to the extent that the payment of such overdue interest shall be legally enforceable). Default interest shall be payable in cash on demand and, to the extent applicable, in accordance with Section 2.14 hereof

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, premium, if any, or interest, including Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative (to the extent permitted by law).

SECTION 6.04 Waiver of Past Defaults. The Holders of a majority in aggregate principal amount of the Securities then outstanding by notice to the Trustee may on behalf of the Holders of all of the Securities waive any existing Default and its consequences under this Indenture except a continuing Event of Default in the payment of interest, including Additional Interest, if any, on, or the principal of, the Securities. When a Default is waived, it is deemed cured and ceases to exist and any Event of Default arising therefrom shall be deemed to have been cured and waived for every purpose under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

SECTION 6.05 Control by Majority. The Holders of a majority in aggregate principal amount of the Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee by this Indenture. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

SECTION 6.06 Limitation on Suits. Except to enforce the right to receive payment of principal, premium, if any, or interest, including Additional Interest, if any, when due, no Securityholder may pursue any remedy with respect to this Indenture, the Securities or the Security Guarantees unless:

(a) such Holder has previously given the Trustee notice that an Event of Default is continuing or the Trustee has received such notice from the Issuer;

(b) Holders of at least 25% in aggregate principal amount of the outstanding Securities have requested the Trustee to pursue the remedy;

(c) such Holders have offered and, if requested, provided the Trustee security or indemnity to it against any loss, liability or expense, in each case to be reasonably satisfactory;

(d) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer and, if requested, the provision of such security or indemnity; and

(e) the Holders of a majority in aggregate principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60- day period.

A Securityholder shall not use this Indenture to prejudice the rights of another Securityholder or to obtain a preference or priority over another Securityholder. The limitation set forth in this Section 6.06 shall not apply to the Initial Purchaser Parties so long as the Initial Purchasers hold 40% or more of the then outstanding principal amount of the Securities.

SECTION 6.07 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest, including Additional Interest, if any, on the Securities held by such Holder, on or after the respective due dates expressed in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08 Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a)(1) or (2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer for the whole amount then due and owing (together with interest, including Additional Interest, if any, on any unpaid interest to the extent lawful) and the amounts provided for in Section 7.07.

SECTION 6.09 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Securityholders allowed in any judicial proceedings relative to the Issuer, any Restricted Subsidiary or any Guarantor, their creditors or their property and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.10 Priorities. If the Trustee collects any money or property pursuant to this Article 6, it shall pay out the money or property in the following order:

FIRST: to the Trustee for amounts due under Section 7.07;

SECOND: to the holders of Senior Debt to the extent required by Article 10;

THIRD: to Securityholders for amounts due and unpaid on the Securities for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Securities for principal and interest, respectively; and

FOURTH: to the Issuer.

The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section. At least 15 days before such record date, the Trustee shall send to each Securityholder and the Issuer a notice that states the record date, the payment date and amount to be paid.

SECTION 6.11 Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Securities.

SECTION 6.12 Waiver of Stay or Extension Laws. Neither the Issuer nor any Guarantor (to the extent they may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer and each Guarantor (to the extent that they may lawfully do so) hereby expressly waive all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 6.13 Rights and Remedies Cumulative. No right or remedy conferred or reserved to the Trustee or to the Holders under this Indenture is intended to be exclusive of any other right or remedy, and all such rights and remedies are, to the extent permitted by law, cumulative and in addition to every other right and remedy hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or exercise of any right or remedy hereunder, or otherwise, will not prevent the concurrent or subsequent assertion or exercise of any other right or remedy.

SECTION 6.14 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder to exercise any right or remedy accruing upon any Event of Default will impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

ARTICLE 7

TRUSTEE

SECTION 7.01 Duties of Trustee.

(a) If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person’s own affairs.

(b) Except during the continuance of an Event of Default:

(1) the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon statements, certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of any such statements, certificates or opinions that by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall examine the statements, certificates and opinions to determine whether or not they conform on their face to the requirements of this Indenture.

(c) The Trustee shall not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1) this paragraph does not limit the effect of Section 7.01(b);

(2) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer or Trust Officers unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it from any party authorized to direct the Trustee under this Indenture.

(d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

(e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuer.

(f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any potential or actual liability (financial or otherwise) in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(h) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA after a TIA Event has occurred.

SECTION 7.02 Rights of Trustee. Subject to Section 7.01:

(a) The Trustee may conclusively rely, and shall be protected in acting or refraining from acting, upon any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in any such document.

(b) Before the Trustee acts or refrains from acting, it may require an Officers’ Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers’ Certificate or Opinion of Counsel.

(c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee’s conduct does not constitute willful misconduct or negligence.

(e) The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect to any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

(f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney at the sole cost of the Issuer and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation.

(g) The Trustee shall not be required to give any note, bond or surety in respect of the execution of the trusts and powers under this Indenture.

(h) The permissive rights of the Trustee to take any action enumerated in this Indenture shall not be construed as a duty to take such action.

(i) The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder.

(j) The Trustee may request that the Issuer deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any person authorized to sign an Officers’ Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

(k) In no event shall the Trustee be responsible or liable for special, indirect, punitive or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

SECTION 7.03 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, co registrar or co paying agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11 and Sections 310(b) and 311 of the TIA after a TIA Event has occurred.

SECTION 7.04 Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuer’s use of the proceeds from the Securities, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee’s certificate of authentication.

SECTION 7.05 Notice of Defaults. If a Default occurs and is continuing and is known to the Trustee, the Trustee shall send to each Holder notice of the Default. Except in the case of a Default in the payment of principal of, premium, if any, or interest, including Additional Interest, if any, on any Security, the Trustee may withhold notice if and so long it in good faith determines that withholding notice is in the interests of Securityholders. The Issuer shall deliver to the Trustee, forthwith upon any Senior Officer obtaining actual knowledge of any Default, written notice of any event which would constitute such Default, its status and what action the Issuer is taking or proposes to take in respect thereof. Notwithstanding anything to the contrary expressed in this Indenture, the Trustee shall not be deemed to have knowledge of any Default or

Event of Default hereunder, except in the case of an Event of Default under Section 6.01(a)(1) or (2) (provided that the Trustee is Paying Agent), unless and until a Trust Officer receives written notice thereof at its Corporate Trust Office, from the Issuer or a Holder that such Default has occurred.

SECTION 7.06 Reports by Trustee to Holders. At all times after a TIA Event, the Trustee shall transmit to the Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the TIA at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the TIA with respect to any 12-month period, such report shall cover the 12-month period ending September 30 and shall be transmitted by the next succeeding September 30. The Issuer shall deliver to the Trustee, within 120 days after the end of each fiscal year, an Officers’ Certificate indicating whether the signers thereof actually know of any Default or Event of Default that occurred during the previous year.

A copy of each report at the time of its delivery to Securityholders shall be filed with the Commission and each stock exchange (if any) on which the Securities are listed. The Issuer agrees to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof.

SECTION 7.07 Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation as is agreed to in writing by the Trustee and Issuer for the Trustee’s services hereunder. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket disbursements, advances and expenses incurred or made by it, including but not limited to costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses of the Trustee’s counsel, accountants and experts. The Issuer and each Guarantor, jointly and severally, shall indemnify and defend the Trustee and its officers, directors, shareholders, agents and employees (each, an “Indemnified Party”) for and hold each Indemnified Party harmless against any and all loss, damage, claims, liability or expense (including attorneys’ fees and expenses) including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by them without negligence or bad faith on their part arising out of or in connection with the acceptance or administration of this Indenture or the Securities and the performance of their duties hereunder, including the cost and expense of enforcing this Indenture against the Issuer (including this Section 7.07), and defending itself against or investigating any claim or liability (whether asserted by a Holder or any other person). The Trustee, in its capacity as Paying Agent, Registrar, Custodian and agent for service of notice and demands, and the Trustee’s officers, directors, shareholders, agents and employees, when acting in such other capacity, shall have the full benefit of the foregoing indemnity as well as all other benefits, rights and privileges accorded to the Trustee in this Indenture when acting in such other capacity. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided that any failure so to notify the Issuer shall not relieve the Issuer or any Guarantor of its indemnity obligations hereunder. The Issuer shall defend the claim and the Indemnified Party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such Indemnified Parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided that the Issuer shall not be required to pay such fees and expenses if it assumes such Indemnified Parties’ defense and, in such Indemnified Parties’ reasonable judgment, there is no conflict of interest between the Issuer and such parties in connection with such defense. The Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an Indemnified Party through such party’s own willful misconduct, negligence or bad faith. The Issuer need not pay any settlement made without its consent (which consent shall not be unreasonably withheld).

The Trustee’s right to receive payment of any amounts due under this Indenture shall not be subordinated to any other Debt of the Issuer, and the Securities shall be subordinate to the Trustee’s rights to receive such payment.

The Issuer’s payment obligations pursuant to this Section shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any Bankruptcy Law or the resignation or removal of the Trustee. When the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(a)(9) or (10) with respect to the Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

SECTION 7.08 Replacement of Trustee. The Trustee may resign at any time by so notifying the Issuer in writing. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and the Issuer in writing and may appoint a successor Trustee. The Issuer shall remove the Trustee if:

(a) the Trustee fails to comply with Section 7.10;

(b) the Trustee is adjudged bankrupt or insolvent;

(c) a receiver or other public officer takes charge of the Trustee or its property; or

(d) the Trustee otherwise becomes incapable of acting.

If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the “retiring Trustee”), the Issuer shall promptly appoint a successor Trustee.

A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall send a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the Lien provided for in Section 7.07.

If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in aggregate principal amount of the Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee at the expense of the Issuer.

If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

Notwithstanding the replacement of the Trustee pursuant to this Section, the Issuer’s and Guarantors’ obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09 Successor Trustee by Merger, Etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee, provided, that such Person shall be qualified and eligible under this Article 7.

In case at the time such successor or successors by consolidation, merger, conversion or transfer shall succeed to the trusts created by this Indenture, any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10 Eligibility; Disqualification. After the occurrence of a TIA Event, the Trustee shall at all times satisfy the requirements of TIA § 310(a). The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. After the occurrence of a TIA Event, the Trustee shall comply with TIA § 310(b); provided, however, that there shall be excluded from the operation of TIA § 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in TIA § 310(b)(1) are met.

SECTION 7.11 Preferential Collection of Claims Against Issuer. After the occurrence of a TIA Event, the Trustee shall comply with TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b). A Trustee who has resigned or been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE 8

DISCHARGE OF INDENTURE; DEFEASANCE

SECTION 8.01 Legal Defeasance and Covenant Defeasance.

(a) The Issuer may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers’ Certificate, at any time, elect to have either Section 8.01(b) or 8.01(c) be applied to all outstanding Securities upon compliance with the conditions set forth below in this Article 8.

(b) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(b), the Issuer and each Guarantor shall, subject to the satisfaction of the conditions set forth in Section 8.02, be deemed to have been discharged from their obligations with respect to the Securities and any Security Guarantees on the date the conditions set forth below are satisfied (hereinafter, “Legal Defeasance”). For this purpose, Legal Defeasance means that the Issuer and each Guarantor shall be deemed to have paid and discharged the entire Debt represented by the outstanding Securities and any Security Guarantee, which Securities and Security Guarantees shall thereafter be deemed to be “outstanding” only for the purposes of Section 8.04 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all their other obligations under the Securities and this Indenture (and the Trustee, on demand of and at the expense of the Issuer, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Securities to receive solely from the trust fund described in this Article 8, as more fully set forth in such Article, payments in respect of the principal of, premium, if any, and interest, including Additional Interest, if any, on such Securities when such payments are due, (ii) the Issuer’s obligations with respect to the Securities under Article 2 and Sections 4.01, 7.07 and 7.08, which shall survive until the Securities have been paid in full (thereafter, the Issuer’s obligations in Section 7.02 and Section 7.07 shall survive), and (iii) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s and the Guarantor’s obligations in connection therewith and (iv) this Section 8.01 and Section 8.02. Subject to compliance with this Article 8, the Issuer may exercise its Legal Defeasance option notwithstanding the prior exercise of its Covenant Defeasance option.

(c) Upon the Issuer’s exercise under Section 8.01(a) of the option applicable to this Section 8.01(c) subject to the satisfaction of the conditions set forth in Section 8.02, each Guarantor shall be released from its Security Guarantee and the Issuer and each Guarantor shall be released from their obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18, 4.19, 5.01(a)(4), 5.02 and 5.03 with respect to the outstanding Securities on and after the date the conditions set forth below are satisfied (hereinafter, “Covenant Defeasance”), and the Securities shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration of act of Holders (and the consequences of any thereof) in connection with such Sections, but shall continue to be deemed “outstanding” for all the other purposes hereunder. For this purpose, Covenant Defeasance means that, with respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default, but, except as specified above, the remainder of this Indenture and such Securities shall be unaffected thereby. In addition, upon the Issuer’s exercise of its Covenant Defeasance option, subject to the satisfaction of the conditions set forth in Section 8.02, Sections 6.01(a)(3) (with respect to compliance with 5.01(a)(4)), 6.01(a)(4) (with respect to Sections 4.03 and 4.04), 6.01(a)(5) (with respect to compliance with Sections 4.02, 4.05, 4.06, 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.16, 4.17, 4.18 and 4.19), 6.01(a)(6), 6.01(a)(7), 6.01(a)(9), 6.01(a)(10) (with respect to Restricted Subsidiaries of the Issuer only), Section 6.01(a)(10) (with respect to Restricted Subsidiaries of the Issuer only) and 6.01(a)(11) shall not constitute Events of Default.

SECTION 8.02 Conditions to Legal or Covenant Defeasance. In order to exercise either Legal Defeasance or Covenant Defeasance:

(a) the Issuer must irrevocably deposit with the Trustee (or another qualifying trustee; for purposes of this Section 8.02 and Section 8.04, the term “Trustee” shall include such other qualifying trustee), in trust, for the benefit of the Holders, cash in United States dollars, Government Notes, or a combination thereof, in such amounts as shall be sufficient (without reinvestment), in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest, including Additional Interest, if any, on the outstanding Securities on the Stated Maturity or on the applicable redemption date, as the case may be, and the Issuer must specify whether the Securities are being defeased to maturity or to a particular redemption date;

(b) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions: (A) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the Closing Date, there has been a change in the applicable federal income tax law, in either case to the effect that, the Holders of the outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(c) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel in the United States, reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(d) no Default (other than a Default resulting from the borrowing of funds to be applied to such deposit and the grant of any Lien securing such borrowing) shall have occurred and be continuing on the date of such deposit;

(e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Issuer or any of its Restricted Subsidiaries is a party or by which the Issuer or any of its Restricted Subsidiaries is bound;

(f) the Issuer shall have delivered to the Trustee an Opinion of Counsel (subject to customary assumptions and qualifications) to the effect that, assuming no intervening bankruptcy of the Issuer or any Guarantor between the date of deposit and the

123rd day following the deposit and assuming that no Holder is an “insider” of the Issuer under applicable bankruptcy law, after the 123rd day following the deposit, the trust funds shall not be subject to the effect of Section 547 of the United States Bankruptcy Code or any analogous New York State law provision;

(g) the Issuer shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Issuer with the intent of preferring the Holders over the other creditors of the Issuer or the Guarantors, as applicable, or with the intent of defeating, hindering, delaying or defrauding creditors of the Issuer or the Guarantors, as applicable, or others; and

(h) the Issuer shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance (other than the expiration of the 123-day period referred to above) have been complied with.

SECTION 8.03 Satisfaction and Discharge of Indenture. Upon the request of the Issuer, this Indenture shall cease to be of further effect (except as to surviving rights of registration of transfer or exchange of the Securities, as expressly provided for herein or pursuant hereto), the Issuer and the Guarantors shall be discharged from their obligations under the Securities and the Security Guarantees, and the Trustee, at the expense of the Issuer, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, the Security Guarantees, any Registration Rights Agreement and the Securities when:

(a) either (i) all the Securities theretofore authenticated and delivered (other than mutilated, destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation or (ii) all Securities not theretofore delivered to the Trustee for cancellation (A) have become due and payable, (B) will become due and payable at maturity within one year or (C) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer, in the case of (A), (B) or (C) above, has irrevocably deposited or caused to be deposited with the Trustee funds in trust for such purpose in an amount sufficient to pay and discharge the entire Debt on such Securities not theretofore delivered to the Trustee for cancellation, for principal (and premium, if any, on) and interest on the Securities to the date of such deposit (in the case of Securities that have become due and payable) or to the Stated Maturity or redemption date, as the case may be and any Additional Interest, if any, thereon;

(b) the Issuer has paid or caused to be paid all sums payable under this Indenture by the Issuer; and

(c) the Issuer has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions), each stating that all conditions precedent provided in this Indenture relating to the satisfaction and discharge of this Indenture, the Security Guarantees and the Securities have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.02 and Section 7.07 and, if money shall have been deposited with the Trustee pursuant to clause (a)(ii) of this Section, the obligations of the Trustee and the Paying Agent under Section 8.04 and Section 2.04 shall survive.

SECTION 8.04 Deposited Money and Government Notes to Be Held in Trust; Miscellaneous Provisions. Subject to Section 8.05, all money and Government Notes (including the proceeds thereof) deposited with the Trustee pursuant to Section 8.02 or 8.03 in respect of the outstanding Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Issuer acting as Paying Agent) as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, including Additional Interest, if any, but such money need not be segregated from other funds except to the extent required by law.

Anything in this Article 8 to the contrary notwithstanding, the Trustee shall deliver or pay to the Issuer from time to time upon the request of the Issuer any money or Government Notes held by it as provided in Section 8.02 or 8.03 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.02(a)), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

SECTION 8.05 Repayment to Issuer. Any money deposited with the Trustee or any Paying Agent, or then held by the Issuer, in trust for the payment of the principal of, premium or interest, including Additional Interest, if any, on any Security and remaining unclaimed for two years after such principal, premium or interest, including Additional Interest, if any, has become due and payable shall be paid to the Issuer on its request or (if then held by the Issuer) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Issuer for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Issuer as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Issuer, cause to be published once, in the New York Times (national edition) and the Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining shall be repaid to the Issuer.

SECTION 8.06 Reinstatement. If the Trustee or Paying Agent is unable to apply any United States dollars or Government Notes in accordance with this Article 8 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Issuer’s obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with this Article 8; provided, however, that, if the Issuer or any Guarantor makes any payment of principal of, premium or interest, including Additional Interest, if any, on any Security following the reinstatement of its obligations, the Issuer or any Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

ARTICLE 9

AMENDMENTS

SECTION 9.01 Without Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to or consent of any Securityholder:

(a) to cure any ambiguity, mistake, defect or inconsistency;

(b) to provide for uncertificated Securities in addition to or in place of certificated Securities;

(c) to provide for the assumption of the Issuer’s or any Guarantor’s obligations to Holders in the case of a merger, consolidation or sale of assets;

(d) to release any Security Guarantee in accordance with Section 11.02(b);

(e) to provide for additional Guarantors;

(f) to make any change that would provide any additional rights or benefits to the Holders or that, as determined by the Board of Directors of the Issuer in good faith, does not adversely affect the legal rights of any such Holder under this Indenture; or

(g) to comply with requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA after a TIA Event has occurred.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.02 With Consent of Holders. The Issuer, the Guarantors and the Trustee may amend or supplement this Indenture, the Securities or the Security Guarantees without notice to any Securityholder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Securities), and any existing default or compliance with any provisions of this Indenture, the Securities and the Security Guarantees may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Securities (including consents obtained in connection with a purchase of or tender offer or exchange offer for Securities). Notwithstanding the foregoing, (I) without the consent of each Securityholder affected, an amendment or waiver shall not (with respect to any Securities held by a non-consenting Holder):

(a) reduce the principal amount of the Securities whose Holders must consent to an amendment, supplement or waiver;

(b) reduce the principal amount or change the fixed maturity of any Security, reduce any premium payable upon, or change the dates (to earlier dates) of, redemption of any Security (other than provisions applicable to Section 4.06 or 4.08);

(c) reduce the rate of or change the time for payment of interest on any Security;

(d) waive a Default in the payment of principal of or premium, if any, or interest, including Additional Interest, if any, on the Securities (except a rescission of acceleration of the Securities by the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and a waiver of the payment default that resulted from such acceleration);

(e) make any Security payable in money other than that stated in the Securities;

(f) impair the rights of the Holders to receive payments of principal of or premium, if any, or interest, including Additional Interest, if any, on the Securities on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to the Securities;

(g) after the time a Change of Control Offer or Asset Sale Offer is required to have been made, reduce the purchase amount or price or extend the latest expiration date or purchase date thereunder;

(h) make any change in Section 9.01 or this Section 9.02; or

(i) except as permitted by Section 11.02(b), release any Security Guarantee;

and (II) no provision of this Indenture that applies only while the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities shall be amended or waived without the consent of the Initial Purchaser Parties who then are the Holders of the Securities.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.

An amendment or waiver under this Section may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Debt then outstanding unless the holders of such Senior Debt (or any group or representative thereof authorized to give a consent) consent to such change.

After an amendment under this Section becomes effective, the Issuer shall send to Securityholders a notice briefly describing such amendment. The failure to give such notice to all Securityholders, or any defect therein, shall not impair or affect the validity of an amendment under this Section.

SECTION 9.03 Compliance with Trust Indenture Act. Every amendment to this Indenture or the Securities effected after the occurrence of a TIA Event shall comply with the TIA as then in effect.

SECTION 9.04 Revocation and Effect of Consents and Waivers. A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Security or portion of the Security if the Trustee receives written notice of revocation before the date the requisite number of consents are received by the Issuer or the Trustee. After an amendment or waiver becomes effective, it shall bind every Securityholder. An amendment or waiver becomes effective once the requisite number of consents are received by the Issuer or the Trustee and any other conditions to effectiveness of such consent specified in the amendment or waiver are satisfied.

The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Securityholders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Securityholders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date.

SECTION 9.05 Notation on or Exchange of Securities. If an amendment changes the terms of a Security, the Trustee may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determines, the Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

SECTION 9.06 Trustee to Sign Amendments. The Trustee shall sign any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity satisfactory to it and shall receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers’ Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture that such amendment is the legal, valid and binding obligation of the Issuer and the Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

ARTICLE 10

SUBORDINATION OF THE SECURITIES

SECTION 10.01 Agreement to Subordinate. The Issuer agrees, and each Securityholder by accepting a Security agrees, that the Debt evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of the Issuer and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of the Issuer. The Securities shall in all respects rank pari passu with all other Pari Passu Debt of the Issuer and only Debt of the Issuer that is Senior Debt shall rank senior to the Securities in accordance with the provisions set forth herein. All provisions of this Article 10 shall be subject to Section 10.12.

SECTION 10.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of the Issuer in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Issuer or its property, an assignment for the benefit of creditors or any marshaling of the Issuer’s assets and liabilities for the benefit of creditors, the holders of Senior Debt shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the holders of Securities would be entitled shall be made to the holders of Senior Debt, except that holders of Securities may receive and retain:

(a) Permitted Junior Securities; and

(b) payments made from the trust described under Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the provisions of this Article 10).

SECTION 10.03 Default on Senior Debt.

(a) The Issuer shall not make any payment or distribution upon or in respect of the Securities (except from the trust described under Article 8) if:

(1) a default in the payment of any Obligations with respect to Designated Senior Debt of the Issuer occurs and is continuing beyond any applicable grace period (a “payment default”) or any other default on Designated Senior Debt of the Issuer occurs and the maturity of such Designated Senior Debt is accelerated and not paid in full, in cash or Cash Equivalents, in accordance with its terms; or

(2) a default, other than a payment default, occurs and is continuing with respect to Designated Senior Debt of the Issuer that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity (a “non-payment default”) and, in the case of this clause (2) only, the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the Issuer, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

(b) Payments on the Securities may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of any such Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

(2) in case of a non-payment default, the earliest of (I) the date on which such non-payment default is cured or waived, (II) 179 days after the date on which the applicable Payment Blockage Notice is received, and (III) the date on which the Trustee receives notice from the Representative for such Designated Senior Debt of the Issuer rescinding the Payment Blockage Notice (such period beginning upon the delivery of a Payment Blockage Notice and ending on the earlier of clauses (I) to (III), the “Payment Blockage Period”), unless the maturity of any such Designated Senior Debt has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the Securities that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(e) In any event, notwithstanding the foregoing, (x) no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect and (y) so long as there shall remain outstanding Designated Senior Debt under the Senior Credit Facility, a Payment Blockage Notice may only be given by the Representatives thereunder.

SECTION 10.04 Acceleration of Payment of Securities. If payment of the Securities is accelerated because of an Event of Default, the Issuer shall promptly notify the Representative of the lenders under the Senior Credit Facility of the acceleration.

SECTION 10.05 When Distribution Must Be Paid Over.

(a) If the Trustee, any Paying Agent or any Holder receives a payment in respect of the Securities (except in Permitted Junior Securities or from the trust described under Article 8) when:

(1) the payment is prohibited by this Article 10; and

(2) the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

the Trustee, Paying Agent or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the Issuer. Upon the written request of the holders of such Senior Debt, the Trustee, Paying Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Senior Debt or their Representative.

(b) Notwithstanding the foregoing, the Trustee or any Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article 10. The Issuer, the Registrar or co-registrar, any Paying Agent, a Representative or a holder of Senior Debt of the Issuer may give the notice; provided, however, that, if an issue of Senior Debt of the Issuer has a Representative, only the Representative may give the notice. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of the Issuer (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of the Issuer or a Representative thereof.

SECTION 10.06 Subrogation. If and when all Senior Debt of the Issuer is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of the Issuer to receive distributions applicable to Senior Debt of the Issuer. A distribution made under this Article 10 to holders of Senior Debt of the Issuer which otherwise would have been made to Securityholders is not, as between the Issuer and Securityholders, a payment by the Issuer on Senior Debt of the Issuer.

SECTION 10.07 Relative Rights. This Article 10 defines the relative rights of Securityholders and holders of Senior Debt of the Issuer. Nothing in this Indenture shall:

(a) impair, as between the Issuer and Security holders, the obligation of the Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(b) prevent the Trustee or any Securityholder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Debt of the Issuer to receive distributions otherwise payable to Securityholders; or

(c) affect the relative rights of Securityholders and creditors of the Issuer other than their rights in relation to the holders of Senior Debt.

SECTION 10.08 Subordination May Not Be Impaired by Issuer. No right of any holder of Senior Debt of the Issuer to enforce the subordination of the Debt evidenced by the Securities shall be impaired by any act or failure to act by the Issuer or by its failure to comply with this Indenture.

SECTION 10.09 Rights of Trustee and Paying Agent. The Trustee (or any Authenticating Agent hereunder) in its individual or any other capacity may hold Senior Debt of the Issuer with the same rights it would have if it were not Trustee (or Authenticating Agent hereunder). The Registrar and any co-registrar and any Paying Agent may do the same with like rights. The Trustee (and any Authenticating Agent hereunder), the Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article 10 with respect to any Senior Debt of the Issuer which may at any time be held by them, to the same extent as any other holder of Senior Debt of the Issuer; and nothing in Article 7 shall deprive the Trustee (or any Authenticating Agent hereunder) or any such other Person of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 10.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of the Issuer, the distribution may be made and the notice given to their Representative (if any).

SECTION 10.11 Article 10 Not to Prevent Events of Default or Limit Right to Accelerate. The failure to make a payment pursuant to the Securities by reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Securityholders or the Trustee to accelerate the maturity of the Securities.

SECTION 10.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of the Issuer or subject to the restrictions set forth in this Article 10, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Debt of the Issuer or any other creditor of the Issuer.

SECTION 10.13 Trustee Entitled to Rely. Upon any payment or distribution pursuant to this Article 10, the Trustee, any Paying Agent and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representative for the holders of Senior Debt of the Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of the Issuer and other Debt of the Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of the Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt of the Issuer held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee or Paying Agent pursuant to this Article 10.

SECTION 10.14 Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of the Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 10.15 Trustee Not Fiduciary for Holders of Senior Debt. With respect to the holders of Senior Debt of the Issuer, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 10. The Trustee or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of the Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the Issuer or any other Person, money or assets to which any holders of Senior Debt of the Issuer shall be entitled by virtue of this Article 10 or otherwise.

SECTION 10.16 Reliance by Holders of Senior Debt on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of the Issuer, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 10.17 Trustee’s Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 11

SECURITY GUARANTEES

SECTION 11.01 Security Guarantees.

(a) Each Guarantor hereby jointly and severally unconditionally and irrevocably guarantees, as a primary obligor and not merely as a surety, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment of principal of, premium, if any, and interest on the Securities when due, whether at maturity, by acceleration, by redemption or otherwise, subject to any applicable grace period, and all other monetary obligations of the Issuer under this Indenture (including obligations to the Trustee) and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Issuer, whether for expenses, indemnification or otherwise under this Indenture and the Securities (all of the foregoing being hereinafter collectively called the “Guaranteed Obligations”). Each Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Guarantor, and that each such Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

(b) Each Guarantor waives presentation to, demand of, payment from and protest to the Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Guarantor waives notice of any default under the Securities or the Guaranteed Obligations. The obligations of each Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any Guaranteed Obligations; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Guarantor, except as provided in Section 11.02(b).

(c) Each Guarantor further agrees that its Security Guarantee herein constitutes a Guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations. Each Guarantor irrevocably waives acceptance hereof, presentment, demand, protest and any notice not provided for herein, as well as any requirement that at any time any action be taken by any Person against the Issuer or any other Person. The obligations of each Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, willful or otherwise, in the performance of the Guaranteed Obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Guarantor or would otherwise operate as a discharge of any Guarantor as a matter of law or equity.

(d) Each Guarantor further agrees that its Security Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Issuer or otherwise.

(e) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Guarantor by virtue hereof, upon the failure of the Issuer to pay the principal of or premium, if any, or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest or premium, if any, on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary Guaranteed Obligations of the Issuer to the Holders and the Trustee.

(f) Each Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations. Each Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Security Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Guarantor for the purposes of this Section.

(g) Each Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys’ fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section.

SECTION 11.02 Limitation on Liability; Release.

(a) Any term or provision of this Indenture to the contrary notwithstanding, the maximum, aggregate amount of the obligations guaranteed hereunder by any Guarantor shall not exceed the maximum amount that can be guaranteed (after giving effect to all its Guarantees of Debt under the Senior Credit Facility) without rendering this Indenture, as it relates to such Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

(b) In the event of:

(1) a sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or

(2) the sale or other disposition of Capital Stock of any Guarantor if as a result of such disposition, such Person ceases to be a Subsidiary of the Issuer,

then the Person acquiring such assets (in the case of clause (i) and notwithstanding Section 5.02) or such Guarantor (in the case of clause (ii)) shall be automatically and irrevocably released and relieved of any obligations under its Security Guarantee and this Indenture; provided that such sale or other disposition is in compliance with this Indenture, including Section 4.06 (it being understood that only such portion of the Net Proceeds as is or is required to be applied on or before the date of such release in accordance with Section 4.06 needs to be so applied).

(c) If the Security Guarantee of any Guarantor terminates pursuant to the foregoing provisions or pursuant to Section 4.11(b) such Person shall cease to be a Guarantor or otherwise a party to this Indenture and, upon request by the Issuer, the Trustee shall execute appropriate instruments acknowledging such termination and the release of such Person from its obligations under its Security Guarantee and hereunder. It is expressly acknowledged that the application of the Net Proceeds of any such sale or other disposition referred to in subsection (b) in accordance with Section 4.06 following the date of such release shall not be a condition precedent to such release and any failure to make such application as required by such Section 4.06 shall not cause the revocation of any such release (it being understood that such failure shall constitute a Default or Event of Default, as applicable).

SECTION 11.03 Successors and Assigns. This Article 11 shall be binding upon each Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

SECTION 11.04 No Waiver. Neither a failure nor a delay on the part of either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

SECTION 11.05 Modification. No modification, amendment or waiver of any provision of this Article 11, nor the consent to any departure by any Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Guarantor in any case shall entitle such Guarantor to any other or further notice or demand in the same, similar or other circumstances.

SECTION 11.06 Execution and Delivery of the Security Guarantee. The execution by each Guarantor of the Indenture (or a supplemental indenture in the form of Exhibit I) evidences the Security Guarantee of such Guarantor, whether or not the person signing as an officer of the Guarantor still holds that office at the time of authentication of any Security. The delivery of any Security after authentication by the Trustee constitutes due delivery of the Security Guarantee set forth in the Indenture on behalf of each Guarantor.

ARTICLE 12

SUBORDINATION OF THE SECURITY GUARANTEES

SECTION 12.01 Agreement to Subordinate. Each Guarantor agrees, and each Securityholder by accepting a Security agrees, that such Guarantor’s obligations under its Security Guarantee are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full in cash or Cash Equivalents of all existing and future Senior Debt of such Guarantor and that the subordination is for the benefit of and enforceable by the holders of Senior Debt of such Guarantor. The obligations of a Guarantor under this Article 12 shall in all respects rank pari passu with all other Pari Passu Debt of such Guarantor, and only Debt of such Guarantor that is Senior Debt shall rank senior to the obligations of such Guarantor in this Article 12 in accordance with the provisions set forth herein.

SECTION 12.02 Liquidation, Dissolution, Bankruptcy. Upon any payment or distribution to creditors of any Guarantor in a liquidation or dissolution of the Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to any Guarantor or its property, an assignment for the benefit of creditors or any marshaling of any Guarantor’s assets and liabilities for the benefit of creditors, the holders of Senior Debt shall be entitled to receive payment in full, in cash or Cash Equivalents, of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt, whether or not allowed or allowable in such proceeding) before the Holders of Securities shall be entitled to receive any payment with respect to the Securities, and until all Obligations with respect to Senior Debt are paid in full, in cash or Cash Equivalents, any payment or distribution to which the Holders of Securities would be entitled shall be made to the holders of Senior Debt, except that Holders of may receive and retain:

(a) Permitted Junior Securities; and

(b) payments made from the trust described under Article 8 so long as, on the date or dates the respective amounts were paid into the trust, such payments were made with respect to the Securities without violating the provisions of this Article 12).

SECTION 12.03 Default on Senior Debt of a Guarantor.

(a) A Guarantor may not make any payment or distribution upon or in respect of its Security Guarantee (except from the trust described under Article 8) if:

(1) a payment default occurs and is continuing beyond any applicable grace period with respect to Designated Senior Debt of such Guarantor or any other default on any such Designated Senior Debt occurs and the maturity of such Designated Senior Debt is accelerated and not paid in full, in cash or Cash Equivalents, in accordance with its terms; or

(2) a non-payment default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and, in the case of this clause

(2) only, the Trustee receives a Payment Blockage Notice in respect of such default from such Guarantor, a Representative for, or the holders of a majority of the outstanding principal amount of, any issue of Designated Senior Debt.

(b) Payments on such Security Guarantee may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived and, in the case of any such Designated Senior Debt that has been accelerated, such acceleration has been rescinded; and

(2) in case of a non-payment default, the earlier of the date on which such non-payment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received, unless the maturity of any such Designated Senior Debt has been accelerated.

(c) No new Payment Blockage Notice may be delivered unless and until:

(1) 360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

(2) all scheduled payments of principal, interest and premium, if any, on the Securities that have come due have been paid in full in cash.

(d) No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice.

(e) In any event, notwithstanding the foregoing, (x) no more than one Payment Blockage Period may be commenced during any 360-day period and there shall be a period of at least 181 days during each 360-day period when no Payment Blockage Period is in effect and (y) so long as there shall remain outstanding Designated Senior Debt under the Senior Credit Facility, a Payment Blockage Notice may only be given by the Representatives thereunder.

SECTION 12.04 Demand for Payment. If payment of the Securities is accelerated because of an Event of Default and a demand for payment is made on a Guarantor pursuant to Article 11, the Trustee shall promptly notify the Issuer, and the Issuer shall promptly (and in no event more than five Business Days after receipt of such notice) notify the Representative of the lenders under the Senior Credit Facility of the acceleration.

SECTION 12.05 When Distribution Must Be Paid Over.

(a) If the Trustee, any Paying Agent or any Holder receives a payment in respect of the Security Guarantee of any Guarantor (except in Permitted Junior Securities or from the trust described under Article 8) when:

(1) the payment is prohibited by this Article 12; and

(2) the Trustee, Paying Agent or the Holder has actual knowledge that the payment is prohibited;

the Trustee, Paying Agent or Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of such Guarantor. Upon the written request of the holders of such Senior Debt, the Trustee, Paying Agent or Holder, as the case may be, shall deliver the amounts in trust to the holders of such Senior Debt or their Representative.

(b) Notwithstanding the foregoing, the Trustee or Paying Agent may continue to make payments on such Securities Guarantee and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than three Business Days prior to the date of such payment, a Trust Officer of the Trustee or Paying Agent receives written notice satisfactory to it that payments may not be made under this Article 12. The Issuer, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Debt of such Guarantor may give the notice; provided, however, that, if an issue of Senior Debt of such Guarantor has a Representative, only the Representative may give the notice. The Trustee or Paying Agent shall be entitled to rely on the delivery to it of a written notice by a Person representing himself or itself to be a holder of any Senior Debt of any Guarantor (or a Representative of such holder) to establish that such notice has been given by a holder of such Senior Debt of such Guarantor or a Representative thereof.

SECTION 12.06 Subrogation. If and when all Senior Debt of a Guarantor is paid in full and until the Securities are paid in full, Securityholders shall be subrogated to the rights of holders of Senior Debt of such Guarantor to receive distributions applicable to Senior Debt of such Guarantor. A distribution made under this Article 12 to holders of Senior Debt of such Guarantor which otherwise would have been made to Securityholders is not, as between such Guarantor and Securityholders, a payment by such Guarantor on Senior Debt of such Guarantor.

SECTION 12.07 Relative Rights. This Article 12 defines the relative rights of Securityholders and holders of Senior Debt of a Guarantor. Nothing in this Indenture shall:

(a) impair, as between a Guarantor and Securityholders, the obligation of a Guarantor which is absolute and unconditional, to pay its Obligations under its Security Guarantee to the extent set forth in Article 11;

(b) prevent the Trustee or any Securityholder from exercising its available remedies upon a default by a Guarantor under its Obligations under its Security Guarantee, subject to the rights of holders of Senior Debt of such Guarantor to receive distributions otherwise payable to Securityholders; or

(c) affect the relative rights of Securityholders and creditors of such Guarantor other than their rights in relation to the holders of Senior Debt.

SECTION 12.08 Subordination May Not Be Impaired by a Guarantor. No right of any holder of Senior Debt of a Guarantor to enforce the subordination of the Obligations under the Security Guarantee of such Guarantor shall be impaired by any act or failure to act by such Guarantor or by its failure to comply with this Indenture.

SECTION 12.09 Rights of Trustee and Paying Agent. The Trustee (or any Authenticating Agent hereunder) in its individual or any other capacity may hold Senior Debt of any Guarantor with the same rights it would have if it were not Trustee (or Authenticating Agent hereunder). The Registrar and any co-registrar and any Paying Agent may do the same with like rights. The Trustee (and any Authenticating Agent hereunder), the Registrar, any co-registrar and any Paying Agent shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Debt of any Guarantor which may at any time be held by them, to the same extent as any other holder of Senior Debt of such Guarantor; and nothing in Article 7 shall deprive the Trustee (or any Authenticating Agent hereunder) or any such other Person of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07.

SECTION 12.10 Distribution or Notice to Representative. Whenever a distribution is to be made or a notice given to holders of Senior Debt of a Guarantor, the distribution may be made and the notice given to their Representative (if any).

SECTION 12.11 Article 12 Not to Prevent Events of Default or Limit Right to Accelerate. The failure of a Guarantor to make a payment on any of its Obligations under its Security Guarantee by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Guarantor under its Security Guarantee. Nothing in this Article 12 shall have any effect on the right of the Securityholders or the Trustee to make a demand for payment on a Guarantor pursuant to this Article 12.

SECTION 12.12 Trust Moneys Not Subordinated. Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of Government Notes held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Debt of any Guarantor or subject to the restrictions set forth in this Article 12, and none of the Securityholders shall be obligated to pay over any such amount to the Issuer or any holder of Senior Debt of any Guarantor or any other creditor of the Issuer.

SECTION 12.13 Trustee Entitled To Rely. Upon any payment or distribution pursuant to this Article 12, the Trustee, any Paying Agent and the Securityholders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Securityholders or (iii) upon the Representatives for the holders of Senior Debt of a Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Debt of a Guarantor and other Debt of a Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee or Paying Agent determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Debt of a Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee or Paying Agent may request such Person to furnish evidence to the reasonable satisfaction of the Trustee or Paying Agent as to the amount of Senior Debt of such Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee or Paying Agent may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee or Paying Agent pursuant to this Article 12.

SECTION 12.14 Trustee to Effectuate Subordination. Each Securityholder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Securityholders and the holders of Senior Debt of each of the Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 12.15 Trustee Not Fiduciary for Holders of Senior Debt of a Guarantor. With respect to the holders of Senior Debt of the Guarantors, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article 12. The Trustee or Paying Agent shall not be deemed to owe any fiduciary or other duty to the holders of Senior Debt of a Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Securityholders or the relevant Guarantor or any other Person, money or assets to which any holders of Senior Debt of such Guarantor shall be entitled by virtue of this Article 12 or otherwise.

SECTION 12.16 Reliance by Holders of Senior Debt of a Guarantor on Subordination Provisions. Each Securityholder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Debt of a Guarantor, whether such Senior Debt was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Debt and such holder of Senior Debt shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

SECTION 12.17 Trustee’s Compensation Not Prejudiced. Nothing in this Article shall apply to amounts due to the Trustee pursuant to other sections of this Indenture.

ARTICLE 13

MISCELLANEOUS

SECTION 13.01 Trust Indenture Act Controls. If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control at all times after a TIA Event.

SECTION 13.02 Notices. Any notice or communication shall be in writing and delivered, electronically, in person or mailed by first-class mail addressed as follows:

if to the Issuer:

Univar Inc.

Suite 2200, 500 108th Avenue North East

Bellevue, Washington 98004

Attention: General Counsel

Tel: (425) 638-4900

Fax: (425) 867-2094

with a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attention: Jason Kanner, Esq.

Tel: (212) 446-4800

Fax: (212) 446-4900

if to the Trustee:

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue South

Minneapolis, MN 55479

Attention: Univar Account Manager

Fax: (612) 667-9825

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

Any notice or communication sent to a Securityholder shall be made in compliance with Section 313(c) of the TIA so long as a TIA Event has occurred and sent to the Securityholder at the Securityholder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so sent within the time prescribed.

Failure to send a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is sent in the manner provided above, it is duly given, whether or not the addressee receives it.

SECTION 13.03 Communication by Holders with Other Holders. After a TIA Event has occurred, Securityholders may communicate pursuant to TIA § 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities, and the Issuer, the Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 13.04 Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, at the request of the Trustee the Issuer shall furnish to the Trustee:

(a) an Officers’ Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 13.05) stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

To the extent applicable, the Issuer shall comply with Section 314(c)(3) of the TIA after a TIA Event has occurred.

SECTION 13.05 Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture shall include:

(a) statement that the individual making such certificate or opinion has read such covenant or condition;

(b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with or satisfied; and

(d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with.

SECTION 13.06 When Securities Disregarded. In determining whether the Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Issuer or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee actually knows are so owned shall be so disregarded. Also, subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

SECTION 13.07 Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar and the Paying Agent may make reasonable rules for their functions.

SECTION 13.08 Legal Holidays. A “Legal Holiday” is a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York or the state where the Corporate Trust Office is located. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

SECTION 13.09 GOVERNING LAW. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 13.10 No Recourse Against Others. A director, officer, incorporator, employee, stockholder or Affiliate as such, of the Issuer or any Guarantor shall not have any liability for any obligations of the Issuer or any Guarantor under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

SECTION 13.11 Successors. All agreements of the Issuer and each Guarantor in this Indenture and the Securities shall bind their successors. All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 13.12 Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

SECTION 13.13 Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

SECTION 13.14 Severability. In case any one or more of the provisions in this Indenture, in the Securities or in the Security Guarantees shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.15 No Adverse Interpretation of Other Agreements. This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuer or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.16 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts which are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

SECTION 13.17 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

UNIVAR INC.

By:
Name: Douglas R. Drew
Title:

CHEMPOINT.COM, INC.

By:
Name: Douglas R. Drew
Title:

UNIVAR USA INC.

By:
Name: Douglas R. Drew
Title:

UNIVAR HOLDCO CANADA, LLC

By:
Name: Douglas R. Drew
Title:

UNIVAR HOLDCO CANADA III, LLC

By:
Name: Douglas R. Drew
Title:

[Issuer Indenture Signature Page]

BASIC CHEMICAL SOLUTIONS, L.L.C.

By:
Name: Douglas R. Drew
Title:

[Issuer Indenture Signature Page]

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Trustee

By:
	Name:	Lynn M. Steiner
	Title:	Vice President

[Trustee Indenture Signature Page]

SCHEDULE 1.01

Investments in Joint Venture Agreements with Third Parties:

Note: It is understood and agreed that subclause (a) of the proviso in paragraph (8) of the definition of Permitted Investments in this Indenture shall not be applicable to the following Investments:

Elemica Holdings (Ireland)

1% directly owned by Univar Europe Holdings BV

Gleis-Genossenschaft Ristet Bergermoos (Switzerland)

5.7% owned by Univar AG

94.3% owned by third parties

Continental Chemicals LLC

Judy Lowery 20.4%

Shelly Lowery Manos 10.2%

Brandon Lowery 10.2%

Dana Lowery Ramseur 10.2%

Univar USA 49.0%

EXHIBIT A

[FACE OF SECURITY]

UNIVAR INC.

12% Senior Subordinated Note Due 2018

[CUSIP] [CINS]

No.                      $

Univar Inc., an entity organized under the laws of Delaware (the “Company,” which term includes any successor under the Indenture hereinafter referred to), for value received, promises to pay to                     , or its registered assigns, the principal sum of                      DOLLARS ($        ) on June 30, 2018.

Interest Rate: 12% per annum.

Interest Payment Dates: March 31, June 30, September 30 and December 31 commencing March 31, 2011.

Regular Record Dates: March 15, June 15, September 15 and December 15.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which will for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this Security to be signed manually or by facsimile by its duly authorized officers.

Date:	UNIVAR INC.

By:
Name:
Title:

(Form of Trustee’s Certificate of Authentication)

This is one of the 12% Senior Subordinated Notes due 2018 described in the Indenture referred to in this Security.

WELLS FARGO BANK, NATIONAL
ASSOCIATION, as Trustee

By:
Authorized Signatory

[REVERSE SIDE OF SECURITY]

UNIVAR INC.

12% Senior Subordinated Note Due 2018

1. Principal and Interest.

The Company promises to pay the principal of this Security on June 30, 2018.

The Company promises to pay interest on the principal amount of this Security on each interest payment date, as set forth on the face of this Security, at the rate of 12% per annum.

Interest will be payable, in cash, quarterly in arrears (to the holders of record of the Securities at the close of business on the March 15, June 15, September 15 and December 15 immediately preceding the interest payment date) on each interest payment date, commencing March 31, 2011; provided that any interest that would have been payable in cash on December 31, 2010 had the interest payments commenced on December 31, 2010 shall be compounded and paid in full on March 31, 2011.

Interest on this Security will accrue from the most recent date to which interest has been paid on this Security [or the Security surrendered in exchange for this Security] (or, if there is no existing default in the payment of interest and if this Security is authenticated between a regular record date and the next interest payment date, from such interest payment date) or, if no interest has been paid, from [the Issue Date/the date this Security was issued]. Interest will be computed in the basis of a 360-day year of twelve 30-day months. The Issuer will pay all Additional Interest, if any, in the same manner, on the dates and in the amounts set forth in the Registration Rights Agreement.

Interest not paid when due and any interest on principal, premium or interest not paid when due will be paid to the Persons that are Holders on a special record date determined in accordance with the Indenture.

The Company will pay interest on overdue principal, premium, if any, and to the extent lawful, interest at a rate per annum equal to the interest rate otherwise payable on this Security plus 2%, provided that if an Event of Default (other than pursuant to Section 6.01(a)(6)(B)) occurs the Initial Purchaser Parties hold 40% or more of the then outstanding principal amount of the Securities, and an Initial Purchaser Party have made demand therefor, the entire principal amount of the Securities shall bear interest at a rate per annum which is 2% plus the otherwise applicable interest rate from the date of such non-payment until paid in full or the applicable Event of Default has otherwise been cured or waived.

2. Indentures; Security Guarantee.

This is one of the Securities issued under an Indenture dated as of                  , 201     and as may be further amended from time to time, the “Indenture”), among the Company, the guarantors from time to time party thereto and Wells Fargo Bank, National Association, as Trustee. Capitalized terms used herein are used as defined in the Indenture unless otherwise indicated. The terms of the Securities include those stated in the Indenture and at all times after a TIA Event, those made part of the Indenture by reference to the TIA. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture will control.

The Securities are unsecured senior subordinated obligations of the Company. The Indenture limits the original aggregate principal amount of the Securities to $400,000,000. This Security is guaranteed by the Guarantors as set forth in the Indenture. The guarantees are subordinated as set forth in the Indenture to all Obligations in respect of Senior Debt (including all interest accrued or accruing on Senior Debt after the commencement of any bankruptcy, insolvency or reorganization or similar case or proceeding at the contract rate (including, without limitation, any contract rate applicable upon default) specified in the relevant documentation, whether or not the claim for the interest is allowed as a claim in the case or proceeding with respect to the Senior Debt).

3. Redemption and Repurchase; Discharge or Defeasance Prior to Redemption or Maturity.

This Security is subject to optional redemption, and may be the subject of a Repurchase Offer, as further described in the Indenture. Except for certain required Repurchase Offers, there is no sinking fund or mandatory redemption applicable to this Security.

If the Company deposits with the Trustee money or Government Notes sufficient to pay the then outstanding principal of, premium, if any, and accrued interest on the Securities to redemption or maturity, the Company may in certain circumstances be discharged from the Indenture and the Securities or may be discharged from certain of its obligations under certain provisions of the Indenture.

4. Subordination.

This Security is subordinated to Senior Debt of the Issuer, as defined in the Indenture. To the extent provided in the Indenture, Senior Debt of the Issuer must be paid before the Securities may be paid. The Issuer agrees, and each Securityholder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

5. Registered Form; Denominations; Transfer; Exchange.

The Securities are in registered form without coupons in denominations of $1,000 principal amount and any multiple of $1,000 in excess thereof. A Holder may register the transfer or exchange of Securities in accordance with the Indenture. The Trustee may require a Holder to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Pursuant to the Indenture, there are certain periods during which the Trustee will not be required to issue, register the transfer of or exchange any Security or certain portions of a Security.

6. Defaults and Remedies.

If an Event of Default, as defined in the Indenture, occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities may declare all the Securities to be due and payable. If a bankruptcy or insolvency default with respect to the Issuer occurs and is continuing, the Securities automatically become due and payable. Holders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Securities. Subject to certain limitations, Holders of a majority in principal amount of the Securities then outstanding may direct the Trustee in its exercise of remedies.

7. Amendment and Waiver.

Subject to certain exceptions, the Indenture and the Securities may be amended, or and defaults may be waived, with the consent of the Holders of a majority in principal amount of the outstanding Securities. Without notice to or the consent of any Holder, the Company and the Trustee may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency.

8. Authentication.

This Security is not valid until the Trustee (or Authenticating Agent) signs the certificate of authentication on the other side of this Security.

9. Governing Law.

This Security shall be governed by, and construed in accordance with, the laws of the State of New York.

10. Abbreviations.

Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A/ (= Uniform Gifts to Minors Act).

The Company will furnish a copy of the Indenture to any Holder upon written request and without charge.

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

Please print or typewrite name and address including zip code of assignee the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Security on the books of the Company with full power of substitution in the premises.

[THE FOLLOWING PROVISION TO BE INCLUDED

ON ALL CERTIFICATES BEARING A RESTRICTED LEGEND]

In connection with any transfer of this Security occurring prior to                     , the undersigned confirms that such transfer is made without utilizing any general solicitation or general advertising and further as follows: ☐

Check One

☐	(1) This Security is being transferred to a “qualified institutional buyer” in compliance with Rule 144A under the Securities Act of 1933, as amended and certification in the form of Exhibit E to the Indenture is being furnished herewith.

☐	(2) This Security is being transferred to a Non-U.S. Person in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Regulation S thereunder, and certification in the form of Exhibit D to the Indenture is being furnished herewith.

or

☐	(3) This Security is being transferred other than in accordance with (1) or (2) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee is not obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in the Indenture have been satisfied.

Date:
Seller

By:

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:[1]

By:
To be executed by an executive officer

[1]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have all of this Security purchased by the Company pursuant to [Section 3.09] of the Indenture, check the box: ☐

If you wish to have a portion of this Security purchased by the Company pursuant to [Section 3.09] of the Indenture, state the amount (in original principal amount) below:

$ .

Date:

Your Signature:

(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:[2]

[2]	Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Association Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

SCHEDULE OF EXCHANGES OF SECURITIES3

The following exchanges of a part of this Global Security for Certificated Securities or a part of another Global Security have been made:

Date of Exchange	Amount of decrease in principal amount of this Global Security	Amount of increase in principal amount of this Global Security	Principal amount of this Global Security following such decrease (or increase)	Signature of authorized officer of Trustee

[3]	For Global Securities.

EXHIBIT B

RESTRICTED LEGEND

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER

(1) REPRESENTS THAT

(A) IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT,

(B) IT IS AN INSTITUTIONAL “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN “INSTITUTIONAL ACCREDITED INVESTOR”), OR

(C) IT IS NOT A U.S. PERSON (WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT) AND

(2) AGREES FOR THE BENEFIT OF THE COMPANY THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN, EXCEPT IN ACCORDANCE WITH THE SECURITIES ACT AND ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND ONLY

(A) TO THE COMPANY,

(B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BECOME EFFECTIVE UNDER THE SECURITIES ACT,

(C) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT,

(D) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT,

B-1

(E) IN A PRINCIPAL AMOUNT OF NOT LESS THAN $250,000, TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, DELIVERS TO THE TRUSTEE A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, OR

(F) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(C) ABOVE OR (2)(D) ABOVE, A DULY COMPLETED AND SIGNED CERTIFICATE (THE FORM OF WHICH MAY BE OBTAINED FROM THE TRUSTEE) MUST BE DELIVERED TO THE TRUSTEE. PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH (2)(E) OR (F) ABOVE, THE COMPANY RESERVES THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY RULE 144 EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

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EXHIBIT C

DTC LEGEND

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS A BENEFICIAL INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY ARE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE TRANSFER PROVISIONS OF THE INDENTURE.

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EXHIBIT D

REGULATION S CERTIFICATE

            ,

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Re:	Univar Inc.

12 % Senior Subordinated Notes

due 2018 (the “Securities”) Issued under

the Indenture (the “Indenture”) dated as

of             , 201  , relating to the Securities

Ladies and Gentlemen:

Terms are used in this Certificate as used in Regulation S (“Regulation S”) under the Securities Act of 1933, as amended (the “Securities Act”), except as otherwise stated herein.

[CHECK A OR B AS APPLICABLE.]

☐ A.	This Certificate relates to our proposed transfer of $ principal amount of Securities issued under the Indenture. We hereby certify as follows:

	1.	The offer and sale of the Securities was not and will not be made to a person in the United States (unless such person is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(vi) or the account held by it for which it is acting is excluded from the definition of “U.S. Person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3)) and such offer and sale was not and will not be specifically targeted at an identifiable group of U.S. citizens abroad.

	2.	Unless the circumstances described in the parenthetical in paragraph 1 above are applicable, either (a) at the time the buy order was originated, the buyer was outside the United States or we and any person acting on our behalf reasonably believed that the buyer was outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer in the United States.

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	3.	Neither we, any of our affiliates, nor any person acting on our or their behalf has made any directed selling efforts in the United States with respect to the Securities.

	4.	The proposed transfer of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

	5.	If we are a dealer or a person receiving a selling concession, fee or other remuneration in respect of the Securities, and the proposed transfer takes place during the Restricted Period (as defined in the Indenture), or we are an officer or director of the Company or the Initial Purchaser Parties (as defined in the Indenture), we certify that the proposed transfer is being made in accordance with the provisions of Rule 904(b) of Regulation S.

☐ B.	This Certificate relates to our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us. We hereby certify as follows:

	1.	At the time the offer and sale of the Securities was made to us, either (i) we were not in the United States or (ii) we were excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(vi) or the account held by us for which we were acting was excluded from the definition of “U.S. person” pursuant to Rule 902(k)(2)(i) under the circumstances described in Rule 902(h)(3); and we were not a member of an identifiable group of U.S. citizens abroad.

	2.	Unless the circumstances described in paragraph 1(ii) above are applicable, either (a) at the time our buy order was originated, we were outside the United States or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and we did not pre-arrange the transaction in the United States.

	3.	The proposed exchange of Securities is not part of a plan or scheme to evade the registration requirements of the Securities Act.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF SELLER (FOR TRANSFERS) OR
OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

D-2

EXHIBIT E

RULE 144A CERTIFICATE

            ,

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Re:	Univar Inc.

12 % Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of                  , 201  , relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We and, if applicable, each account for which we are acting in the aggregate owned and invested more than $100,000,000 in securities of issuers that are not affiliated with us (or such accounts, if applicable), as of             , 201  , which is a date on or since the close of our most recent fiscal year. We and, if applicable, each account for which we are acting, are a qualified institutional buyer within the meaning of Rule 144A (“Rule 144A”) under the Securities Act of 1933, as amended (the “Securities Act”). If we are acting on behalf of an account, we exercise sole investment discretion with respect to such account. We are aware that the transfer of Securities to us, or such exchange, as applicable, is being made in reliance upon the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A. Prior to the date of this Certificate we have received such information regarding the Company as we have requested pursuant to Rule 144A(d)(4) or have determined not to request such information.

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You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

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EXHIBIT F

INSTITUTIONAL ACCREDITED INVESTOR CERTIFICATE1

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Re:	Univar Inc.

12 % Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of                  , 201  , relating to the Securities

Ladies and Gentlemen:

This Certificate relates to:

[CHECK A OR B AS APPLICABLE.]

☐	A.	Our proposed purchase of $ principal amount of Securities issued under the Indenture.

☐	B.	Our proposed exchange of $ principal amount of Securities issued under the Indenture for an equal principal amount of Securities to be held by us.

We hereby confirm that:

1.	We are an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the “Securities Act”) (an “Institutional Accredited Investor”).

2.	Any acquisition of Securities by us will be for our own account or for the account of one or more other Institutional Accredited Investors as to which we exercise sole investment discretion.

3.	We have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of an investment in the Securities and we and any accounts for which we are acting are able to bear the economic risks of and an entire loss of our or their investment in the Securities.

4.	We are not acquiring the Securities with a view to any distribution thereof in a transaction that would violate the Securities Act or the securities laws of any State of the United States or any other applicable jurisdiction; provided that the disposition of our property and the property of any accounts for which we are acting as fiduciary will remain at all times within our and their control.

5.	We acknowledge that the Securities have not been registered under the Securities Act and that the Securities may not be offered or sold within the United States or to or for the benefit of U.S. persons except as set forth below.

6.	The principal amount of Securities to which this Certificate relates is at least equal to $250,000.

We agree for the benefit of the Company, on our own behalf and on behalf of each account for which we are acting, that such Securities may be offered, sold, pledged or otherwise transferred only in accordance with the Securities Act and any applicable securities laws of any State of the United States and only (a) to the Company, (b) pursuant to a registration statement which has become effective under the Securities Act, (c) to a qualified institutional buyer in compliance with Rule 144A under the Securities Act, (d) in an offshore transaction in compliance with Rule 904 of Regulation S under the Securities Act, (e) in a principal amount of not less than $250,000, to an Institutional Accredited Investor that, prior to such transfer, delivers to the Trustee a duly completed and signed certificate (the form of which may be obtained from the Trustee) relating to the restrictions on transfer of the Securities or (f) pursuant to an exemption from registration provided by Rule 144 under the Securities Act or any other available exemption from the registration requirements of the Securities Act.

Prior to the registration of any transfer in accordance with (c) or (d) above, we acknowledge that a duly completed and signed certificate (the form of which may be obtained from the Trustee) must be delivered to the Trustee. Prior to the registration of any transfer in accordance with (e) or (f) above, we acknowledge that the Company reserves the right to require the delivery of such legal opinions, certifications or other evidence as may reasonably be required in order to determine that the proposed transfer is being made in compliance with the Securities Act and applicable state securities laws. We acknowledge that no representation is made as to the availability of any Rule 144 exemption from the registration requirements of the Securities Act.

We understand that the Trustee will not be required to accept for registration of transfer any Securities acquired by us, except upon presentation of evidence satisfactory to the Company and the Trustee that the foregoing restrictions on transfer have been complied with. We further understand that the Securities acquired by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of the preceding paragraph. We further agree to provide to any person acquiring any of the Securities from us a notice advising such person that resales of the Securities are restricted as stated herein and that certificates representing the Securities will bear a legend to that effect.

We agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein ceases to be accurate and complete.

We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any account for which we are acting.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF PURCHASER (FOR TRANSFERS)
OR OWNER (FOR EXCHANGES)]

By:
Name:
Title:
Address:

Date:

Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

By:

Date:

Taxpayer ID number:

EXHIBIT G

[COMPLETE FORM I OR FORM II AS APPLICABLE.]

[FORM I]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Re:	Univar Inc.

12 % Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of                  , 201  , relating to the Securities

Ladies and Gentlemen:

We are the beneficial owner of $         principal amount of Securities issued under the Indenture and represented by a Temporary Offshore Global Security (as defined in the Indenture).

We hereby certify as follows:

[CHECK A OR B AS APPLICABLE.]

☐	A.	We are a non-U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended).

☐	B.	We are a U.S. person (within the meaning of Regulation S under the Securities Act of 1933, as amended) that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

[NAME OF BENEFICIAL OWNER]

By:
Name:
Title:
Address:

Date:

[FORM II]

CERTIFICATE OF BENEFICIAL OWNERSHIP

Wells Fargo Bank, National Association

Corporate Trust Services

MAC N9311-110

625 Marquette Avenue

Minneapolis, MN 55479

Attention: Ulixes Account Manager

Fax: (612) 667-9825

Re:	Univar Inc.

12 % Senior Subordinated

Notes due 2018 (the “Securities”)

Issued under the Indenture (the “Indenture”) dated

as of                  , 201  , relating to the Securities

Ladies and Gentlemen:

This is to certify that based solely on certifications we have received in writing, by tested telex or by electronic transmission from institutions appearing in our records as persons being entitled to a portion of the principal amount of Securities represented by a Temporary Offshore Global Security issued under the above-referenced Indenture, that as of the date hereof, $         principal amount of Securities represented by the Temporary Offshore Global Security being submitted herewith for exchange is beneficially owned by persons that are either (i) non-U.S. persons (within the meaning of Regulation S under the Securities Act of 1933, as amended) or (ii) U.S. persons that purchased the Securities in a transaction that did not require registration under the Securities Act of 1933, as amended.

We further certify that (i) we are not submitting herewith for exchange any portion of such Temporary Offshore Global Security excepted in such certifications and (ii) as of the date hereof we have not received any notification from any Institution to the effect that the statements made by such Institution with respect to any portion of such Temporary Offshore Global Security submitted herewith for exchange are no longer true and cannot be relied upon as of the date hereof.

You and the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Yours faithfully,

[Name of DTC Participant]

By:
Name:
Title:
Address:

Date:

EXHIBIT H

TEMPORARY OFFSHORE GLOBAL SECURITY LEGEND

THIS SECURITY IS A TEMPORARY GLOBAL SECURITY. PRIOR TO THE EXPIRATION OF THE RESTRICTED PERIOD APPLICABLE HERETO, BENEFICIAL INTERESTS HEREIN MAY NOT BE HELD BY ANY PERSON OTHER THAN (1) A NON-U.S. PERSON OR (2) A U.S. PERSON THAT PURCHASED SUCH INTEREST IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). BENEFICIAL INTERESTS HEREIN ARE NOT EXCHANGEABLE FOR CERTIFICATED SECURITIES OTHER THAN A PERMANENT GLOBAL SECURITY IN ACCORDANCE WITH THE TERMS OF THE INDENTURE. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

NO BENEFICIAL OWNERS OF THIS TEMPORARY GLOBAL SECURITY SHALL BE ENTITLED TO RECEIVE PAYMENT OF PRINCIPAL OR INTEREST HEREON UNTIL SUCH BENEFICIAL INTEREST IS EXCHANGED OR TRANSFERRED FOR AN INTEREST IN ANOTHER SECURITY.

H-1

EXHIBIT I

SUPPLEMENTAL INDENTURE

dated as of             ,

among

[UNIVAR INC.,]

The Guarantor(s) Party Hereto

and

[WELLS FARGO BANK, NATIONAL ASSOCIATION,]

as Trustee

12% Senior Subordinated Notes due 2018

THIS SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), entered into as of             ,         , among [UNIVAR INC.], an entity organized under the laws of Delaware (the “Company”), [insert each Guarantor executing this Supplemental Indenture and its jurisdiction of incorporation] (each an “Undersigned”) and [WELLS FARGO BANK, NATIONAL ASSOCIATION], as trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee entered into the Indenture, dated as of                  , 201   (and as may be further amended, supplemented or modified from time to time, the “Indenture”), relating to the Company’s 12% Senior Subordinated Notes due 2018 (the “Securities”);

WHEREAS, as a condition to the Trustee entering into the Indenture and the purchase of the Securities by the Holders, the Company agreed pursuant to the Indenture to cause any newly acquired or created Domestic Subsidiaries to provide Security Guarantees, except in certain circumstances.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and intending to be legally bound, the parties to this Supplemental Indenture hereby agree as follows:

Section 1. Capitalized teams used herein and not otherwise defined herein are used as defined in the Indenture.

Section 2. Each Undersigned, by its execution of this Supplemental Indenture, agrees to be a Guarantor under the Indenture and to be bound by the terms of the Indenture applicable to Guarantors, including, but not limited to, Article XI thereof.

Section 3. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 4. This Supplemental Indenture may be signed in various counterparts which together will constitute one and the same instrument.

Section 5. This Supplemental Indenture is an amendment supplemental to the Indenture and the Indenture and this Supplemental Indenture will henceforth be read together.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

[UNIVAR INC.], as Company

By:
Name:
Title:

[GUARANTOR]

By:
Name:
Title:

[WELLS FARGO BANK, NATIONAL
ASSOCIATION], AS TRUSTEE

By:
Name:
Title:

EXHIBIT J

FORM OF AFFILIATE SUBORDINATION AGREEMENT

This AFFILIATE SUBORDINATION AGREEMENT, dated                  , 20    (this “Affiliate Subordination Agreement”), is delivered pursuant to that certain Indenture, dated as of December     , 2010 (as it may be amended, supplemented or otherwise modified, the “Indenture”; the terms defined therein and not otherwise defined herein being used herein as therein defined), between Univar Inc., a Delaware corporation, (the “Issuer”), the guarantors from time to time party thereto and Wells Fargo Bank, National Association, a national banking association (or any successor trustee, the “Trustee”).

Pursuant to Section 4.19 of the Indenture, the undersigned hereby agree that so long as the Initial Purchasers hold 40% or more of the then outstanding principal amount of the Securities (the “Initial Purchaser Condition”) all Debt of the Issuer or any of its Restricted Subsidiaries directly or indirectly (including through participations) issued to or acquired by the undersigned, an Affiliate of Issuer (other than a direct or indirect Restricted Subsidiary of the Issuer), in each case whether incurred prior to or arising after the date of this Affiliate Subordination Agreement (the “Affiliate Debt”), shall (i) have a Stated Maturity no earlier than, and shall not be subject to amortization thereof prior to, six months after the Stated Maturity of the Securities, (ii) be contractually subordinated and junior in right of payment to all Obligations of the Issuer and its Restricted Subsidiaries under the Securities and the Indenture, as set forth herein, (iii) constitute “Affiliate Subordinated Debt” (as such term is defined in the Indenture) and (iv) be subject to the terms of this Affiliate Subordination Agreement.

1. Subordination to Obligations. Anything in any agreement pursuant to which any of the Affiliate Debt was created or in any instrument evidencing any of the Affiliate Debt to the contrary notwithstanding, the Affiliate Debt shall be unsecured and subordinate and junior in right of payment, to the extent and in the manner provided herein, to the payment in full of the Affiliate Senior Debt , whether incurred prior to or arising after the date of this Affiliate Subordination Agreement, so long as the Initial Purchaser Condition applies.

(a) In the event of (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Issuer or any Significant Subsidiary of Issuer or to its assets, or (ii) any liquidation, dissolution or other winding up of the Issuer or any Significant Subsidiary, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Issuer or any Significant Subsidiary (the foregoing being a “Proceeding”), then and in any such event the Holders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Affiliate Senior Debt before any of the Affiliate Debt shall be paid, and to that end, subject to any intercreditor agreement among the Holders and any lenders or holders of indebtedness of the

Issuer that is senior to the Securities, the Holders shall be entitled to receive, for application to the payment of the Securities, respectively, a pro rata portion of any payment or distribution of any kind or character, whether in cash, property or securities which may be payable or deliverable in respect of the Affiliate Debt in any such case, proceeding, dissolution, liquidation or other winding up or event.

(b) In the event and during the continuance of any Event of Default, each of the Issuer and its Restricted Subsidiaries (each, a “Credit Party”) agrees that no payment shall be made by any Credit Party on account of any of the Affiliate Debt (such a Credit Party, an “Obligor Credit Party”) until the Affiliate Senior Debt shall be paid in full, provided that the foregoing shall not prevent the issuance of additional Affiliate Debt in payment of interest on outstanding Affiliate Debt.

(c) In the event and during the continuance of any event of default (or any event which with the giving of notice or lapse of time would be an event of default) with respect to any Affiliate Debt, (i) the Holders shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Affiliate Senior Debt before the holders of any of the Affiliate Debt are entitled to receive any payment by the defaulting Credit Party (a “Defaulting Credit Party”) on account of the principal of or premium, if any, or interest on any of the Affiliate Debt, and (ii) any obligee of Affiliate Debt party hereto (each, an “Obligee”) agrees that in any such event it will not, without the prior written consent of the Required Holders, take any action to accelerate or declare to be due and payable any Affiliate Debt or to enforce any remedies against the Defaulting Credit Party prior to payment in full of all Affiliate Senior Debt; provided, however, each Obligee may, (i) after the passage of 180 days from the occurrence of an event of default with respect to any Affiliate Debt (the “Stand-still Period”), if such event of default shall not have been cured or waived within such period and (ii) upon 3 Business Days’ prior written notice of such intention to the Required Holders, accelerate the Affiliate Debt or enforce any remedies against the Defaulting Credit Parties. Such 3-Business Day notice may be given during the Stand-still Period.

(d) Notwithstanding the restriction in Section 1(c)(ii), (i) each Obligee may file proofs of claim in respect of the Affiliate Debt against any Credit Party and exercise all voting rights in respect of the Affiliate Debt in any Proceeding involving any Credit Party, (ii) each Obligee may accelerate the Affiliate Debt if the Affiliate Senior Debt shall have been accelerated and (iii) to the extent necessary (but only to such extent) that the commencement of a legal action may be required in order to toll the running of any applicable statute of limitation that might otherwise prevent the Obligee from making claims in respect of the Affiliate Debt it otherwise could, there shall be no restriction on the Obligee taking any of the actions referred to in such clause (ii), but in such an event the Obligee shall give prior written notice to the Holders and any cash, securities or other amounts received by the Obligee in connection with any such legal action shall be subject to the terms and conditions of this Affiliate Subordination Agreement.

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2. Payment to the Holders and Holdco Holders of Certain Amounts Received by the Obligee. In the event that, notwithstanding the foregoing, any distribution of assets by the Defaulting Credit Party or payment by or on behalf of the Defaulting Credit Party of any kind or character, whether in cash, securities or other property, to which an Obligee would be entitled but for the provisions of this Affiliate Subordination Agreement, shall be received by an Obligee before all Affiliate Senior Debt is paid in full, such distribution or payment shall be held in trust for the benefit of, and shall, immediately upon receipt thereof, be paid over or delivered to the Holders, on a pro rata basis, for application to the payment of the Affiliate Senior Debt.

3. Prepayment or Amendment of Affiliate Debt. Whether or not any Event of Default shall exist with respect to any Affiliate Senior Debt, an Obligee agrees that without the prior written consent of the Required Holders, it will not (i) commence any proceeding against the Obligor Credit Party under any bankruptcy, insolvency or receivership law; or (ii) take any collateral security for any Affiliate Debt.

4. Authorizations to the Holders. Each Obligee irrevocably authorizes and empowers (without imposing any obligation on) the holders of the Affiliate Senior Debt to file and prove all claims for the Affiliate Debt if the Obligees shall not have filed or proved such claims at least 30 days prior to the applicable deadline and upon at least 10 days’ prior notice to the Obligees, take all such other action, in the name of such Obligee, as may be necessary or appropriate for the enforcement of this Affiliate Subordination Agreement and has not been taken by such Obligees; and (b) agrees to execute and deliver to the Holders all such further instruments confirming the above authorization, and all such powers of attorney, proofs of claim, and other instruments, as may be reasonably requested by the Holders.

5. Notice. Each Obligee agrees, for the benefit of the Holders, that in the event that an event of default has occurred with respect to any of the Affiliate Debt, the Credit Parties which are parties to such Affiliate Debt will give prompt notice thereof in writing to the Holders.

6. No Waiver. No right of the Holders or the Holdco Holders to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any Obligor Credit Party or by any act or failure to act, in good faith, by any holder of the Affiliate Senior Debt, or by any noncompliance by any Obligor Credit Party with the terms, provisions and covenants of any of the Affiliate Debt or of any agreement pursuant to which the Affiliate Debt is issued, regardless of any knowledge thereof which the Holders may have or be otherwise charged with. The Holders may at any time or from to time and in their absolute discretion consistent with the terms of the Indenture, change the manner, place or terms of payment, change or extend the time of payment of, or renew or alter, any such Affiliate Senior Debt, or amend or supplement any instrument pursuant to which any such Affiliate Senior Debt is issued or by which they may be secured, or release any

3

security therefor, or exercise or refrain from exercising any other of their rights under the Affiliate Senior Debt including, without limitation, the waiver of default thereunder, all without notice to or assent from the Obligees and without affecting the obligations of the Obligor Credit Parties under this Affiliate Subordination Agreement.

7. No Subrogation. No Obligee shall be subrogated to the rights of the Holders and the Holdco Holders to receive distribution of assets of any Obligor Credit Party, or payments by or on behalf of any Obligor Credit Party, made on the Securities, respectively, until all the Securities shall have been paid in full.

8. Benefit of Affiliate Subordination Agreement. This Affiliate Subordination Agreement is intended solely to define the relative rights of the Holders, the Obligor Credit Parties and the Obligees and their respective successors and assigns. Nothing contained in this Affiliate Subordination Agreement is intended to or shall impair, as between any Obligor Credit Party and any Obligee, the obligations of the Obligor Credit Parties, which are absolute and unconditional, to pay to the Obligees the Affiliate Debt as and when the same shall become due and payable in accordance with the terms thereof, or is intended to or shall affect the relative rights of the Obligees and creditors of the Obligor Credit Parties, as permitted under the Indenture or Holdco Indenture, other than the Holders. In particular, for so long as no Default or Event of Default or any default or event of default under the Affiliate Debt has occurred and is continuing the Obligor Credit Parties shall have a right to receive, and the Obligees shall have a right to make, scheduled payments on Affiliate Debt.

9. Further Assurances. Each Obligee, at its own cost, will take all such further actions, including entering into additional agreements, giving notices to holders of Affiliate Debt and taking such further action as the Holders may reasonably request in order to more fully carry out the intent and purpose of this Affiliate Subordination Agreement.

10. Additional Obligees. Each future Restricted Subsidiary of the Issuer and each other future Affiliate that, in either case, is the obligee with respect to Affiliate Debt shall be deemed to become an Obligee hereunder bound by this Affiliate Subordination Agreement. Issuer shall cause all of its future Restricted Subsidiaries and each of its other Affiliates that is the obligee with respect to Affiliate Debt to execute simultaneously with and as a precondition to such Person becoming a Restricted Subsidiary or any other Affiliate that is the obligee with respect to Affiliate Debt, as the case may be, a counterpart signature page to this Affiliate Subordination Agreement and otherwise acknowledge its agreement to be bound by the provisions hereof; provided that the failure of a Restricted Subsidiary or any other Affiliate to execute this Affiliate Subordination Agreement shall not in any way reduce such Person’s obligations hereunder.

11. Amendment Termination and Assignment. This Affiliate Subordination Agreement may not be amended, modified or terminated without the prior written consent of the Required Holders. The Holders may assign any of the Affiliate Senior Debt or grant participations therein from time to time, and any such assignee or

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holder of a participation interest shall be entitled to all of the rights of the Holders hereunder with respect to the Affiliate Senior Debt so assigned or as to which a participation interest has been granted. In case of any assignment of any Affiliate Debt, the Obligee thereunder shall ensure that the assignee becomes a party to this Affiliate Subordination Agreement.

12. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.

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IN WITNESS WHEREOF, the undersigned has caused this Subordination Agreement to be duly executed and delivered by its duly authorized officer as of the date above first written.

UNIVAR. INC.

By:
Name:
Title:

[EACH RESTRICTED SUBSIDIARY OF
UNIVAR INC.]

By:
Name:
Title:

[Holder of Affiliate Debt]

By:
Name:
Title:

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